Exhibit 2.1

THIS IS A DRAFT. NO AGREEMENT, ORAL OR WRITTEN, REGARDING OR RELATING TO ANY OF THE MATTERS COVERED BY THIS DRAFT HAS BEEN ENTERED INTO BETWEEN THE PARTIES. THIS DOCUMENT, IN ITS PRESENT FORM OR AS IT MAY BE HEREAFTER REVISED BY ANY PARTY, WILL NOT BECOME A BINDING AGREEMENT OF THE PARTIES UNLESS AND UNTIL, WITH ALL SCHEDULES AND EXHIBITS ATTACHED, IT HAS BEEN SIGNED BY ALL PARTIES AND COMPLETE, SIGNED COPIES HAVE BEEN EXCHANGED. THE EFFECT OF THIS LEGEND MAY NOT BE CHANGED BY ANY ACTION OF THE PARTIES.

ASSET PURCHASE AGREEMENT

by and among

KeyStar Corp.,

ZenSports, Inc.,

Mark Thomas,

Etan Mizrahi-Shalom,

Adil Sher,

and

John Dulay

August 26, 2022

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made as of August 26, 2022 (the “Effective Date”), by and among KeyStar Corp., a Nevada corporation (“Purchaser”), ZenSports, Inc., a Delaware corporation (“Seller”), Mark Thomas (“Mark”), Etan Mizrahi-Shalom (“Etan”), Adil Sher (“Adil”), and John Dulay (“John” and together with Mark, Etan, and Adil, each a “Key Person” and collectively the “Key Persons”). Seller and Key Persons are collectively referred to as the “Seller Parties.”

RECITALS:

A.Seller is primarily in the business of offering gambling and entertainment opportunities through technology and a physical casino (the “Business”).

B.Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, substantially all of the assets of the Tech Business (defined below) upon the terms and conditions set forth in this Agreement.

C.Key Persons are executives of Seller and, as a group, are collectively the record and beneficial owner of a majority of the issued and outstanding shares of capital stock of Seller.

D.ZenSports Information Services, LLC, a Nevada limited liability company (“ZIS”), is a wholly owned subsidiary of Seller.

THEREFORE, in consideration of the mutual covenants and agreements herein and for valuable consideration received, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1
DEFINITIONS

1.1Definitions.

(a)The capitalized terms set forth below have been defined herein in the respective locations set forth below:

Term	Section	Term	Section
Acquired Assets	2.1	Holdback Stock Legend	2.5(f)
Adil	Preamble	Indemnifying Party	8.4(a)
Agreement	Preamble	IP Assignments	3.2(c)
Allocation Schedule	2.7	IP Contributor	4.12(c)
Assignment and Assumption Agreement	3.2(b)	John	Preamble
Assumed Contracts	2.1(b)	Leases	4.10(b)
Assumed Liabilities	2.3	Litigation Matters	4.15
Balance Sheet Date	4.4(b)	Losses	8.2
Bill of Sale	3.2(a)	Key Person(s)	Preamble
Benefit Plan	4.18(a)	Mark	Preamble
Bonus Payee	7.11	Most Recent Balance Sheet	4.4(b)
Business	Recitals	Nevada Gambling Assets	2.2(a)
Business Contracts	4.7(a)	Preferred Stock	6.6(a)
CARES Act	4.24(b)	Purchase Price	2.5(a)
Cash Consideration	2.5(b)(i)	Purchaser	Preamble
Closing	3.1	Purchaser Indemnified Parties	8.2
Closing Date	3.1	Restricted Business	7.2(a)
Competing Transaction	7.7	Restricted Period	7.2(a)
Common Stock	6.6(a)	Seller	Preamble
COVID-19	4.24(a)	Seller Party(ies)	Preamble
Effective Date	Preamble	Signing Bonus	7.11

Effective Time	3.1	Specific Acquired Assets	2.1(a)
Etan	Preamble	Specific Excluded Assets	2.2(b)
Excluded Assets	2.2	Stock Consideration	2.5(b)(ii)
Excluded Liabilities	2.4	Territory	7.2(a)
FCPA	4.22(b)	Third Party Claim	8.4(a)
Financial Statements	4.4(a)	Unique Wager	4.5(a)
Holdback Stock	2.5(b)(iii)	ZIS Assignment	3.2(d)

(b)Except as otherwise defined herein, the following terms shall have the meanings set forth in this Section 1.1(b):

(i)“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

(ii)“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with such Person, including, in the case of any Person who is an individual, his or her spouse or domestic partner, any of his or her descendants (lineal or adopted) or ancestors and any of their spouses or domestic partners. For the purposes of this definition, “control” (including similar terms and phrases such as “controlled by” and “under common control with”), with respect to the relationship between or among two (2) or more Persons, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, by agreement, or otherwise.

(iii)“Ancillary Agreements” means the Bill of Sale, Assignment and Assumption Agreement, IP Assignments, ZIS Assignment, and the other agreements, instruments, certificates, and documents required to be delivered under or pursuant to this Agreement.

(iv)“Applicable Law” means with respect to any Person, any statute, law, treaty, rule, regulation, Order, decree, writ, injunction or determination of any arbitrator, court or Governmental Authority, in each case applicable or binding upon such Person, its business or the ownership or use of any of its assets.

(v)“Business Intellectual Property” means all Intellectual Property owned or purported to be owned by Seller (other than Excluded Assets) that relates to, or is used or held for use in connection with, the Tech Business as currently conducted and as proposed to be conducted.

(vi)“Code” means the Internal Revenue Code of 1986, as amended.

(vii)“Contracts” means all contracts, purchase orders, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments, and legally binding arrangements, whether written or oral.

(viii)“Digital Assets” mean crypto-currencies, blockchain-based tokens, and other blockchain asset equivalents.

(ix)“Encumbrance” means any charge, claim, community property interest, pledge, hypothecation, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind or nature whatsoever, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

(x)“Excluded Taxes” means: (a) all Taxes of the Seller Parties for any taxable period including pursuant to Treasury Regulation Section 1.1502-6, as a transferee or successor, by contract, or otherwise; (b) all Taxes relating to the Excluded Assets or Excluded Liabilities for any taxable period; (c) all Taxes relating to the Acquired Assets or the Assumed Liabilities for any Pre-Closing Tax Period (determined, with respect to any Straddle Period, in accordance with Section 7.6(d)); (d) any employment Taxes (including withholding Taxes) required with respect to any payments under or contemplated by this Agreement with respect to Purchaser’s purchase of the Acquired Assets pursuant to this Agreement; and (e) all transfer taxes for which Seller is responsible pursuant to Section 7.6(a).

(xi)“Fixed Assets” means, with respect to a Person, all equipment, machinery, furniture and furnishings, fixtures, tools, computer hardware, data processing and telecommunications equipment, office equipment, vehicles and other fixed assets and tangible personal property of every type and kind owned, used or useable by such Person, whether owned or leased, all contract rights (including any express or implied warranties) with respect thereto, and all maintenance records and other documents relating thereto.

(xii)“Fraud” means a claim for Delaware common law fraud with respect to the making of the representations and warranties expressly set forth in Article III or Article IV of this Agreement, in any certificate delivered pursuant to this Agreement or in any document signed by the parties hereto in connection with the transactions contemplated herein.

(xiii)“GAAP” means United States generally accepted accounting principles in effect from time to time.

(xiv) “Governmental Authority” means any federal, state, local, or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority, or any arbitrator, mediator, court, or tribunal of competent jurisdiction.

(xv)“Governmental Authorization” means any approval, consent, license, permit (including the Permits), waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Applicable Law.

(xvi)“Holdback Period” means the period of  time that commences on the Closing Date and ends on the date that is the 12-month anniversary of the Closing Date.

(xvii)“Incorporation Date” means September 8, 2020.

(xviii)“Interest Holder” means the stockholders of Seller, the holders of simple agreement for future equity (SAFEs) issued by Seller, and all other Persons which hold any interest in Seller.

(xix)“Intellectual Property” means all intellectual property and industrial property rights and assets, and all rights, interests, and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, pursuant to the Laws of any jurisdiction throughout the world, whether registered or unregistered, including any and all: (A) trademarks, service marks, trade names, brand names, logos, trade dress, design rights and other similar designations of source, sponsorship, association, or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications, and renewals for, any of the foregoing; (B) internet domain names, whether or not trademarks, registered in any top-level domain by any authorized private registrar or Governmental Authority, web addresses, web pages, websites and related content, accounts with Twitter, Facebook, and other social media companies and the content found thereon and related thereto, and URLs; (C) works of authorship, expressions, designs and design registrations, whether or not copyrightable, including copyrights, author, performer, moral, and neighboring rights, and all registrations, applications for registration, and renewals of such copyrights; (D) inventions, discoveries, ideas, trade secrets, business and technical information and know-how, databases, data collections, and other confidential and proprietary information and all rights therein; (E) patents (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions, and extensions thereof), patent applications, and other patent rights and any other Governmental Authority-issued indicia of invention ownership (including inventor’s certificates, petty patents, and patent utility models); (F) Software, architecture, files, records, schematics, computerized databases, and other related specifications and documentation; and (G) all rights to any Actions of any nature available to or being pursued by Seller to the extent related to the foregoing, whether accruing before, on, or after the Effective Date, including all rights to and claims for damages, restitution, and injunctive relief for infringement, dilution, misappropriation, violation, misuse, breach, or default, with the right but no obligation to sue for such legal and equitable relief, and to collect, or otherwise recover, any such damages.

(xx)“International Trade Laws” means all Laws and governmental regulations governing the importation and exportation of goods and Intellectual Property into and from the United States, including without limitation, the Tariff Act of 1930, as amended, and the Customs Regulations; the Arms Export Control Act and the International Traffic in Arms Regulations; the Export Administration Act of 1979, as amended, the International Emergency Economic Powers Act, as amended, and the Export Administration Regulations; the USA Patriot Act, as amended; the Sanctions Programs administered by the Department of the Treasury, Office of Foreign Assets Control; and Executive Orders issued by the president under the authority of the foregoing Laws and regulations.

(xxi)“Inventory” means all tokens, NFTs, finished goods, and other items, whether tangible or intangible, which are or have been offered for sale by the Tech Business wherever located.

(xxii)“IP Agreements”  means all licenses, sublicenses, consents to use agreements, settlements, coexistence agreements, covenants not to use, waivers, releases, permissions and other Contracts, whether written or oral, relating to Business Intellectual Property or Licensed Intellectual Property to which Seller is a party, beneficiary, or otherwise bound.

(xxiii)“Knowledge of Seller” or any other similar knowledge qualification means, as to a particular matter, the actual or constructive knowledge of any Key Person and/or any director, officer, or managerial employee of Seller, together with such knowledge as each of the foregoing should have known, in each case, following reasonable inquiry and investigation of the employees with responsibility for the subject matter at issue.

(xxiv)“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

(xxv)“Liabilities” means liabilities, obligations, debts, Taxes, duties, claims, demands, Actions, or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured, liquidated or unliquidated, director or consequential, due or to become due, or otherwise.

(xxvi)“Licensed Intellectual Property” means all Intellectual Property in which Seller holds any rights or interests granted by other Persons, including Seller or any of its Affiliates, that relates to, or is used or held for use in connection with, the Tech Business as currently conducted and as proposed to be conducted.

(xxvii)“Linss Agreement” means the Employment Agreement dated June 14, 2022, between KeyStar Corp and John Linss regarding Mr. Linss’s employment with Purchaser, as it may be amended or restated.

(xxviii)“Material Adverse Effect” means any event, occurrence, fact, effect, condition, or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (A) the business, operations (or results of operations), condition (financial or otherwise), Liabilities, properties, or assets of Seller or the Tech Business, (B) the value of the Acquired Assets, or (C) the ability of Seller to consummate the transactions contemplated hereby on a timely basis; provided, however, that for purposes hereof, such determination shall exclude any event, occurrence, fact, effect, condition, or change to the extent resulting from: (1) general economic or political conditions; (2) conditions generally affecting the industries in which the Tech Business operates; (3) any changes in financial or securities markets in general; and (4) acts of war (whether or not declared), armed hostilities, or terrorism, or the escalation or worsening thereof; provided further, however, that any event, occurrence, fact, effect, condition, or change referred to in clauses (1) through (4) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur only to the extent that such event, occurrence, fact, effect, condition, or change has a disproportionate effect on the Tech Business compared to other participants in the industries in which the Tech Business operates.

(xxix)“Nevada Gambling Business” means the business of Seller which is strictly based upon or dependent upon the Nevada Gambling Assets.

(xxx)“Nevada Liabilities” means those Liabilities which derived from the Nevada Gambling Assets or the Nevada Gambling Business.

(xxxi)“Non-Interference Letter” means that certain letter agreement delivered by Clark Hill PLLC, on behalf of Purchaser, to Seller, dated as of June 16, 2022, attached hereto as Exhibit A.

(xxxii)“Open Source Software” or “Open Source” means any Software where the Software (a) contains or is derived in any manner (in whole or in part) from Software that is distributed where any party can be a customer without notice to the licensing company or similar licensing or distribution models including, but not limited to, the GNU's General Public License (GPL) or Lesser/Library GPL (LGPL); the Artistic License (e.g., PERL); the MoziIla Public License; the Netscape Public License; the Sun Community Source License (SCSL); the Sun Industry Source License (SISL); and the Apache Software license; or (b) Software that is licensed pursuant to any of the following terms: (i) any requirement for distribution and/or disclosure of source code; (ii) any requirement the license for the applicable Software that use of the Software requires the licensee not to assert certain patents or to grant patent licenses; (iii) any requirement for disclosure of any modifications to the Software; or (iv) any attribution requirements other than to maintain notices within the source code of the Software.

(xxxiii)“Order” means any order, writ, judgment, injunction, decree, stipulation, determination, or award entered by or with any Governmental Authority.

(xxxiv)“Ordinary Course of Business” means with respect to any Person, (A) the ordinary and usual course of the normal day-to-day operation of such Person’s business consistent with past customs and practices (including past practices with respect to quantity, amount, magnitude, and frequency, standard employment and payroll policies, management of working capital, and making of capital expenditures) and (b) a course of business consistent with prudent business practices for an entity that is of a similar size and in a similar industry as such Person.

(xxxv)“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances, and similar rights obtained, or required to be obtained, from Governmental Authorities.

(xxxvi)“Permitted Encumbrances” means (a) liens for Taxes not yet due and payable; (b) mechanics’, carriers’, workmen’s, repairmen’s, or similar statutory liens arising or incurred in the Ordinary Course of Business, the existence of which would not and do not constitute an event of default under, or breach of, a Contract; (c) easements, rights of way, zoning ordinances, and other similar encumbrances of record affecting title to, but not adversely affecting the value of, or the current occupancy or use of, real property in any material respect; (d) non-exclusive licenses granted to end users of Seller’s mobile application in the Ordinary Course of Business, and (e) any Encumbrance which is discharged at or before the Closing..

(xxxvii)“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity or organization.

(xxxviii)“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date, and with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing Date.

(xxxix)“Prepaid Expenses Balance” means an amount equal to $8,291.76.

(xl)“Registration Rights Agreement” means the agreement in the form of Exhibit B attached to this Agreement.

(xli)“Related Party” means any Affiliate, current or former equity holder, manager, director, officer, or employee of Seller, any immediate family member of any of the foregoing (including parents, siblings, children, and spouses (or civil partners) of the foregoing), and any Person in which any of the foregoing or Seller owns, in the aggregate, a direct or indirect beneficial ownership representing at least five percent (5%) of the outstanding voting power or economic interest of such Person.

(xlii)“Representative” means, with respect to any Person, any and all directors, officers, managers, employees, consultants, financial advisors, counsel, accountants, and other agents of such Person.

(xliii)“Seller Group” means Seller, ZIS and all other subsidiaries, if any, of Seller.

(xliv)“Software” means computer programs, operating systems, applications, firmware, and other code, including all source code, object code, application programming interfaces, data files, databases and protocols.

(xlv)“Straddle Period” means any taxable period that includes (but does not end on) the Closing Date.

(xlvi)“Tangible Acquired Assets” means all of the personal property and assets included in the Acquired Assets.

(xlvii)“'Tax” or “Taxes” means (a) any federal, state, local, or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, ad valorem, escheat, unclaimed or abandoned property, severance, stamp, occupation, premium, profits, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, employment, unemployment, disability, payroll, license, employee or other withholding, or other tax, similar governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any Law or Governmental Authority, whether disputed or not, (b) any Liability for the payment of any amounts of any of the foregoing types as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any Contract or arrangement whereby Liability for payment of such amounts was determined or taken into account with reference to the Liability of any other Person, (c) any Liability for the payment of any amounts as a result of being a party to any tax sharing or allocation agreements or arrangements (whether or not written) or with respect to the payment of any amounts of any of the foregoing types as a result of any express or implied obligation to indemnify any other Person, and (d) any Liability for the payment of any of the foregoing types as a successor, transferee or otherwise.

(xlviii)“Tax Return” means any return, declaration, report, claim for refund, information return, or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

(xlix)“Tech Business” means all of the Business with the exclusion of the Nevada Gambling Business and the Nevada Gambling Assets.

(l)“Transaction Fees” means all costs, expenses, and Liabilities incurred by, paid by, or to be paid by, any Seller Party in connection with this Agreement, any of the Ancillary Agreements, and/or the transactions contemplated hereby or thereby, including (a) any fees and expenses of investment bankers, brokers, financial advisors, legal counsel, accountants, other professional advisors, or any other representative of any Seller Party or their respective Affiliates, or otherwise in connection with the process by which any Seller Party or their respective Affiliates solicited and negotiated acquisition proposals from third parties prior to the execution and delivery of this Agreement, and (b) all payments, fees, expenses, costs, charges, commissions and other Liabilities (whether or not subject to vesting or other condition and including management, employment, retention, bonus, sale, change in control, severance, and similar payments of any Seller Party triggered, in whole or in part,  as a result of the transactions contemplated by this Agreement and/or any Ancillary Agreement) incurred or otherwise payable by any of the Seller Parties at or prior to the Closing in connection with this Agreement and the consummation of the transactions contemplated by this Agreement and/or any Ancillary Agreement.

(li)“Transfer Agent” means Empire Stock Transfer Inc., a Nevada corporation, or any subsequent transfer agent engaged by Purchaser.

(lii)“Unpaid Transaction Fees” means any Transaction Fees, or portions thereof, incurred with respect to periods ending on or prior to the Closing (including for the avoidance of doubt, any Transaction Fees which become payable as a result of the consummation of the transactions contemplated hereby) that are not paid in full prior to the Closing.

(liii)“User Accounts” means the accounts of any user of a mobile application of Seller, including those mobile applications that are part of the Acquired Assets.

(liv)“User Balances” means an amount equal to $27,237.85.

ARTICLE 2
PURCHASE AND SALE

2.1Sale of Acquired Assets. Subject to the terms and conditions set forth in this Agreement, at the Closing, Seller will sell, convey, transfer, assign, and deliver to Purchaser, and Purchaser will purchase from Seller, all rights, title, and interest in, to, and under the Acquired Assets free and clear of all Encumbrances other than Permitted Encumbrances. For purposes of this Agreement, the term “Acquired Assets” means all properties, assets, and/or rights of every kind and nature, whether real, personal, or mixed, tangible or intangible (including goodwill), wherever located and whether now existing or hereafter acquired (other than the Excluded Assets), which relate to, or are used or held for use in connection with, the Tech Business, including, without limitation, the following (excluding Excluded Assets):

(a)The assets, rights and or properties set forth on Schedule 2.1(a) (“Specific Acquired Assets”);

(b)all rights and interest to the accounts or Contracts with the third parties set forth on Schedule 2.1(b) (the “Assumed Contracts”), and all rights of any nature whatsoever arising out of all Assumed Contracts;

(c)all rights and interests to the accounts, payments, pre-payments and or deposits set forth on Schedule 2.1 (c) (the “Prepaid Expenses”);

(d)all Fixed Assets of Seller, other than those Fixed Assets listed in the Specific Excluded Assets;

(e)all User Accounts (and corresponding wallet) with a current balance;

(f)all Inventories;

(g)to the extent transferable under Applicable Law, all Governmental Authorizations held or owned by or issued or made available to Seller and all pending applications therefor or renewals thereof;

(h)all Business Intellectual Property, including all telephone, telecopy and e-mail addresses, websites, domain names, websites and listings of Seller for or used in the Tech Business;

(i)all files, records, documents, data, plans, proposals and other recorded knowledge of Seller, including customer and account lists and records, referral sources, research and development reports and records, production reports and records, service and warranty records, equipment logs, operating guides and manuals, creative materials, advertising materials, promotional materials, studies, reports, correspondence and other similar documents and records, whether in written, electronic, visual or other form;

(j)all insurance benefits, rights and proceeds of Seller arising from, in connection with or relating to the other Acquired Assets or the Assumed Liabilities; and

(k)all claims and rights (including all claims and rights of Seller against third parties), whether choate or inchoate, known or unknown, contingent or noncontingent arising from, in connection with or relating to the other Acquired Assets or the Assumed Liabilities.

2.2Excluded Assets. Notwithstanding anything contained in Section 2.1, Seller will not sell, assign, convey, transfer, or deliver to Purchaser, and Purchaser will not purchase, acquire, or accept, the following assets, rights, and properties of Seller, whether or not relating to the operations of the Tech Business, all determined as of the Closing Date (collectively, the “Excluded Assets”):

(a)The Nevada Gambling Business and all assets, rights and properties set forth on Schedule 2.2 (a) related to the Big Wheel Casino in Lovelock, Nevada (the “Nevada Gambling Assets”);

(b)All assets, rights and properties set forth on Schedule 2.2 (b) (the “Specific Excluded Assets”);

(c)all Contracts that relate solely to the Nevada Gambling Business;

(d)the cash or cash equivalents and deposit accounts or certificates of deposit and marketable securities held by Seller as of the Closing;

(e)cryptocurrency holdings except (i) for those SPORTS token assets listed in the Specific Acquired Assets and (ii) those associated with the balance of a User Account.

(f)all claims and rights of Seller to federal, state, local and foreign Tax refunds, Tax refund claims, Tax credits and Tax deposits, but in each case only to the extent such refunds, claims, credits or deposits relate solely to a period ending at or prior to Closing;

(g)all corporate seals, corporate minute books, stock/equity records, Tax Returns and financial and accounting records of the Seller Parties;

(h)all Governmental Authorizations of Seller, to the extent (i) used in whole or in part for the Nevada Gambling Business or (ii) not transferable under Applicable Law;

(i)all current and prospective investor lists and contact information with respect thereto; and

(j)all assets and rights of Seller in and with respect to the Benefit Plans of Seller.

2.3Assumed Liabilities. In connection with the purchase and sale of the Acquired Assets pursuant to this Agreement, at the Closing, Purchaser shall assume and pay when due, discharge, perform, or otherwise satisfy only the following liabilities and obligations (the “Assumed Liabilities”): (a) the obligations of Seller arising or due after the Effective Time under the Assumed Contracts except for (i) liabilities for breaches thereof occurring at or before the Effective Time, and (ii) liabilities incurred, arising from or out of or in connection with or relating to the ownership or operation of the Business prior to the Closing; and (b) the Liabilities of Seller related to a refund of User Accounts, in aggregate amount not to exceed the User Balances.  Notwithstanding the foregoing, nothing contained in this Agreement will require Purchaser to pay, perform, or satisfy any of the Assumed Liabilities so long as Purchaser will in good faith contest or cause to be contested the amount or validity thereof or will in good faith assert any defense or offset thereto, and Seller will provide reasonable assistance to Purchaser in so contesting or defending such claims. Notwithstanding anything herein to the contrary and for the avoidance of doubt, the fact that a Liability may fall under the definition of “Assumed Liabilities” and may have been assumed by Purchaser hereunder will not in any respect prevent Purchaser or any other Purchaser Indemnified Party from seeking or receiving indemnification hereunder with respect to such Liability to the extent such Person is entitled to indemnification with respect to such Liability or obligation pursuant to the terms of Article 8, or would be, but for the limitations set forth therein.

2.4Excluded Liabilities. Regardless of whether a Liability is disclosed herein or on any schedule or exhibit hereto, except as expressly set forth in Section 2.3 above, Purchaser will not assume, and under no circumstances, including as a successor to Seller, will Purchaser be obligated to pay, perform, or discharge, and none of the Acquired Assets will be or become liable for or subject to, any claim, demand, cost, expense, commitment, duty to perform, or Liability of any kind, whether direct or indirect, primary or secondary, known or unknown, fixed or contingent, recorded or unrecorded, liquidated or unliquidated, due or to become due, asserted or unasserted, of Seller whether or not resulting from or arising out of any acts or omissions of Seller or any Representative of Seller (all of the foregoing, collectively, the “Excluded Liabilities”); and, except for the Nevada Liabilities, on the Closing Date or as soon thereafter as practicable, Seller will pay and satisfy when due, unless disputed in good faith using proper procedures, all Excluded Liabilities. The Excluded Liabilities will include, but not be limited to, include any Liabilities or obligations of the Seller Parties or any Affiliate of the Seller Parties incurred, arising from or out of, or in connection with or relating to:

(a)the ownership or operation of the Business prior to Closing, including any claim or Action, whether arising before or after the Closing, that arises out of or relates to any act, omission or event occurring prior to the Closing;

(b)the Nevada Liabilities;

(c)any Excluded Taxes;

(d)any liabilities or obligations under any Contracts that are not assumed by Purchaser pursuant to this Agreement;

(e)any Benefit Plans;

(f)any employment, severance, retention, compensation, or termination agreement with any employee of Seller;

(g)any employee grievance during the employee’s employment with Seller;

(h)any claim that Purchaser is a successor employer of any current or former employee or independent contractor of Seller;

(i)any obligation to indemnify, reimburse or advance amounts to any Seller officer, director, manager, employee, consultant or agent;

(j)any obligation to distribute to any Interest Holder or otherwise to apply all or any part of the consideration received hereunder;

(k)any compliance or noncompliance with any Applicable Law by any Seller Party;

(l)any Seller Party’s indebtedness, credit facility or any security interest related thereto;

(m)any Transaction Fees of Seller or any other fees and expenses incurred by Seller in connection with the transactions contemplated hereby;

(n)any obligation of any of the Seller Parties to any current or former Interest Holder;

(o)the Excluded Assets;

(p)any claim for indemnity or loss asserted by an employee for the failure of any Benefit Plan to qualify under or to be administer in accordance with applicable tax or labor Laws; and

(q)any obligation of the Seller Parties under this Agreement or any other document executed in connection with the transactions contemplated hereby.

2.5Purchase Price; Payment.

(a)Purchase Price. The total consideration for Purchaser’s purchase of the Acquired Assets and assumption of the Assumed Liabilities (the “Purchase Price”) will be the Cash Consideration (defined below), plus the Stock Consideration (defined below), plus the Holdback Stock (defined below).

(b)Purchase Price. For purposes of this Agreement, “Purchase Price” will be:

(i)an amount equal to the difference of $500,000.00 plus the Prepaid Expenses Balance minus the User Balances (the “Cash Consideration”);

(ii)plus 5,850,000 shares of Common Stock (as defined below) of Purchaser (the “Stock Consideration”); and

(iii)plus 650,000 shares of Common Stock of Purchaser (the “Holdback Stock”).

(c)Payment. Upon the terms and conditions of this Agreement, at the Closing, Purchaser will issue (or cause to be issued):

(i)to Seller, by wire transfer of immediately available funds to an account designated in writing by Seller to Purchaser on the Closing Date, an amount equal to the Cash Consideration; and

(ii)to Seller, the Stock Consideration and Holdback Stock, each issued to Seller.

(d)Holdback Stock. Purchaser will issue (or cause to be issued) the Holdback Stock to the Seller at the Closing. The  Holdback Stock will be subject to set off or recoupment by the Purchaser (or Persons designated by the Purchaser) pursuant to Section 8.5. Promptly following expiration of the Holdback Period, the Purchaser shall cause the Holdback Stock Legend to be removed from the Holdback Stock not subject to such set off or recoupment and any stop-transfer order in connection with the Holdback Stock Legend to be canceled.

(e)Restrictive Legend. Seller acknowledges and agrees that, until such time as the Stock Consideration and Holdback Stock have been registered under the Securities Act of 1933 as contemplated by the Registration Rights Agreement or such registration is not required by applicable law, the Stock

Consideration and Holdback Stock shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities): “THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

(f)Holdback Stock Legend. Seller acknowledges and agrees that until the end of the Holdback Period, the Holdback Stock shall bear a restrictive legend in substantially the following form (the “Holdback Stock Legend”) (and a stop-transfer order may be placed against transfer of any such Securities): “THESE SECURITIES ARE SUBJECT TO TRANSFER RESTRICTIONS SET FORTH IN THE ASSET PURCHASE AGREEMENT, DATED AS OF AUGUST 26, 2022 (THE “AGREEMENT”), BY AND AMONG, AMONG OTHERS, KEYSTAR CORP. AND ZENSPORTS, INC. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF DURING THE TERM OF SUCH TRANSFER RESTRICTIONS EXCEPT AS EXPRESSLY PROVIDED IN THE AGREEMENT. A COPY OF THE AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

2.6Withholding Tax. Purchaser shall be entitled to deduct and withhold from the Purchase Price and Management Bonuses all Taxes that Purchaser is required to deduct and withhold under any provision of Applicable Law. All such withheld amounts shall be treated as delivered to Seller hereunder.

ARTICLE 3
CLOSING

3.1Time and Place.  Subject to the terms and conditions of this Agreement, the purchase and sale of the Acquired Assets (the “Closing”) will take place via electronic exchange of copies of the executed documents and delivery of all funds contemplated by Section 2.5(c) on the Effective Date of this Agreement (the “Closing Date”).  The Closing shall be deemed to be effective as of 12:01 a.m. U.S. eastern time on the Closing Date (the “Effective Time”).

3.2Seller’s Obligations at Closing. At the Closing, Seller will deliver to Purchaser the following in form and substance reasonably satisfactory to Purchaser and its counsel:

(a)a bill of sale for the Acquired Assets, in a form reasonably approved by Purchaser (the “Bill of Sale”), duly executed by Seller;

(b)an assignment and assumption agreement for the Assumed Liabilities, in a form reasonably approved by Purchaser (the “Assignment and Assumption Agreement”), duly executed by Seller;

(c)assignments duly executed by Seller, in a form reasonably approved by Purchaser (“IP Assignments”), transferring all of Seller’s right, title, and interest in and to the Business Intellectual Property, specifically including the Acquired Assets which are internet domains, service marks or patents, duly executed by Seller;

(d)a trademark assignment duly executed by Seller, in a form reasonably approved by Purchaser (“Trademark Assignment”), transferring all of Seller’s right, title, and interest in and to the trademark “ZENSPORTS”, duly executed by Seller;

(e)an assignment duly executed by ZIS, in a form reasonably approved by Purchaser (“ZIS Assignment”), transferring all of ZIS’s right, title, and interest in and to its data provider API, duly executed by ZIS;

(f)a counterpart signature page to the Registration Rights Agreement executed by Seller;

(g)duly executed certificates, amendments, or any other documents necessary to terminate Seller’s use of all registered and unregistered trademarks, service marks, trade dress and similar rights related to the Tech Business (other than those that are Excluded Assets), and applications to register any of the foregoing;

(h)delivery of archive of source code and related electronic files of Acquired Assets;

(i)list of private keys to all crypto currency wallets that are an Acquired Asset;

(j)list of credentials and passwords applicable to any of the Acquired Assets;

(k)a properly completed and duly executed IRS Form W-9 from Seller;

(l)a good standing certificate of Seller, dated within thirty (30) days of the Closing Date, from the Secretary of State of its jurisdiction of organization;

(m)a certificate of the secretary or an assistant secretary (or equivalent officer) of Seller certifying (i) as to the incumbency and signature(s) of the officer(s) of Seller who has executed or shall execute this Agreement and the other documents to be delivered by Seller at the Closing and (ii) that attached thereto is a correct and complete copy of (A) the articles of incorporation of Seller, and all amendments thereto, certified by the Secretary of State of its jurisdiction of organization as of a recent date, (B) the bylaws of Seller, and all amendments thereto, and (C) resolutions of the board of directors and the shareholders of Seller, authorizing the execution, delivery and performance of this Agreement by Seller, and the other documents to be delivered by Seller, at the Closing; and

(n)such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Purchaser, as may be necessary or reasonably requested by Purchaser to convey in Purchaser absolute ownership, and quiet enjoyment and possession, of the Acquired Assets free and clear of all Encumbrances other than the Permitted Encumbrances, or as may be required to give effect to this Agreement.

3.3Purchaser’s Obligations at Closing. At the Closing, Purchaser will deliver the following in form and substance satisfactory to Seller and its counsel:

(a)the Cash Consideration pursuant to the terms and calculation set forth in Section 2.5;

(b)to the Key Persons, the Management Bonuses pursuant to the terms and calculation set forth in Section 2.6;

(c)to the Transfer Agent, instructions for the issuance of the Stock Consideration and Holdback Stock to Seller;

(d)the Assignment and Assumption Agreement, duly executed by Purchaser;

(e)the IP Assignment for the Business Intellectual Property, duly executed by Purchaser;

(f)the Trademark Assignment, duly executed by Purchaser;

(g)the ZIS Assignment, duly executed by Purchaser;

(h)a counterpart signature page to the Registration Rights Agreement executed by Seller;

(i)a good standing certificate of Purchaser, dated within thirty (30) days of the Closing Date, from the Secretary of State of its jurisdiction of organization; and

(j)a certificate of the secretary or an assistant secretary (or equivalent officer) of Purchaser certifying (i) as to the incumbency and signature(s) of the officer(s) of Purchaser who has executed or shall execute this Agreement and the other documents to be delivered by Purchaser at the Closing and (ii) that attached thereto is a correct and complete copy of (A) the articles of incorporation of Purchaser, and all amendments thereto, certified by the Secretary of State of its jurisdiction of organization as of a recent date, (B) the bylaws of such Purchaser, and all amendments thereto, and (C) resolutions of the board of directors of Purchaser, authorizing the execution, delivery and performance of this Agreement by Purchaser, and the other documents to be delivered by Purchaser, at the Closing.

3.4Post-Closing Obligations. After the Closing, Seller will be obligated to timely execute any and all formal documents, including but not limited to assignments and powers of attorney, required to properly transfer all the Business Intellectual Property, both domestic and foreign, such that the transfer can be adequately and legally recorded in all the different countries.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF SELLER

To induce Purchaser to enter into and perform this Agreement, Seller hereby represents and warrants to Purchaser that the following are true and correct as of the Closing Date:

4.1Organization and Good Standing. Seller is duly organized and in valid existence as a corporation under the laws of the State of Delaware and has full power and authority to carry on the Business and to own and operate the Acquired Assets. Schedule 4.1 sets forth each jurisdiction in which each member of Seller Group is licensed or qualified to do business with respect to the Business, and, the applicable Seller Group member is duly licensed or qualified to do business and is in good standing in each jurisdiction in which (a) the ownership of the Acquired Assets and or the operation of the Business makes such licensing or qualification necessary and (b) the failure to so qualify would have a Material Adverse Effect.

4.2Authorization; Enforceability. Seller has full power and authority to make, execute, deliver, and perform this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and each of the Ancillary Agreements to which Seller is a party, the performance by Seller of its respective obligations hereunder and thereunder, and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Seller. This Agreement has been duly executed and delivered by Seller, and this Agreement constitutes a legal, valid, and binding obligation of Seller enforceable against it in accordance with its terms. When each Ancillary Agreement to which Seller is or will be a party has been duly executed and delivered by Seller, such document will constitute a legal and binding obligation of Seller enforceable against Seller in accordance with its terms.

4.3No Conflicts; Consents. The execution, delivery, and performance by Seller of this Agreement the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision in the organizational and governing documents of Seller; (b) conflict with or result in a violation or breach of any provision of any Order or Law applicable to any of the Seller Parties, the Business, or any of the Acquired Assets; (c) require the consent, notice, approval, Permit, waiver, authorization, or other action by, to, or from any Person under, conflict with, result in a violation or breach of, constitute a default under, result in acceleration of or create in any party the right to accelerate, terminate, modify, or cancel any obligation or loss of any benefit under any Contract or other instrument to which any of the Seller Parties is a party or by which the Business is bound or to which any of the Acquired Assets are subject; or (d) result in the creation or imposition of any Encumbrance on the Acquired Assets other than a Permitted Encumbrance. No consent, notice, approval, Permit, waiver, or authorization is required to be obtained by any of the Seller Parties from any Person or Governmental Authority in connection with the execution, delivery, and performance by the Seller Parties of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby.

4.4Financial Statements.

(a)Schedule 4.4(a) includes a true, correct, and complete copy of (i) the financial statements of the Business as of and for the fiscal years ended December 31, 2019, 2020, and 2021, and (ii) the financial statements of the Business as of and for the five (5) month period ended May 31, 2022 ((i) and (ii) collectively being the “Financial Statements”). All accounts, books, ledgers and official and other records of Seller fairly and accurately reflect all the transactions, properties, assets, and Liabilities of Seller. The Financial Statements present fairly the financial condition of Seller at the dates therein indicated and the results of operations and cash flows of the Business for the periods therein specified. The financial records of Seller have been, and are being, maintained in all respects in accordance with applicable legal and accounting requirements. The Financial Statements are in accordance with the books and records of Seller, and such books and records of Seller are true and complete. Seller maintains accurate books and records reflecting its assets, Liabilities, revenues, and expenses and maintains proper and adequate internal accounting controls which provide assurance that (x) transactions are executed in accordance with management’s authorization, and (y) accounts, notes, and other receivables are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.  Revenues of Seller were accurately reported on the Financial Statements when they were earned consistent with an accrual basis of accounting.

(b)Seller has no Liabilities with respect to the Business, except (i) those which are adequately and expressly reflected or reserved against in the balance sheet of the Business dated as of May 31, 2022 (the “Most Recent Balance Sheet”), (ii) those which have been incurred in the Ordinary Course of Business since May 31, 2022 (the “Balance Sheet Date”) and which are not, individually or in the aggregate, material in amount, and (iii) liabilities and obligations of a type or nature not required under GAAP to be reflected in the Financial Statements. There is no circumstance, condition, event, or arrangement that would hereafter give rise to any Liabilities of Seller except in the Ordinary Course of Business. All reserves that are set forth in or reflected in the Most Recent Balance Sheet have been established in accordance with GAAP, consistently applied, and are adequate.

(c)Each of the Prepaid Expenses were paid for or on behalf of Seller and are assignable to Purchaser.  Any consents of other Persons required for an assignment of the Prepaid Expenses have been received or waived in writing.

4.5Unique Wagers; Gambling Handle; User Accounts.

(a)Unique Wagers.  From the Incorporation Date to July 31, 2022, not less than 57,000 Unique Wagers were accepted by Seller’s customers via Seller’s mobile application.  For the purposes hereof, a “Unique Wager” is wager made by the either Seller or a customer of Seller, in either case with a unique wager identification.

(b)Gambling Handle.  From the Incorporation Date to May 31, 2022, the value of wagers that were accepted and handled through Seller’s mobile application exceeded $69,000,000 (the “Aggregate Handle Amount”).  The Aggregate Handle Amount (A) is unaudited, and (B) calculated in good faith in accordance with Seller’s internal policy as set forth in Schedule 4.5. Purchaser acknowledges that the Aggregate Handle Amount meets or exceeds $69,000,000 if calculated in accordance with the policy set forth in Schedule 4.5 with the information provided by Seller.

(c)User Accounts.  As of the Closing Date, the aggregate fair market value of all Digital Assets held in the user accounts of Persons using Seller’s mobile application does not exceed the amount stated as the User Balances.

4.6Absence of Certain Changes, Events, and Conditions. Except as otherwise set forth on Schedule 4.6, since January 1, 2020, (i) Seller has conducted the Business only in the Ordinary Course of Business, and (ii) there has not been a Material Adverse Effect or any event, occurrence, or development that is or could be reasonably likely to result in a Material Adverse Effect or have an adverse effect on the condition (financial or otherwise) or results of operations of the Business or the Acquired Assets. Without limiting the generality of the foregoing, since such date, except as disclosed on Schedule 4.6, Seller has not:

(a)waived any rights of material value, whether or not in the Ordinary Course of Business;

(b)incurred any off-balance sheet Liabilities of any nature;

(c)permitted, allowed, or suffered any of its properties or assets (real, personal, or mixed, tangible or intangible) to be subjected to any Encumbrance (other than Permitted Encumbrances);

(d)sold, assigned, transferred, leased, licensed, or otherwise disposed of, or agreed to sell, assign, transfer, lease, license, or otherwise dispose of, any assets or properties (whether tangible or intangible) that are related to or used by Seller in the conduct of the Tech Business, except in the Ordinary Course of Business;

(e)disposed of or permitted to lapse any right to use any Business Intellectual Property or disposed of or disclosed to any Person not authorized to have such information any of Business Intellectual Property not previously a matter of public knowledge or existing in the public domain;

(f)granted, or agreed to grant, any license or sublicense of, assigned, or transferred Business Intellectual Property or rights under any Business Intellectual Property, except in the Ordinary Course of Business pursuant to customer Contracts that grant non-exclusive licenses to customers;

(g)made any material change in the Tech Business or otherwise acquired any material asset;

(h)made any change in any method of accounting or accounting practice for the Business, except as may have been required by GAAP;

(i)taken any other action that is not in the Ordinary Course of Business or provided for in this Agreement; or

(j)agreed to do any of the foregoing or failed to take any action or omission that would result in any of the foregoing.

4.7Material Contracts.

(a)Seller has made available to Purchaser complete and correct copies of all material Contracts (including all modifications, amendments, and supplements thereto and waivers thereunder) that are related to or used by Seller in the Tech Business or the operation of the Acquired Assets to which (x) Seller or its Affiliate is a party or by which it is bound or (y) any asset or property of the Business (including any Acquired Asset or Assumed Liability) is subject (such material contracts and agreements being the “Business Contracts”).

(b)Schedule 4.7(b) contains a complete and accurate list of all Business Contracts that is described in any of the following subsections and, in each case, which Contract remains in effect:

(i)all Contracts that provide any customer of Seller with pricing, discounts, or benefits that change based on the pricing, discounts, or benefits offered to other customers of Seller, including any agreement containing a “most favored nation” provision;

(ii)any Contract with any Affiliate, or current or former Representative, of Seller other than for employment or engagement as an independent contractor;

(iii)other than this Agreement, all Contracts that relate to the acquisition or disposition of any business, a material amount of equity or assets of any other Person, or any real property (whether by merger, sale of equity, sale of assets, or otherwise) other than Contracts related to bona fide financing purposes or equity incentives granted to employees and independent contractors;

(iv)all broker, distributor, dealer, franchise, agency, sales representative, or sales promotion Contract;

(v)except for Contracts relating to trade receivables, all Contracts relating to indebtedness (including, without limitation, guarantees);

(vi)all Contracts with any Governmental Authority;

(vii)all Contracts that contain covenants that in any way purport to (A) restrict any business activity (including the solicitation, hiring, or engagement of any Person or the solicitation of any customer) of Seller or any of its Affiliates, (B) limit the freedom of Seller or any of its Affiliates (including, after the Closing, Purchaser or any of its Affiliates) to engage in any line of business or compete with any Person, including restricting the development, manufacture, marketing, or distribution of products or services, or (C) provide exclusivity to any Person with respect to any product or service;

(viii)all joint venture, partnership, or similar Contracts;

(ix)other than this Agreement, all Contracts for the sale of any of the Acquired Assets or for the grant to any Person of any option, right of first refusal, or preferential or similar right to purchase any of the Acquired Assets;

(x)all Contracts for the sale of any of the Nevada Gambling Assets or for the grant to any Person of any option, right of first refusal, or preferential or similar right to purchase any of the Nevada Gambling Assets;

(xi)all Contracts for Licensed Intellectual Property (other than (A) licenses for readily available off-the-shelf Software licenses that cost less than $50,000 in the aggregate per year, (B) licenses for Open Source Software, (C) confidentiality agreements entered into in the Ordinary Course of Business, (D) grants from employees to Seller pursuant to agreements that do not materially differ in substance from Seller’s standard forms used with IP Contributors, and (E) incidental trademark and feedback licenses granted in the Ordinary Course of Business);

(xii)any Contract whereby Seller has agreed to, or assumed, any obligation or duty to indemnify, reimburse, hold harmless, defend, or otherwise assume or incur any obligation or Liability with respect to the infringement or misappropriation of any Business Intellectual Property; and

(xiii)any Contract with respect to Business Intellectual Property licensed, sold, transferred, leased, or otherwise provided to any third party.

(c)Each Business Contract is valid and binding to Seller, and, to the Knowledge of Seller, each other party thereto, in accordance with its terms and is in full force and effect. None of Seller or, to the Knowledge of Seller, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) or, as of the date hereof, has provided or received any notice or communication of any intention to terminate or modify, any Business Contract. No event or circumstance has occurred that, with notice or lapse of time or both, could constitute an event of default under any Business Contract or result in a termination thereof or could cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Neither this Agreement or any of the Ancillary Agreements nor the transactions contemplated hereby or thereby will give rise to any bonus, severance, change of control, or similar payment to any Person under any Business Contract. There are no material disputes pending or, to the Knowledge of Seller, threatened under any Assumed Contract.

4.8Title to and Condition of the Tangible Acquired Assets.

(a)Title to the Acquired Assets. Seller owns good and marketable title to, or a valid leasehold interest in, the Tangible Acquired Assets.  The Tangible Acquired Assets are free and clear of restrictions on or conditions to transfer or assignment, and free and clear of Encumbrances other than Permitted Encumbrances.  Schedule 4.8(a) sets forth a true and correct detailed listing of all Tangible Acquired Assets of which Seller holds a leasehold interest in rather than marketable title.

(b)Condition of the Acquired Assets. All of the Tangible Acquired Assets (i) in good working order, operating condition, and state of repair (normal wear and tear excepted), (ii) are usable in the operation of the Tech Business, and (iii) are in the possession or control of Seller. No maintenance or repair to the Tangible Acquired Assets has been unreasonably deferred.

4.9Inventory. Schedule 4.9 sets forth a true and correct detailed listing of all Inventory. All Inventory consists of a quality and quantity usable and salable in the Ordinary Course of Business. All Inventory is owned by Seller free and clear of all Encumbrances (other than Permitted Encumbrances) and is under the control of Seller (to the extent applicable). None of the Inventory is held on a consignment basis or has been pledged as collateral, and none of the Inventory is held by Seller on consignment from or for any other Person. The Inventory levels maintained by Seller are reasonable and adequate for the conduct of the Business.

4.10Real Property.

(a)No real property is owned by Seller.

(b)Seller is not in breach or default under any leases, subleases, licenses, concessions, and other Contracts (whether written or oral), including all amendments, extensions, renewals, guaranties, and other agreements with respect thereto, pursuant to which Seller holds any real property (collectively, the “Leases”).  No Leases will be assigned to or become the Liability of Purchaser in conjunction with or as a result of the transactions contemplated by this Agreement.

4.11Vendors. As of the date hereof, no third party of an Assumed Contract has cancelled, terminated, adversely modified (including the amount, frequency, or terms of), or otherwise changed its relationship with the Tech Business or Seller, nor, to the Knowledge of Seller, is there any reason to believe that any such Person intends to cancel, terminate, adversely modify (including the amount, frequency, or terms of), or otherwise change its relationship with the Tech Business or Seller or, after the Closing, with Purchaser. Seller is not engaged in any dispute with any such Person. To the Knowledge of Seller, the consummation of the transactions contemplated by this Agreement will not have an adverse effect on the business relationship with any such vendor.

4.12Business Intellectual Property.

(a)Regarding the Business Intellectual Property, except as otherwise set forth on Schedule 4.12(a):

(i)Seller is in compliance with all Laws applicable to such Intellectual Property and Seller’s ownership and use thereof.

(ii)all assignments and other instruments necessary to establish, record, and perfect Seller’s ownership interest in the registration of Business Intellectual Property have been validly executed, delivered, and filed with the relevant Governmental Authorities and authorized registrars.

(iii)Seller has not made any claim of any violation or infringement by others of any of the Business Intellectual Property or interests therein and, to Seller’s Knowledge, no grounds for any such claims exist;

(iv)the Business Intellectual Property and Licensed Intellectual Property include all intellectual property rights necessary for Seller to conduct the Tech Business as presently being conducted (provided that the foregoing representation is made to the Knowledge of Seller with respect to patent rights);

(v)no interest in the Business Intellectual Property has been (A) licensed or sublicensed by Seller to any Person, other than in the Ordinary Course of Business to end users of Seller’s mobile application as part of the Tech Business, or (B) assigned or transferred by Seller to any Person;

(vi)neither the execution, delivery, or performance of this Agreement, nor the consummation of the transactions contemplated hereunder, will result in the loss or impairment of or payment of any additional amounts (in excess of amounts currently owed under such existing relationship) with respect to, or require the consent of any other Person in respect of, Seller’s right to own or use any Business Intellectual Property;

(vii)There are no renewals, annuities, payments, fees, responses to office actions, or other filings required to be made and that have a due date with respect to any registered or applications for registrations of Business Intellectual Property within one hundred twenty (120) days after the Closing Date.

(viii)All of the registered Business Intellectual Property is subsisting, and, to the Knowledge of Seller, is valid and enforceable.

(ix)As of the date hereof, no former or current employees, agents, consultants, or independent contractors of Seller have (A) asserted any claim against Seller in connection with such Person’s involvement in the conception and development of any Business Intellectual Property, and, to the Knowledge of Seller, no such claim has been threatened, or (B) been named as an inventor on any patent or pending patent application for any device, process, design, or invention of any kind now used or needed by Seller in the furtherance of the Tech Business, except for inventions that have been assigned to Seller, with an assignment thereof duly recorded in the United States Patent and Trademark Office; and

(x)to the extent any of the Business Intellectual Property constitutes proprietary or confidential information, Seller has reasonably safeguarded such information from disclosure.

(b)Schedule 4.12(b) sets forth a true, correct, and complete list of all IP Agreements, specifying for each the date, title, and parties thereto, and separately identifying the IP Agreements: (i) under which the a member of Seller Group is a licensor or otherwise grants to any Person any right or interest relating to any Business Intellectual Property (other than (A) confidentiality agreements entered into in the Ordinary Course of Business, (B) rights granted to end users pursuant to Seller’s standard Terms of Service, (C) incidental trademark and feedback licenses granted in the Ordinary Course of Business, and (D) non-exclusive purchase or license agreements for Seller’s products and services that that do not materially differ in substance from Seller’s standard form of such agreements and that have been entered into in the Ordinary Course of Business); (ii) under which a member of Seller Group is a licensee or otherwise granted any right or interest relating to any Licensed Intellectual Property (other than (A) licenses for readily available off-the-shelf Software licenses that cost less than $50,000 in the aggregate per year, (B) licenses for Open Source Software, (C) confidentiality agreements entered into in the Ordinary Course of Business, (D) grants from employees to Seller pursuant to agreements that do not materially differ in substance from Seller’s standard forms used with IP Contributors, and (E) incidental trademark and feedback licenses granted in the Ordinary Course of Business); and (iii) which otherwise relate to Seller’s ownership of Business Intellectual Property (other than agreements that do not materially differ in substance from Seller’s standard forms used with IP Contributors). Seller has provided Purchaser with true and complete copies (or in the case of any oral agreements, a complete and correct written description) of all IP Agreements, including all modifications, amendments, and supplements thereto and waivers thereunder.  Each IP Agreement is valid and binding on Seller, and, to the Knowledge of Seller, on the counter-party to such IP Agreement, in accordance with its terms and is in full force and effect. Neither Seller, nor any other party thereto is, or is alleged to be, in breach of or default under, or has provided or, as of the date hereof, received any notice of breach of, default under, or intention to terminate (including by non-renewal), any IP Agreement.

(c)Seller has entered into binding, valid and enforceable, written Contracts with each current and former employee and independent contractor who is or was involved in or has contributed to the invention, creation, or development of any Business Intellectual Property during the course of employment or engagement with Seller (“IP Contributor”) whereby such employee or independent contractor (A) acknowledges Seller’s exclusive ownership of all Intellectual Property invented, created, or developed by such employee or independent contractor within the scope of his or her employment or engagement with Seller; and (B) grants to Seller a present, irrevocable (to the extent permitted under applicable Law) assignment of any ownership interest such employee or independent contractor may have in or to such Intellectual Property. Seller has provided Purchaser with true and complete copies of all such Contracts.

(d)Seller maintained policies and procedures regarding data security and privacy and maintains administrative, technical, and physical safeguards that are commercially reasonable and, in any event, in compliance with all applicable Laws and obligations or requirements under all Contracts to which Seller is a party or the Tech Business or Acquired Assets are bound. To Knowledge of Seller, there have been no security breaches relating to, or violations of any security policy regarding, or any unauthorized access of, any data or information used by Seller or related to the Tech Business.

(e)To the Knowledge of Seller, all Business Intellectual Property that is Software is free of any encryption, locks, kill switches, backdoors, or any other measures which might be used to inhibit or hinder Purchaser’s access to and full use of the Software at any time.  Seller used reasonable standard industry practices to ensure that all Software, as developed for or by Seller, does not include any program, routine, sub-routine, or data (including malicious software or “malware,” viruses, worms, and Trojan Horses) that are designed to disrupt the proper operation of the Software or any other Software or system of another Person, or which, upon the occurrence of a certain event, the passage of time, or the taking of or failure to take any action, will cause the Software or any system or Software used in connection with the Software to be destroyed, damaged, or rendered inoperable.

4.13Digital Assets.

(a)Schedule 4.13(a) sets forth a true and correct summary of the material rights, benefits and intended use of the “SPORTS” utility token and the corresponding material obligations of the Tech Business related to such tokens.

(b)As of the Closing Date, Seller owns and has the exclusive ability to control, including by use of “private keys” or other equivalent means or through custody arrangements or other equivalent means, all of the Acquired Assets that are Digital Assets held in wallets controlled by Seller, free and clear of all Encumbrances (other than Permitted Encumbrances); provided, however, that such ownership and exclusive ability to control such Digital Assets is subject to the continued existence, validity, legality, governance and public availability of the relevant blockchains.

(c)Seller has taken no actions where it owns a substantial portion of all outstanding “SPORTS” utility token in the then existing issued and circulating supply of its “SPORTS” utility token on a blockchain to effectuate change through the governance process of that relevant blockchain that could reasonably foreseeably disrupt the continued existence, validity, legality, governance or public availability of the relevant blockchains.

(d)Except of the set forth Schedule 4.13(d), to the Knowledge of Seller, there has been no disruption to the trading of its “SPORTS” utility token on any digital currency exchange on which such token is traded.

4.14Insurance. Seller maintains policies of insurance in form and amount customary for the Tech Business. Schedule 4.14 sets forth (a) a complete and correct list of all insurance policies and fidelity bonds maintained by Seller as of the Effective Date, including coverage amounts, annualized premiums, coverage limitations, deductibles applicable to each such policy, and all claims made on such policies within the past three (3) years; and (b) a complete description of any self-insurance program or similar alternative insurance measures created or entered into by Seller. Each insurance policy and bond is in full force and effect, all premiums due and payable thereon have been paid, and Seller is in full compliance with the terms of such policies and bonds. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, disputed, or denied. There is no threatened termination of, or pending material premium increase with respect to, any such policies or bonds.

4.15Litigation. Except as otherwise set forth on Schedule 4.15, there is no (a) Action pending or, to the Knowledge of Seller, threatened against or affecting any of the Seller Parties or pending or, to the Knowledge of Seller, threatened against or affecting any of the Acquired Assets or the transactions contemplated hereby; (b) governmental inquiry or investigation pending or, to the Knowledge of Seller, threatened against or affecting any of the Seller Parties (including, without limitation, any inquiry as to the qualification of Seller to hold or receive any license or other Permit); or (c) governmental inquiry or investigation pending or, to the Knowledge of Seller, threatened against or affecting any of the Acquired Assets, and there is no basis for any of the foregoing. None of the Seller Parties is in default with respect to any Order (x) served upon such Seller Party or (y) that, to the Knowledge of Seller, exists. There is no Action pending, threatened or contemplated by any of the Seller Parties against any other Person. There is no event or circumstance that may give rise to, or serve as a basis for, any Action. Schedule 4.15 includes a true, correct, and complete list of all Actions relating to the Seller Parties that were pending, settled, or adjudicated since the Incorporation Date (collectively, “Litigation Matters”).

4.16Claims.

(a)All of the services rendered by Seller (whether directly or indirectly through independent contractors or other Persons) have been performed and all the products sold by the Tech Business have been sold, in each case in conformity in all material respects with all warranties and all applicable Contracts, and Seller has no, nor shall Seller or Purchaser have any, Liability or obligation for repair or replace or for other damages relating to or arising from any such services or products, except for amounts incurred in the Ordinary Course of Business which are immaterial individually. To the Knowledge of Seller, no material defect exists in the design, material, or manufacture of any products designed, manufactured, marketed, or sold by Seller that could give rise to any claim or Action.  No Contract with any of Seller’s customers contains any warranty, indemnity, or other provisions that could impose material liability on Seller (or Purchaser after the Closing), excluding product or service warranties and indemnities, provided to channel partners, customers or users in the Ordinary Course of Business. Other than customer debits incurred in the Ordinary Course of Business, Seller has not incurred any warranty claims since the Incorporation Date. To the Knowledge of Seller, there is no reason to expect an increase in the amount of warranty claims relating to the Tech Business as a percentage of sales in the future.

(b)As of the date hereof, there have been no pending or, to the Knowledge of Seller, threatened claims under or pursuant to any warranty, whether expressed or implied, on the products or services sold by Seller prior to the Closing Date that are not disclosed or referred to in the Financial Statements and that are not fully reserved against in Seller’s books and records.

(c)There are no claims asserted, nor, to the Knowledge of Seller, are there basis of any claims, against Seller or the Tech Business for (i) injury to person or property of employees or any third Persons suffered as a result of the sale, or distribution of any product or the performance of any service by Seller, (ii) arising out of the allegedly defective nature of any product or the negligent performance of, or failure to perform, any service or work done by Seller, or (iii) failure to pay, refund or return any currency or Digital Assets to a user of Seller’s mobile application

(d)The Digital Asset security tokens issued by Seller as “SPORT” (to avoid confusion, not “SPORTS”) were all properly discontinued and cancelled or waivers were received from the holders of such token so as to remove all Liabilities of Seller and the Tech Business stemming from such tokens.  There are no claims asserted, nor, to the Knowledge of Seller, are the basis for any claims, against Seller or the Tech Business for such tokens.

4.17Permits; Compliance with Laws. Seller has obtained on behalf of the Tech Business all Permits required to carry on the Tech Business. Seller is in compliance with the requirements, terms, and conditions of such Permits. Seller has not received notice of any violation of any applicable Law (including, without limitation, any applicable building, occupancy, zoning, environmental protection, or other law, ordinance, or regulation) affecting the Acquired Assets and or the Tech Business, and there are no such violations. Seller has complied with all, and is not in violation of any, Laws (including, without limitation, any applicable insurance regulation or other law, ordinance, or regulation) affecting the Tech Business or its assets or prospects.

4.18Employee Benefit Plans.

(a)Seller shall provide or otherwise make available a copy of each pension, benefit, retirement, compensation, employment, consulting, profit-sharing, deferred compensation, incentive, bonus, performance award, phantom equity, any stock option, equity incentive, stock purchase, restricted stock, stock or stock-based, any other direct or indirect equity based compensation, change in control, retention, severance, vacation, paid time off, welfare, material fringe-benefit and other similar agreement, plan, policy, program or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not tax-qualified and whether or not subject to ERISA, which is or has been maintained, sponsored, contributed to, or required to be contributed to by Seller for the benefit of any current or former employee, retiree, independent contractor or consultant of the Business or any spouse or dependent of such individual, or under which Seller may have any Liability, contingent or otherwise (each, a “Benefit Plan”).

(b)Each Benefit Plan and related trust has been established, administered and maintained in accordance with its terms and in compliance with all applicable Laws (including ERISA, the Code, and any applicable local Laws), in each case, in all material respects.

(c)Neither Seller nor any of its ERISA Affiliates has in the past six (6) years (i) incurred or reasonably expects to incur, either directly or indirectly, any Liability under Title IV of ERISA; (ii) failed to timely pay premiums to the Pension Benefit Guaranty Corporation; (iii) withdrawn from any Benefit Plan; or (iv) engaged in any transaction which could give rise to liability under Section 4069 or Section 4212(c) of ERISA.

(d)With respect to each Benefit Plan (i) no such plan is a multiemployer plan within the meaning of Section 3(37) of ERISA; and (ii) no Action has been initiated by the Pension Benefit Guaranty Corporation to terminate any such plan or to appoint a trustee for any such plan.

(e)No Benefit Plan or other arrangement provides post-termination or retiree welfare benefits to any individual for any reason.

(f)Purchaser will not be treated as a successor employer under any Benefit Plan.

(g)All Benefit Plans have been operated and administered in accordance with applicable state and federal securities Laws and any securities issued under any Benefit Plan were exempt from registration under applicable state and federal Law as of the date of issuance.

(h)Each Benefit Plan that is subject to Section 409A of the Code has been administered in compliance with its terms and the operational and documentary requirements of Section 409A of the Code and all applicable regulatory guidance (including, notices, rulings and proposed and final regulations)

thereunder. Seller does not have any obligation to gross up, indemnify, or otherwise reimburse any individual for any excise taxes, interest or penalties incurred pursuant to Section 409A of the Code.

(i)Neither the execution of this Agreement nor any of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional or subsequent events): (i) entitle any current or former director, officer, employee, independent contractor, or consultant of the Tech Business to severance pay or any other payment from Seller; (ii) accelerate the time of payment, funding, or vesting, or increase the amount of compensation due from Seller to any such individual; or (iii) increase the amount payable under or result in any other material obligation pursuant to any Benefit Plan.

4.19Labor and Employment Matters.

(a)[RESERVED]

(b)Since the Incorporation Date, there have not been any (i) work stoppages, strikes, labor disputes, or other material controversies between Seller and any of its employees; (ii) labor union grievances or organizational efforts; or (iii) unfair labor practice or labor arbitration proceedings pending or to the Knowledge of Seller, threatened.

(c)Since the Incorporation Date, there have not been any wage and hour claims by any employee of Seller nor, to the Knowledge of Seller, are there any wage and hour claims currently threatened by any employee of Seller.

(d)To Knowledge of Seller, no past or present employee or independent contractor of Seller who accepted employment or engagement with Purchaser has expressed an intent to terminate his or her employment or engagement with Purchaser within one hundred twenty (120) days of the Closing Date.

(e)Except as otherwise set forth on Schedule 4.19(e), Seller (i) has complied and is currently complying with, in all material respects, applicable Laws with respect to employment, employment practices, terms and conditions of employment, worker classification, Tax withholdings, prohibited discrimination, equal employment, fair employment practices, meal and rest periods, immigration status, employee safety and health, wages (including overtime wages), compensation and hours of work, in each case with respect to its employees; (ii) has withheld and reported all amounts required by applicable Law or by Contract to be withheld and reported with respect to wages, salaries and other payments to its employees; (iii) is not liable for any arrears of wages or any Taxes or any penalty for failure to comply with the Laws applicable to the foregoing; (iv) is not liable for any payment to any trust or other fund governed or maintained by or on behalf of any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for its employees (other than routine payments to be made in the normal course of business and consistent with past practices); and (v) has no leased employees.

4.20Taxes. Except as set forth on Schedule 4.20:

(a)(i) all income and other material Taxes due and payable (whether or not shown as due and payable on any Tax Return) by or with respect to the Business and the Acquired Assets prior to the Closing Date have been timely paid in full; (ii) all income and other material Tax Returns required to be filed by or with respect to the Business and the Acquired Assets with due dates (including extensions) on or prior to the Closing Date have been or will be timely filed on or before the Closing Date in accordance with all applicable Laws; (iii) all such Tax Returns are correct and complete in all material respects; (iv) the Acquired Assets are not and will not be encumbered by any Encumbrances arising out of unpaid Taxes which are due and payable during any taxable period ending on or before the Closing Date; and (v) all Taxes of the Business and the Acquired Assets that Seller was required by Law to withhold or collect have been duly withheld or collected and, to the extent required, have been properly and timely paid to the appropriate Governmental Authority.

(b)Seller has delivered or made available to Purchaser complete and correct copies of all Tax Returns of Seller relating to Taxes for all taxable periods for which the applicable statute of limitations has not yet expired.

(c)No examination or audit relating to Taxes of the Business of the Acquired Assets by any Governmental Authority is currently in progress and no such examination or audit has occurred since the Incorporation Date. Seller has not been informed in writing by any Governmental Authority that the Governmental Authority believes or claims that Seller was required to file any Tax Return that was not filed. Seller has not, with respect to the Business and the Acquired Assets, (x) waived, nor had waived on its behalf, any statute of limitations with respect to Taxes or agreed to extend the period for assessment or collection of any Taxes, which extension is still in force; (y) requested any extension of time within which to file any Tax Return, which Tax Return has not yet been filed; or (z) executed or filed any power of attorney with respect to Taxes with any Governmental Authority which is still in force.

(d)Seller has timely and properly collected and maintained all resale certificates, exemption certificates, and other documentation required to qualify for any exemption from the collection of sales Taxes imposed on or due from Seller.

(e)Except as set forth on Schedule 4.20(e), Seller is not a party to or bound by any Tax indemnity, Tax sharing, or Tax allocation agreement, arrangement, or similar Contract.

(f)Seller has not participated in any “listed transaction” within the meaning of Code Section 6707(A)(c)(2) or Treasury Regulation 1.6011-4(b)(2).

4.21Relationship with Related Parties. Except as set forth on Schedule 4.21, no Related Party has, or has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible) used in or pertaining to the Business. Except as set forth on Schedule 4.21, Seller does not acquire any materials, products, or services from any Related Party necessary for or used in the conduct and operations of the Business other than materials, products, or services that are generally obtainable, or for which comparable replacement products are generally obtainable, from a source or supplier other than a Related Party on commercially reasonable terms within a commercially practicable timeframe or as would not, individually or in the aggregate, be material to the Business. Schedule 4.21 sets forth a list of all Contracts between Seller, on the one hand, and any Related Party, on the other hand. Neither Seller nor any of its Affiliates owns, or have owned, of record or as a beneficial owner, an equity interest or any other financial or profit interest in any Person that has engaged in any competing business, except for ownership of less than one percent (1%) of the outstanding capital stock of any competing business that is publicly traded on any recognized exchange or in the over-the-counter market.

4.22Absence of Certain Business Practices.

(a)None of Seller or any director, equity holder, officer, or employee of Seller, or any other Person acting on behalf of or associated with Seller, acting alone or together, has (i) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, agent, supplier, or any employee or agent of any customer, agent, or supplier; or (ii) directly or indirectly given or agreed to give any money, gift, or similar benefit to any customer, agent, supplier, or any employee or agent of any customer, agent, or supplier, any official or employee of any Governmental Authority (domestic or foreign), any political party or candidate for office (domestic or foreign), or any other Person who was, is, or may be in a position to help or hinder the business of Seller (or assist Seller in connection with any actual or proposed transaction), in each case which (A) could reasonably be expected to subject Seller to any damage or penalty in any civil, criminal, or governmental Action or proceeding, (B) if not given in the past, could reasonably be expected to have had an adverse effect on the Tech Business, results of operation, prospects, properties, financial condition, liabilities, cash flows, or working capital of Seller, or (iii) if not continued in the future, could reasonably be expected to adversely affect the Tech Business, results of operations, prospects, properties, financial condition, liabilities, cash flows, or working capital of Seller. No employee or consultant of Seller is, nor any of their family members are, to the knowledge of Seller, an officer or employee of any Governmental Authority or any Person acting in an official capacity for or on behalf of any such Governmental Authority or for or on behalf of any public international organization or any political party or official thereof or any candidate for political office.

(b)None of Seller or any director, equity holder, officer, or employee of Seller, or any other Person acting on behalf of or associated with Seller is aware of any action, or any allegation of any action, or has taken any action, directly or indirectly, (i) that could constitute a violation by such Persons of the Foreign Corrupt Practices Act of 1977, 15 USC §§ 78dd-1, et seq., as amended, and the rules and regulations thereunder (the “FCPA”), or other relevant multilateral measures such as the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and the United Nations Convention Against Corruption, including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay, or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as defined under the FCPA) or employee, political party or campaign, or official of any public international organization, or official or employee of any government-owned enterprise or institution to obtain or retain business or to secure an improper advantage, or (ii) that would constitute an offer to pay, a promise to pay, or a payment of money or anything else of value, or an authorization of such offer, promise or payment, directly or indirectly, to any employee, agent, or representative of another company or entity in the course of their business dealings with Seller or any of its Affiliates, in order to induce such person to act against the best interest of his or her employer or principal.

4.23International Trade Compliance.

(a)Seller is and has been in compliance with all applicable International Trade Laws. Seller has not engaged and is not engaged in any transaction or other dealings involving any country, region, entity, or Person with respect to which Seller is prohibited from dealing under the International Trade Laws or the applicable Laws of other countries where it conducts business. Neither Seller nor any of its Affiliates have received any notice of noncompliance, complaints, or warnings with respect to its compliance with International Trade Laws.

(b)Seller is not nor has it ever been sanctioned by the United States government under any applicable International Trade Laws, and Seller is not currently nor has it ever been previously denied export privileges by the Bureau of Industry and Security, or debarred by the Directorate of Defense Trade Controls and/or the Defense Department, or been or subjected to similar penalties under the Laws of any countries where it conducts business.

(c)Since the Incorporation Date, no member of the Seller Group has purchased or sold any Digital Asset in a transaction involving a counter-party whose identity was not verified in accordance with any applicable know your customer/anti-money laundering laws or regulations.

4.24COVID-19 Matters.

(a)Seller has not received any other loans, grants, or funding from any government programs or any other Person as a result of or in connection with COVID-19 virus (“COVID-19”) or the pandemic.

(b)No Seller or any of its Affiliates received a loan under the Coronavirus Aid, Relief and Economic Security Act (as amended, the “CARES Act”), including any Small Business Association Loans (i.e., the Paycheck Protection Program) or loans under the Main Street Lending Program.

(c)Seller is not subject to the paid leave requirements of the Families First Coronavirus Response Act and, therefore, was not required to make sick leave or emergency family leave payments thereunder, nor has Seller received any corresponding tax credits in accordance with such Act.

(d)Seller has not utilized the Employee Retention Tax Credit under the CARES Act to either offset tax deposits or receive an advance Tax refund. Seller has not deferred paying the employer portion of social security tax for any payroll period as a result of COVID-19. Seller has complied with all labor and employment Laws in connection with COVID-19. Seller has complied with all Orders with respect to COVID-19, including all Occupational Safety and Health Administration and Centers for Disease Control and Prevention guidelines and requirements, such as social distancing, cleaning, and other similar or related measures.

(e)Seller has not received any complaints (i) about Seller’s reporting, or failure to report, to employees, contractors, customers, vendors, suppliers, or the public, the presence of employees or contractors who have tested positive for, or exhibited symptoms of, COVID-19, or other potential means of exposure to COVID-19, or (ii) alleging Seller failed to provide a safe working environment, appropriate equipment, or accommodation in relation to COVID-19.

(f)Seller is not a party to, and Seller has not received notice of, any pending or anticipated litigation or a dispute that could lead to an Action (whether regarding contractual, labor and employment, benefits, or other matters) arising from COVID-19.

4.25Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Seller Parties or any of their respective Affiliates.

4.26Information Generally. Seller has delivered to Purchaser true, correct, and complete copies (to the extent reasonably available to the Seller) of all documents listed, or required to be listed, in the disclosure schedules of this Agreement. None of the information provided or representations and warranties made in this Agreement or any Ancillary Agreement by, or on behalf of, any of the Seller Parties contains any untrue statement of a material fact or, to the knowledge of the Seller, omits to state any material fact necessary to make the statements made, in the light of the circumstances under which they were made, not misleading.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF SELLER PARTIES

To induce Purchaser to enter into and perform this Agreement, each Seller Party, jointly and severally, hereby represents and warrants to Purchaser that the following are true and correct as of the Closing Date:

5.1Ownership and Use of Business Intellectual Property.

(a)Seller is the sole and exclusive owner of all right, title, and interest in and to the Business Intellectual Property, and has the valid and enforceable right to use all other Intellectual Property used or held for use in or necessary for the conduct of the Tech Business as currently conducted and as proposed to be conducted, in each case, free and clear of all Encumbrances.

(b)Neither the development or use of the Business Intellectual Property nor the operation of the Tech Business is infringing or has infringed upon any intellectual property rights of others.

(c)There are no Actions (including any opposition, cancellation, revocation, review, or other proceeding), whether settled, pending, or threatened (including in the form of offers to obtain a license), (i) alleging any infringement, misappropriation, or other violation by Seller of the Intellectual Property of any Person; (ii) challenging the validity, enforceability, registrability, patentability, or ownership of any Business Intellectual Property or Licensed Intellectual Property or Seller’s right, title, or interest in or to any Business Intellectual Property or Licensed Intellectual Property; or (iii) by Seller, or by the owner of any Licensed Intellectual Property, alleging any infringement, misappropriation, or other violation by any Person of the Business Intellectual Property or such Licensed Intellectual Property. Seller not aware of any facts or circumstances that could reasonably be expected to give rise to any such Action.

(d)Seller is not subject to any outstanding or prospective Order (including any motion or petition therefor) that does or could reasonably be expected to restrict or impair the ownership or use of any Business Intellectual Property or Licensed Intellectual Property.

5.2Open Source.  Regarding any Open Source that is within Software that is or is included in an Acquired Asset: (a) all such Open Source is disclosed within the source code of the applicable Software; (b) such Software and Seller have materially complied with all terms and conditions of the Open Source Software; (c) none of the Open Source licenses will require disclosure of source code or proprietary technology; (d) all Open Source licenses used in connection with the Software are compatible between themselves and Seller’s mobile applications; and (e) no Open Source Software imposes any licensing conditions on Seller or its assignee.

5.3Limitation. With respect to the representations provided in this Article 5 by each Key Person, such representations shall be limited to the equivalent of the Knowledge of Seller of such Key Person.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES OF PURCHASER

To induce the Seller Parties to enter into and perform this Agreement, Purchaser hereby represents and warrants to the Seller Parties that the following are true and correct as of the Closing Date:

6.1Organization and Good Standing. Purchaser is duly organized and in valid existence as a corporation under the laws of the State of Nevada and has the power to own its property and carry on its business as now being conducted.

6.2Authorization; Enforceability. Purchaser has full power and authority to make, execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Purchaser of this Agreement and each of the Ancillary Agreements to which Purchaser is a party, the performance by Purchaser of its obligations hereunder and thereunder, and the consummation by Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser, and (assuming due authorization, execution, and delivery by Seller) this Agreement constitutes a legal, valid, and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

6.3No Conflicts; Consents. The execution, delivery, and performance by Purchaser of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the organizational and governing documents of Purchaser; (b) conflict with or result in a violation or breach of any provision of any Law or Order applicable to Purchaser; or (c) require the consent, notice, or other action by any Person under any Contract to which Purchaser is a party.

6.4Legal Proceedings. There are no Actions pending or, to Purchaser’s knowledge, threatened against or by Purchaser that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement.

6.5Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser.

6.6Capitalization.

(a)As of the Closing Date, the authorized capital of Purchaser consists of (i)  475,000,000 shares of common stock, $0.0001 par value per share (the “Common Stock”), of which 30,550,000 shares of Common Stock are outstanding; (ii) 25,000,000 shares of preferred stock, $0.0001 par value per share (the “Preferred Stock”), of which (A) 2,000,000 are designated as “Series A Convertible Preferred Stock”, of which, no shares are outstanding (or will soon no longer be outstanding); (B) 12,000 are designated as

“Series B Convertible Preferred Stock”, 11,693 shares of which are outstanding; and (C) 6,700,000 are designated as “Series C Convertible Preferred Stock”, 5,813,331 shares of which are outstanding.

(b)Except for the securities and rights described in Section 6.6(a) and the Linss Agreement, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from Purchaser any shares of Common Stock or Preferred Stock, or any securities convertible into or exchangeable for shares of Common Stock or Preferred Stock. All of the outstanding shares of Common Stock and Preferred Stock have been duly authorized, are fully paid and nonassessable. Purchaser holds no Common Stock or Preferred Stock in its treasury.

(c)Schedule 6.6(c) attached hereto sets forth the capitalization of Purchaser immediately following the Closing (on a fully-diluted as converted to common stock basis) including the number of shares of the following: (i) issued and outstanding Common Stock, including the Stock Consideration and Holdback Stock; (ii) outstanding stock options; (iii) shares of Common Stock reserved for future award grants under an equity incentive plan maintained by Purchaser; (iv) each series of Preferred Stock; and (v) warrants or stock purchase rights, if any.

6.7Valid Issuance. The Stock Consideration and Holdback Stock, when issued, sold and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than (i) restrictions on transfer under the Registration Rights Agreement, and (ii) restrictions under applicable state and federal securities laws related to the transfer of the transfer of unregistered securities.  The Stock Consideration and Holdback Stock will be issued in compliance with all applicable federal and state securities laws.

ARTICLE 7
COVENANTS

7.1Employees and Employee Benefits.

(a)Seller shall be solely responsible, and Purchaser shall have no obligations whatsoever for, any compensation or other amounts payable to any current or former Representative or independent contractor of the Business, including, without limitation, hourly pay, commission, bonus, salary, accrued vacation, fringe, pension or profit sharing benefits or severance pay for any period relating to the service with Seller at any time on or prior to the Closing Date, and Seller shall pay all such amounts to all entitled persons on or prior to the Closing Date.

(b)Seller shall remain solely responsible for the satisfaction of all claims for medical, dental, life insurance, health accident or disability benefits brought by or in respect of current or former employees, officers, directors, independent contractors or consultants of the Business or the spouses, dependents, or beneficiaries thereof, to the extent such claims arise during the applicable Person’s employment or engagement with Seller prior to the Closing Date. Seller also shall remain solely responsible for all workers’ compensation claims of any current or former employees, officers, directors, independent contractors or consultants of the Business to the extent such claims arise prior to the Closing Date during the applicable Person’s employment or engagement with Seller.

7.2Restrictive Covenants.

(a)For a period of three (3) years commencing on the Closing Date (the “Restricted Period”), Seller shall not, directly or indirectly, (i) engage in or assist others in engaging in, or undertake any planning to engage in, all or any portion of the Business or any business that is competitive with all or any portion of the Tech Business (the “Restricted Business”) anywhere in the world (the “Territory”); (ii) have an ownership or other business interest in any entity or Person that engages or plans to engage, directly or indirectly, in the Restricted Business in the Territory in any capacity as a partner, equity holder, member, employee, principal, agent, trustee, consultant, or otherwise; or (iii) cause, induce, or encourage any actual or prospective client, customer, vendor, or supplier (including any existing or former client, customer, vendor, or supplier of Seller and any Person that becomes a client, customer, vendor, or supplier of Purchaser after the Closing) to terminate or modify any such actual or prospective relationship.

(b)During the Restricted Period, each of the Seller Parties shall not directly or indirectly, (i) employ, hire, engage, or solicit, any employee, consultant, or independent contractor of the Tech Business who was such at any time within the one (1) year period immediately preceding and including the Closing Date, or in any other manner persuade or attempt to persuade any such Person to terminate or diminish his, her, or its relationship with the Tech Business, Purchaser, or any of its Affiliates, (ii) cause, solicit, induce, or encourage any employee, consultant, or independent contractor of the Tech Business to leave such employment or terminate or modify its relationship with the Tech Business, Purchaser, or any of its Affiliates, or (iii) cause, solicit, induce, or encourage any customer, vendor, or supplier of the Tech Business who was such at any time within the one (1) year period immediately preceding and including the Closing Date or any prospective customer, vendor, supplier, or other business relation of the Tech Business to terminate, modify, divert, or diminish its relationship with the Tech Business, Purchaser, or any of its Affiliates.

(c)Each of the Seller Parties agrees that, following the Closing Date, it or he will not, and it will not encourage any other Person (including any Affiliate and/or Representative of any of the Seller Parties) to, directly or indirectly, take any action that would diminish the value of or interfere with Purchaser, the Tech Business, or the Acquired Assets after the Closing or disparage the Purchaser or its Affiliates, or the Tech Business, management, products, or services of any of them.

(d)Each of the Seller Parties acknowledges that a breach or threatened breach of this Section 7.2 would give rise to irreparable harm to Purchaser, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by any of the Seller Parties of any such obligations, Purchaser shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach or threatened breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance, and any other relief that may be available from a court of competent jurisdiction (without the necessity of posting any bond or proving monetary damages or the insufficiency thereof).

(e)Each of the Seller Parties acknowledges that the restrictions contained in this Section 7.2 are reasonable and necessary to protect the legitimate interests of Purchaser and constitute a material inducement to Purchaser to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 7.2 should ever be adjudicated to exceed the time, geographic, product, or service or other limitations permitted by applicable Law in any jurisdiction, then such court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product, or service or other limitations permitted by applicable Law. The Restricted Period applicable to the Seller Parties will be tolled, and will not run, during the period of any breach by any of the Seller Parties or any of their respective Affiliates or Representatives of any such covenants or obligations, and no alleged breach of any provision of this Agreement attributed to Purchaser will operate to extinguish any of the Seller Parties’ obligation to comply with this Section 7.2.

(f)This Section 7.2 is intended to be for the benefit of, and shall be enforceable by, Purchaser and each of its Affiliates and their respective successors and assigns, each of whom is an intended third-party beneficiary of this Section 7.2.

(g)Notwithstanding anything to the contrary in this Section 7.2., nothing in this Section 7.2 shall restrict the Seller Parties or their Representatives from operating the Nevada Gambling Business.

7.3Confidentiality. Other than with respect to disclosures made to Seller’s Interest Holders in connection with the transaction contemplated herein, from and after the Closing, each of the Seller Parties shall, and shall cause their respective Affiliates to, hold, and shall use their respective best efforts to cause its or their respective Representatives to hold, in confidence any and all information, whether written or oral, concerning the

Tech Business, except to the extent that the Seller Parties can show that such information (a) is generally available to and known by the public through no fault of any of the Seller Parties, any of their respective Affiliates, or their respective Representatives; or (b) is lawfully acquired by the Seller Parties, any of their Affiliates, or their respective Representatives from and after the Closing from sources that are not prohibited from disclosing such information by a legal, contractual, or fiduciary obligation. If any of the Seller Parties are compelled to disclose any information by judicial or administrative process or by other requirements of Law, the Seller Parties shall promptly notify Purchaser in writing and shall disclose only that portion of such information which such Seller Party is advised by counsel in writing is legally required to be disclosed; provided, that the Seller Parties shall use best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

7.4Refunds and Remittances. After the Closing, (a) if any of the Seller Parties or any of their respective Affiliates receive any refund or other amount that is an Acquired Asset or is otherwise due and owing to Purchaser in accordance with the terms of this Agreement, such Seller Party shall promptly remit, or shall cause to be promptly remitted, such amount to Purchaser, and (b) if Purchaser or any of its Affiliates receive any refund or other amount that is an Excluded Asset or is otherwise properly due and owing to Seller in accordance with the terms of this Agreement, Purchaser shall promptly remit, or shall cause to be promptly remitted, such amount to Seller.

7.5Third Party Consents. To the extent that Seller’s rights under any Contract or Permit constituting an Acquired Asset, or any other Acquired Asset, may not be assigned to Purchaser without the consent of another Person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Seller, at its expense, shall use its reasonable best efforts to obtain any such required consent(s) as promptly as possible. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Purchaser’s rights under the Acquired Asset in question so that Purchaser would not in effect acquire the benefit of all such rights, Seller, to the maximum extent permitted by Law and the Acquired Asset, shall act after the Closing as Purchaser’s agent in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by Law and the Acquired Asset, with Purchaser in any other reasonable arrangement designed to provide such benefits to Purchaser.

7.6Tax Matters.

(a)Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added, and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and any ancillary documents (including any real property transfer Tax and any other similar Tax) shall be borne and paid by Seller when due. Seller shall, at its own expense, timely file any Tax return or other document with respect to such Taxes or fees (and Purchaser shall reasonably cooperate with respect thereto as necessary).

(b)Bulk Sales Laws. The parties hereby waive compliance with the provisions of any bulk sales, bulk transfer, or similar Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Acquired Assets to Purchaser; it being understood that any Liabilities arising out of the failure of Seller to comply with the requirements and provisions of any bulk sales, bulk transfer, or similar Laws of any jurisdiction which would not otherwise constitute Assumed Liabilities shall be treated as Excluded Liabilities.

(c)Purchase Price Allocation.  Within ninety (90) days after the Closing, Seller will deliver a proposed draft of IRS Form 8594 to Purchaser allocating the purchase price (as finally determined), the Assumed Liabilities and all other relevant items, as determined for U.S. federal income Tax purposes, among the Acquired Assets (the “Purchase Price Allocation Schedule”).  The Purchase Price Allocation Schedule will be prepared in accordance with Code Section 1060 and the Treasury Regulations promulgated thereunder.  Purchaser and the Seller Parties shall report, act and file all Tax Returns (including, but not limited to, IRS Form 8594) in all respects and for all purposes consistent with the Purchase Price Allocation Schedule.  No party shall take any position for Tax purposes (whether in audits, Tax Returns, or otherwise) that is inconsistent with such Purchase Price Allocation Schedule unless required to do so by final determination within the meaning of Section 1313(a) of the Code.

(d)Straddle Period.  In the case of any Taxes levied with respect to the Acquired Assets that relate to a Straddle Period, (i) the amount of any Taxes based on or measured by income or receipts, sales or use Taxes, employment Taxes, or withholding Taxes relating to the portion of the Straddle Period ending on and including the Closing Date shall be determined based on an interim closing of the books as of the close of business on the Closing Date (and for such purpose, the taxable period of any partnership, other pass through entity or any non-U.S. entity owned by any Seller or any Asset shall be deemed to terminate at such time) and (ii) the amount of any other Taxes for a Straddle Period that relates to the portion of the Straddle Period ending on and including the Closing Date shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on and including the Closing Date and the denominator of which is the number of days in such Straddle Period.

(e)Tax Cooperation.  The parties shall cooperate fully, as and to the extent reasonably requested by Purchaser or the Seller Parties, in connection with any inquiry, claim, audit, assessment, proceeding, or other similar event with respect to any Taxes relating to the Acquired Assets. Such cooperation shall include the retention and, upon the other party’s reasonable request, the provision of records and information that are reasonably relevant to any such Tax matter and access to employees and representatives on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

7.7No Shopping. From the Effective Date through the sixtieth (60th) day thereafter, none of the Seller Parties shall, directly or indirectly through any equity holder, Representative, Affiliate, or otherwise, enter into any agreement, agreement in principle, or other commitment (whether or not legally binding) relating to any business combination with, recapitalization of, or acquisition or purchase of all or a portion of the Nevada Gambling Business, or any equity interest in Seller or the Nevada Gambling Business, or relating to any other similar transaction (each of the foregoing, a “Competing Transaction”), or solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to any Competing Transaction, or participate in any discussions or negotiations regarding, or furnish to any other Person any information with respect to, or otherwise assist or participate in, any effort or attempt by any other Person to effect a Competing Transaction. In the event that any of the Seller Parties or any of their Affiliates or Representatives is contacted by any Person regarding a Competing Transaction or receives any proposal from any Person regarding a Competing Transaction, Seller shall promptly (and in any event within two (2) business days) notify Purchaser of the nature of such contact or proposal, the Person making such contact or proposal, and the terms of any Competing Transaction proposed. The Seller Parties and the Business shall immediately cease any and all negotiations regarding any Competing Transaction.

7.8Public Announcement. Unless otherwise required by applicable Law or stock exchange requirements (based upon the written advice of counsel), from and after the Effective Date, none of the Seller Parties or any of their respective Affiliates or Representatives shall issue or make any press release or public statement regarding (or otherwise communicate with any news media or disclose to any Person the existence or terms of) this Agreement or the transactions contemplated hereby without the prior written consent of Purchaser, which consent may be given via email.

7.9Audit Cooperation; Books and Records. In order to facilitate any financial disclosures of Seller or Purchaser that may be required by a Governmental Authority after the Closing, or the resolution of any claims made by or against or incurred by Purchaser after the Closing, or for any other reasonable purpose, Seller will: (a) provide assistance, cooperation, records, information, interviews and statements as may be reasonably requested for a review or audit of Seller’s financial books and records, at Purchaser’s expense, (b) upon reasonable request, promptly provide copies (electronic or photocopies) of Seller’s books and records, (c) upon reasonable notice, afford Purchaser and its Representatives reasonable access to Seller’s books and records (including the right to make, at Purchaser’s expense, photocopies), and (d) for a period of five (5) years following the Closing, retain the books and records (including personnel files) of Seller which relate to the Tech Business and its operations.

7.10Trade Dress; Name Change. No later than five (5) days following the Closing Date, Seller will cease using any trade dress, designs, or logos associated with the Tech Business, or any confusingly similar variations thereof.  No later than two (2) years following the Closing Date, Seller will file a name change amendment with the Secretary of State of its jurisdiction of formation to change its name to a name that does not include “ZenSports” or “Zen Sports”.

7.11Email Accounts.  Notwithstanding the provisions of Section 2.1(g), in furtherance of the terms and conditions of the Non-Interference Letter and the parties’ compliance with Applicable Law with respect to the Nevada Gambling Business, until Purchaser acquires the Nevada Gambling Business (a) Purchaser and its Representatives shall ensure that each of Robert, Etan, and Mark have the ability to access their respective ZenSports email accounts and (b) neither Purchaser nor its Representatives shall access the email accounts of Robert, Etan, and Mark, in each such case irrespective of whether Robert, Etan, or Mark, as applicable, ceases to provide services to Purchaser.

7.12Management Bonuses. Pursuant to the respective Contracts set forth on Exhibit C as the “Underlying Contract,” Purchaser will pay to each of the individuals set forth on Exhibit C (each such individual, a “Bonus Payee”) attached hereto the amount set forth across such Bonus Payee’s name on Exhibit C, by wire transfer of immediately available funds to an account designated in writing by such Bonus Payee to Purchaser within three (3) business days of the Closing Date (the “Signing Bonuses”).

7.13Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions and provide such commercially reasonable cooperation, as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the Ancillary Agreements.

ARTICLE 8
INDEMNIFICATION

8.1Survival. Subject to the other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the conclusion of the Holdback Period.  All covenants and agreements of the parties contained herein shall survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) by notice from the non-breaching party to the breaching party prior to the expiration date of the Holdback Period shall not thereafter be barred by the expiration of the Holdback Period and such claims shall survive until finally resolved.

8.2Indemnification by Seller. Seller shall indemnify, defend, and hold harmless Purchaser and its Affiliates and each of the foregoing’s Representatives (collectively, the “Purchaser Indemnified Parties”) from and against any and all damages, Liabilities, awards, fines, judgments, administrative orders, remediation requirements, enforcement actions, claims, deficiencies, losses, costs, wages, penalties, sanctions, charges, liquidated damages, expenses, assessments, income and other Taxes, interest and penalties, including, without limitation, reasonable attorneys’, accountants’, consultants’, engineers’ and experts’ fees and expenses and including any reasonable expenses incurred in connection with investigating, defending against, or settling any of the foregoing (collectively “Losses”) paid, incurred, suffered, or sustained by any of Purchaser Indemnified Parties, arising out of, resulting from, or in any way related to:

(a)any inaccuracy in or breach of any representation, warranty, or covenant contained in this Agreement or any of the Ancillary Agreements;

(b)any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by any of the Seller Parties pursuant to this Agreement or any of the Ancillary Agreements;

(c)the Excluded Assets;

(d)the Excluded Liabilities;

(e)the ownership or possession of the Acquired Assets, or operation of the Tech Business, on or before the Closing Date;

(f)any Liability for Unpaid Transaction Fees;

(g)any Liability with respect to any Action relating to any Seller Party at any time or relating to the Tech Business during any pre- Closing period, including, without limitation, any Litigation Matters.

(h)any Liability for any brokers’ or finders’ fees arising with respect to brokers or finders retained or engaged prior to the Closing by or on behalf of any of the Seller Parties in connection with the transactions contemplated by this Agreement that is not paid or satisfied at the Closing; and/or

(i)any criminal actions, violations of federal or state securities Laws, Fraud or intentional misrepresentation on the part of any of the Seller Parties or any of their respective Representatives.

8.3Indemnification by Purchaser. Purchaser shall indemnify and hold the Seller Parties harmless against any and all Losses arising out of:

(a)any inaccuracy in or breach of any representation, warranty, or covenant of Purchaser contained in this Agreement or any of the Ancillary Agreements;

(b)any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Purchaser pursuant to this Agreement or of the Ancillary Agreements; and/or

(c)the Assumed Liabilities.

8.4Procedure.

(a)In order for a party seeking indemnification pursuant to Sections 8.2 or 8.3 (as applicable, the “Indemnified Party”) to be entitled to any indemnification provided for under this Agreement as a result of Losses or claims or demands made by any Person against the Indemnified Party (a “Third Party Claim”), such Indemnified Party shall deliver notice thereof to the party against whom indemnity is sought (the “Indemnifying Party”) promptly after receipt by such Indemnified Party of written notice of the Third Party Claim, describing in reasonable detail the facts giving rise to any claim for indemnification hereunder and the amount or method of computation of the amount of such claim (if known). The failure to provide such notice, however, shall not release the Indemnifying Party from any of its obligations under this Article 8 except to the extent that the Indemnifying Party is actually materially prejudiced by such failure.

(b)The Indemnified Party shall have the right, after delivery of notice to the Indemnifying Party of the commencement of such Third Party Claim, to assume the defense thereof at the expense of the Indemnifying Party with counsel selected by the Indemnified Party and reasonably satisfactory to the Indemnifying Party. If the Indemnified Party assumes the defense of such Third Party Claim, the Indemnifying Party shall have the right to employ separate counsel and to participate in the defense thereof subject to the Indemnified Party’s right to control the defense thereof, and the fees and expenses of such counsel shall be at the expense of the Indemnifying Party. If the Indemnified Party assumes the defense of any Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party all witnesses, pertinent records, materials and information in the Indemnifying Party’s possession or under the Indemnifying Party’s control relating thereto as is reasonably required by the Indemnified Party. Whether or not the Indemnified Party assumes the defense of a Third Party Claim, the Indemnifying Party shall not admit any liability with respect to, or settle, compromise or discharge, or offer to settle, compromise or discharge, such Third Party Claim without the Indemnified Party’s prior written consent.

(c)In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim being asserted against or sought to be collected from such Indemnified Party, the Indemnified Party shall deliver notice of such claim promptly to the Indemnifying Party, describing in reasonable detail the facts giving rise to any claim for indemnification hereunder and the amount or method of computation of the amount of such claim (if known). The failure to provide such notice, however, shall not release the Indemnifying Party from any of its obligations under this Article 8 except to the extent that the Indemnifying Party is actually materially prejudiced by such failure. The Indemnified Party shall reasonably cooperate and assist the Indemnifying Party in determining the validity of any claim for indemnity by the Indemnified Party and in otherwise resolving such matters. Such assistance and cooperation shall include providing reasonable access to and copies of information, records and documents relating to such matters, furnishing employees to assist in the investigation, defense and resolution of such matters and providing legal and business assistance with respect to such matters.

8.5Set-Off for Losses of Purchaser Indemnified Parties.  Any indemnified Losses of the Purchaser Indemnified Parties pursuant to Section 8.2, may be satisfied only through a recoupment of all or part of Holdback Stock on a one (1) share of Holdback Stock for each one dollar $1.00 of indemnified Losses.   At any time during the Holdback Period, Purchaser may provide written notice to the Seller regarding a claim for indemnified Losses pursuant to this Agreement.  Such notice must include a summary of the basis of the indemnified Losses with calculation of the amount (as finally determined or estimated if still undetermined) of indemnified Losses.  In the event that any Holdback Stock is recouped and returned to Purchaser, the parties shall thereafter treat the Purchase Price as adjusted in amount equal to one dollar ($1.00) for each one (1) share of Holdback Stock that is returned.

8.6Payments of Seller Parties’ Losses. Any payments by Purchaser for Losses pursuant to Section 8.3 will be satisfied in cash by wire transfer of immediately available funds from Purchaser within five (5) days of the final determination of the amount of such claim.

8.7Effect of Investigation. The representations, warranties, and covenants of the Indemnifying Party, and the Indemnified Party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Indemnified Party (including by any of its Representatives).

8.8Limitation; Exclusive Remedy. Except in the case of Fraud or intentional misrepresentation, (A) the Holdback Stock shall be the sole source of recovery against the Seller Parties, and (B) this Article 8 shall be the exclusive remedies for breaches of this Agreement; provided, that, for the avoidance of doubt, a Seller Party shall not be responsible for the Fraud or intentional misrepresentation of another Seller Party. This Agreement may only be enforced against, and any action based upon, arising out of or related to this Agreement may only be brought against, the parties hereto.  Except to the extent named as a party to this Agreement, and then only to the extent of the specific obligations, representations or warranties of such parties set forth in this Agreement, no past, present or future shareholder, member, partner, manager, director, officer, employee, Affiliate, agent or representative of any party hereto will have any liability (whether in contract, tort, equity or otherwise) for any of the representations, warranties, covenants, agreements or other obligations or liabilities of any of the parties hereto or for any action based upon, arising out of or related to this Agreement.

ARTICLE 9
MISCELLANEOUS PROVISIONS

9.1Notices. Any notice to be made under this Agreement shall be in writing, and shall be deemed to have been given (a) when delivered in person; (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the fifth (5th) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the respective address set forth below or at such other address as shall hereafter be designated in writing in the foregoing manner.

If to any of the Seller Parties:ZenSports, Inc.

78 SW 7th Street, Suite 800

Miami, FL 33130

Attn: Mark Thomas, CEO

with a copy to (which shallGoodwin Procter LLP

not constitute notice):520 Broadway, Suite 500

Santa Monica, CA 90401

Attn: Geoffrey M. Ossias

Email: gossias@goodwinlaw.com

If to Purchaser:KeyStar Corp

8400 W. Sunset Rd., Suite 300

Las Vegas, NV 89113

Attn: John  Linss, President

with a copy to (which shallClark Hill PLC

not constitute notice):14850 N. Scottsdale Road, Suite 500

Scottsdale, Arizona 85254

Attn: Daniel A. Schenck

Email: dschenck@clarkhill.com

9.2Amendment and Waiver. This Agreement may not be amended or waived except in a writing executed by the party against which such amendment or waiver is sought to be enforced. No course of dealing between or among any Person having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement. The failure of any party to exercise or enforce any right or remedy conferred upon it hereunder shall not be deemed to be a waiver of any such or other right or remedy nor operate to bar the exercise or enforcement of any thereof at any time thereafter.

9.3Entire Agreement. This Agreement and the Ancillary Agreements constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the Ancillary Agreements, the exhibits, and schedules (other than an exception expressly set forth as such in the schedules), the statements in the body of this Agreement will control.

9.4Conflict with Non-Interference Letter. Notwithstanding anything to the contrary set forth herein, nothing herein shall prevent the parties from complying with the Non-Interference Letter and to the extent there is any conflict between the terms of this Agreement and the Non-Interference Letter, the Non-Interference Letter shall control.

9.5Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

9.6Dispute Resolution. The parties agree that the Federal Arbitration Act shall apply to and govern the arbitration provisions of this Agreement.  All controversies, claims, or disputes arising out of or related to this Agreement or the subject matter hereof or the interpretation, performance, or breach of this Agreement (“Dispute”) shall be resolved by binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association (the “AAA Rules”).  Arbitration will occur in Las Vegas, Nevada. Judgment on any arbitration award may be entered in any court having jurisdiction. If a claim is asserted in excess of $500,000, the matter may be heard by a single arbitrator, but either party may request that the arbitration be heard by a panel of three (3) arbitrators and, if so requested, the arbitration decision shall be made by a majority of the three (3) arbitrators. If the selected arbitrator(s) finds any term or clause in this Agreement to be invalid, unenforceable, or illegal, the same will not have any impact, whatsoever, on other terms or clauses in the Agreement or the entire Agreement. The parties to the Dispute agree to equally split the administrative fee and the compensation of the arbitrator; provided, however, that, at the conclusion of the arbitration, the arbitrator shall award costs and expenses (including the costs of the arbitration previously advanced and the reasonable attorneys’ fees and costs of the prevailing party) to the prevailing party. EACH OF THE PARTIES EXPRESSLY AGREES TO ARBITRATION AND WAIVES ANY RIGHT TO TRIAL BY JURY ANY PARTY MAY HAVE. In the event of any conflict between the arbitration procedures specified in this Agreement and the AAA Rules, this Agreement shall control.

9.7Waiver of Jury Trial. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION (WHETHER AS CLAIM, COUNTER-CLAIM, AFFIRMATIVE DEFENSE, OR OTHERWISE) IN CONNECTION WITH OR IN ANY WAY RELATED TO THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), ACTIONS OR INACTIONS BY OR AMONG THE PARTIES HERETO. EACH PARTY HERETO (A) CONSENTS TO TRIAL WITHOUT A JURY OF ANY SUCH LEGAL PROCEEDING, (B) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY LEGAL PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (C) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.7. A PARTY MAY FILE A COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

9.8Expenses. Except as otherwise specifically provided herein, the Seller Parties shall pay their counsel fees, accounting fees, and other costs and expenses incurred in connection with the negotiation, making, execution, delivery, and performance of this Agreement, and Purchaser shall pay its counsel fees, accounting fees, and other costs and expenses incurred in connection with the negotiation, making, execution, delivery, and performance of this Agreement.

9.9Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign its rights or obligations hereunder without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed; provided, that Purchaser may, without the consent of the Seller Parties, (a) assign this Agreement to an Affiliate of Purchaser, so long as Purchaser remains liable for the performance of its obligations hereunder in the event such Affiliate does not fulfill such obligations, (b) assign this Agreement to any Person that acquires all or substantially all of the Acquired Assets from Purchaser, and/or (c) collaterally assign this Agreement for the benefit of its creditors. Except as otherwise set forth in the immediately preceding sentence, no assignment shall relieve the assigning party of any of its obligations hereunder.

9.10No Third Party Beneficiaries. This Agreement is made solely for the benefit of the parties to this Agreement and their respective successors and permitted assigns, and nothing contained in this Agreement shall be deemed to give any Person any right to enforce any of the provisions of this Agreement, nor shall any of them be a third party beneficiary of this Agreement.

9.11Recitals. The parties acknowledge the accuracy of the recitals, which are incorporated by reference herein and are made a part of this Agreement.

9.12Specific Performance. Each party acknowledges and agrees that the other party would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by the parties could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which any party may be entitled under this Agreement, at law or in equity, each party shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary, and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

9.13Construction.

(a)The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(b)Section and subsection headings are not to be considered part of this Agreement, are included solely for convenience, are not intended to be full or accurate descriptions of the content of the sections or subsections of this Agreement and will not affect the construction hereof.

(c)Except as otherwise explicitly specified to the contrary herein, (i) the words “hereof,” “herein,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular section or subsection of this Agreement and reference to a particular section of this Agreement will include all subsections thereof, (ii) references to the preamble, recitals, an article, section, exhibit, or schedule means a preamble, recital, article, or section of, or exhibit or schedule to, this Agreement, (iii) definitions will be equally applicable to both the singular and plural forms of the terms defined, and references to the masculine, feminine or neuter gender will include each other gender, (iv) the word “including” means “including without limitation,” (v) the word “or” is not exclusive and shall mean “and/or,” (vi) any reference to “$” or “dollars” means United States Dollars, and (vii) references to a particular statute or regulation include all amendments thereto, all rules and regulations thereunder and any successor statute, rule or regulation, in each case, as amended or otherwise modified from time to time.

(d)Only that information that has been made available and visible at all times to Purchaser and its Representatives in the electronic data room hosted by OneHub.com (at https://ws.onehub.com/workspaces/1308465/files) and maintained by Seller for purposes of conducting diligence for the acquisition of the Business as such data room existed as of two (2) business days prior to the Effective Date shall be considered to have been “delivered” or “made available” to Purchaser for purposes of this Agreement. Neither the listing nor description of any item, matter, or document in any schedule hereto nor the furnishing or availability for review of any document will be construed to modify, qualify, or disclose an exception to any representation or warranty of any party to this Agreement made herein or in connection herewith, except to the extent that such representation or warranty specifically refers to such schedule and such modification, qualification, or exception is clearly described in such schedule.

(e)The parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any party to this Agreement has breached or violated, or if there is an inaccuracy in, any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached or violated, or in respect of which there is not an inaccuracy, will not detract from or mitigate the fact that the party has breached or violated, or there is an inaccuracy in, the first representation, warranty, or covenant.

(f)References herein to any Person will include such Person’s heirs, executors, personal representatives, administrators, successors, and permitted assigns; provided, that nothing contained in this clause will authorize any assignment or transfer not otherwise expressly permitted by this Agreement.

(g)References herein to any obligation under any Contract (including this Agreement) mean such obligation or Contract as amended, supplemented, or modified from time to time in accordance with the terms thereof and hereof.

(h)With respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to and including.”

(i)Time is of the essence with regard to all dates and time periods set forth or referred to in this Agreement.

9.14Counterparts; Transmission. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Agreement, the Ancillary Agreements, and all amendments hereto or thereto will become effective when duly executed and delivered by each party hereto or thereto. The parties may execute this Agreement and the Ancillary Agreements by original, electronic, or digital signature. The exchange of copies of the signature pages to this Agreement and the Ancillary Agreements, including by email, facsimile, a recognized digital electronic security procedure, or other similar electronic transmission (including an image of a signature), shall constitute effective execution and delivery. Such copies shall be treated in all manner and respects and for all purposes as an original signature and shall be considered to have the same binding legal effect as if they were the original signed version thereof delivered in person. Signatures of the parties transmitted by any such transmission shall be deemed to be their original signatures for all purposes.

[SIGNATURE PAGE FOLLOWS]

WHEREFORE, the parties have caused this Agreement to be duly executed as of the Effective Date.

PURCHASER:

KeyStar Corp.

By:/s/ John Linss

Name:John Linss

Title:CEO

SELLER:

ZenSports, Inc.

By:/s/ Mark Thomas

Name:Mark Thomas

Title:CEO

KEY PERSONS:

/s/ Mark Thomas

Mark Thomas

/s/ Etan Mizrahi Shalom

Etan Mizrahi-Shalom

/s/ Adil Sher

Adil Sher

/s/ John Dulay

John Dulay

Asset Purchase Agreement

EXHIBIT A

Non-Interference Letter

Clark Hill

John Moran

T (702) 697-7505

Email:jmoran@clarkhill.com

June 16, 2022

VIA ELECTRONIC MAIL [Mark@zensports.com]

Mark Thomas, President
ZenSports, Inc.

78 SW 7th St. Suite 800
Miami, Florida 33130-3782

Clark Hill PLLC 3800 Howard Hughes Parkway, Suite 500 Las Vegas, NV 89169 T (702) 862-8300 F (702)862-8400

Re: Letter of Non-Interference

Dear Mr. Thomas,

I am writing on behalf of KeyStar Corp., (“KeyStar”) in regard to the Letter of Intent dated June 1, 2022, between KeyStar and ZenSports, Inc., (“Zen.”) Specifically, this letter serves to (i) acknowledge that Zen conducts regulated gaming activities in Nevada pursuant to certain licenses and approvals (as detailed below); and (ii) confirm that KeyStar will not interfere (either directly or indirectly) with such regulated activities until it has obtained the necessary licenses and approvals from the Nevada Gaming Control Board and Nevada Gaming Commission (the “Nevada Gaming Authorities”).

To begin, KeyStar acknowledges that Zen (and its subsidiary, ZenSports Information Services LLC) hold the following gaming licenses in Nevada:

•Manufacturer's License

•Distributor's License

•Non-Restricted License to operate gaming (including race and sports) at Big Wheel Casino, which is located at 163 E Main St, Lovelock, NV 89419

•Operator of Information Services

The above referenced licenses allow Zen to, among other things, operate slot machines at the Big Wheel Casino and develop a race and sports book platform for use within Nevada (the “Regulated Activities.”)

Additionally, KeyStar acknowledges that (i) Mr. Thomas has been found suitable by Nevada Gaming Authorities to serve as the President, Secretary, Treasurer, CEO, CFO, Director and majority owner of Zen; (ii) Mr. Mizrahi-Shalom has been found suitable by the Nevada Gaming Authorities to serve as the CTO and a minority owner of Zen; and (iii) Mr. Kowalski has an application pending with the Nevada Gaming Authorities to be found suitable as the GM of Casino Operations and Sports Betting and Compliance of Zen (for the purposes

June 16, 2022

of this letter, Mr. Thomas, Mr. Mizrahi-Shalom and Mr. Kowalski will be referred to as the “Key Executives”).

Importantly, KeyStar understands that all persons, locations, practices, associations and activities related to the operation of licensed gaming establishments in Nevada are subject to strict regulation that is governed by the Gaming Control Act and Regulations of the Nevada Gaming Commission. As a result, until KeyStar obtains the necessary licenses and approvals to do so, KeyStar will not:

•influence (either directly or indirectly) the operations of Zen, including the Key Executives in their exercise of their management or voting rights in respect of the Regulated Activities. That is, KeyStar understands and acknowledges that the Key Executives are authorized to exercise their management and voting rights of Zen independently of, and without consultation with, KeyStar;

•acquire ownership in Zen or any of its assets that are regulated by the Nevada Gaming Authorities; and

•share in any gaming revenues that are generated by the Regulated Activities.

Lastly, KeyStar acknowledges that should it violate the Gaming Control Act or any of the Regulations promulgated thereunder, such violation may, among other things, (i) impair the rights, licenses and approvals of Zen, and result in disciplinary proceedings including fines, licensing conditions and even license revocation; (ii) require Zen to cease all business with KeyStar; and/or (iii) prevent KeyStar from being able to obtain any licenses or approvals from the Nevada Gaming Authorities.

Sincerely,

CLARK HILL PLLC

/s/ John Moran

John Moran

JM:je

cc:J. Brin Gibson, Chairman NGCB

James Taylor, Chief, NGCB

Nathan Allen, Deputy Chief, NGCB

Asset Purchase Agreement

EXHIBIT B

Registration Rights Agreement Form

REGISTRATION RIGHTS AGREEMENT

by and between

KEYSTAR CORP.

and

ZENSPORTS, INC.

and

ADDITIONAL HOLDERS

Dated as of August 26, 2022

TABLE OF CONTENTS

ARTICLE I

RESALE SHELF REGISTRATION

Section 1.1Resale Shelf Registration Statement1

Section 1.2Effectiveness Period2

Section 1.3Subsequent Shelf Registration Statement2

Section 1.4Supplements and Amendments2

Section 1.5Subsequent Holders and Share Issuances2

Section 1.6Underwritten Offering3

Section 1.7Take-Down Notice4

Section 1.8Piggyback Registration5

ARTICLE II

ADDITIONAL PROVISIONS REGARDING REGISTRATION RIGHTS

Section 2.1Registration Procedures6

Section 2.2Suspension9

Section 2.3Expenses of Registration10

Section 2.4Information by Holders10

Section 2.5Rule 14410

Section 2.6Securities Exchange Listing11

Section 2.7Market Standoff11

ARTICLE III

INDEMNIFICATION

Section 3.1Indemnification by Company12

Section 3.2Indemnification by Holders12

Section 3.3Notification13

Section 3.4Contribution14

ARTICLE IV

TRANSFER AND TERMINATION OF REGISTRATION RIGHTS

Section 4.1Transfer of Registration Rights15

Section 4.2Termination of Registration Rights15

ARTICLE V

MISCELLANEOUS

Section 5.1Amendments and Waivers15

Section 5.2Extension of Time, Waiver15

Section 5.3Assignment15

Section 5.4Counterparts16

Section 5.5Entire Agreement; No Third Party Beneficiary16

Section 5.6Governing Law; Jurisdiction16

Section 5.7Specific Enforcement17

Section 5.8Waiver of Jury Trial17

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Section 5.9Notices17

Section 5.10Severability18

Section 5.11Expenses18

Section 5.12Interpretation19

Section 5.13No Inconsistent Agreements19

Section 5.14Independent Agreement by the Holders19

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REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of August 26, 2022, by and between KeyStar Corp., a Nevada corporation (the “Company”), and ZenSports, Inc., a Delaware corporation (“ZenSports”). Capitalized terms used but not defined elsewhere herein are defined in Exhibit A. ZenSports and any other party that may become a party hereto pursuant to Section 4.1 are referred to collectively as the “Holders” and individually each as a ”Holder”.

RECITALS

WHEREAS, the Company and ZenSports are party to that certain Asset Purchase Agreement, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time, the “Purchase Agreement”), pursuant to which, among other things, upon the terms and subject to the conditions set forth therein, at the closing of the transactions contemplated by the Purchase Agreement and from time to time upon the occurrence of certain conditions following the closing (the “Closing”) of the transactions contemplated by the Purchase Agreement, as consideration for the sale and transfer by ZenSports of certain assets to the Company, the Company will issue and sell to ZenSports shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”); and

WHEREAS, as a condition to the obligations of the Company and ZenSports under the Purchase Agreement, the Company and ZenSports are entering into this Agreement for the purpose of granting certain registration rights to the Holders.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

RESALE SHELF REGISTRATION

1.Resale Shelf Registration StatementSubject to the other applicable provisions of this Agreement, the Company shall use its reasonable best efforts to prepare and file on the six-month anniversary of the Company’s common stock becoming listed on a Qualified Exchange a registration statement covering the sale or distribution from time to time by the Holders, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, of all the Registrable Securities held by Holders (if the Company is eligible to register for resale the Registrable Securities on Form S-3, then such registration shall be on such Form S-3, otherwise Form S-1) and shall provide for the registration of such Registrable Securities for resale by the Holders in accordance with any reasonable method of distribution elected by the Holders (the “Resale Shelf Registration Statement”). The Company shall use its reasonable best efforts to cause such Resale Shelf Registration Statement to be declared effective by the SEC as promptly as is reasonably practicable after the filing thereof.  Notwithstanding the six-month anniversary referenced above, if such anniversary occurs up to fifteen days prior to the date on which the Company must file its Quarterly Report on Form 10-Q or its Annual Report on Form 10-K, then Company’s obligation to file the Resale Shelf Registration Statement will be extended to the fifth business day following the date on which the Company files such periodic report with the SEC.

2.Effectiveness PeriodOnce declared effective, the Company shall, subject to the other applicable provisions of this Agreement, use its reasonable best efforts to cause the Resale Shelf Registration Statement to be continuously effective and usable until such time as there are no longer any Registrable Securities (the “Effectiveness Period”).

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3.Subsequent Shelf Registration StatementIf any Shelf Registration Statement ceases to be effective under the Securities Act for any reason at any time during the Effectiveness Period, the Company shall use its reasonable best efforts to as promptly as is reasonably practicable cause such Shelf Registration Statement to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration Statement), and shall use its reasonable best efforts to as promptly as is reasonably practicable amend such Shelf Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement or file an additional registration statement (a “Subsequent Shelf Registration Statement”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Holders thereof of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration Statement is filed, the Company shall use its reasonable best efforts to i) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that if the Company is a WKSI as of the filing date, the Subsequent Shelf Registration Statement shall be an Automatic Shelf Registration Statement, or a prospectus supplement to an effective Automatic Shelf Registration Statement, that shall become effective upon filing with the SEC pursuant to Rule 462(e)) and ii) keep such Subsequent Shelf Registration Statement continuously effective and usable until the end of the Effectiveness Period. Any such Subsequent Shelf Registration Statement shall be a registration statement on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Holders in accordance with any reasonable method of distribution elected by the Holders.

4.Supplements and AmendmentsThe Company shall supplement and amend any Shelf Registration Statement if required by the Securities Act or the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement.

5.Subsequent Holders and Share Issuances  If a Person entitled to the benefits of this Agreement becomes a Holder after a Shelf Registration Statement becomes effective under the Securities Act, the Company shall, as promptly as is reasonably practicable following delivery of written notice to the Company of such Person becoming a Holder and requesting for its name to be included as a selling securityholder in the prospectus related to the Shelf Registration Statement, if required and permitted by applicable law, file with the SEC a supplement to the related prospectus or a post-effective amendment to the Shelf Registration Statement so that such Holder is named as a selling securityholder in the Shelf Registration Statement and the related prospectus in such a manner as to permit such Holder to deliver a prospectus to purchasers of the Registrable Securities in accordance with applicable law; provided, however, that the Company shall not be required to file more than one post-effective amendment or a supplement to the related prospectus for such purpose in any 30-day period.6.Following the date of effectiveness of the Resale Shelf Registration Statement, upon the Company’s issuance of new Registrable Securities to any Holder, including pursuant to the Purchase Agreement, the Company shall, as promptly as is reasonably practicable following delivery of such Registrable Securities to any such Holder, if required and permitted by applicable law, file with the SEC a supplement to the related prospectus or a post-effective amendment to the Shelf Registration Statement so that such new Registrable Securities are registered for resale under the Shelf Registration Statement.

7.If, pursuant to this Section 1.5, the Company shall have filed a post-effective amendment to the Shelf Registration Statement that is not automatically effective, the Company shall use its reasonable best efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is reasonably practicable and notify such Holder as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 1.5.

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8.Underwritten Offering

9.One or more Holders of Registrable Securities may, after a Shelf Registration Statement becomes effective, deliver a written notice to the Company (the “Underwritten Offering Notice”) specifying that the sale of some or all of the Registrable Securities subject to such Shelf Registration Statement is intended to be conducted through an Underwritten Offering, which Underwritten Offering Notice shall specify the number or amount of Registrable Securities intended to be included in such Underwritten Offering; provided, however, that, without the Company’s prior written consent, which may be withheld, conditioned, denied, or delayed for any reason or for no reason, a Holder may not launch an Underwritten Offering (A) if the anticipated gross proceeds are expected to be less than $15,000,000 (unless the Holder, collectively with its Affiliates, is proposing to sell all of their remaining Registrable Securities, in which case the gross proceeds should be expected to be at least $5,000,000) or (B) if such Underwritten Offering is a Marketed Underwritten Offering, within 30 days of any other Marketed Underwritten Offering by the Holders.

10.In the event of an Underwritten Offering, the Holder(s) delivering the Underwritten Offering Notice shall select the managing underwriter(s) to administer the Underwritten Offering; provided, that the choice of such managing underwriter(s) shall be subject to the consent of the Company, which shall not be unreasonably withheld, conditioned, denied, or delayed. The Company and the Holders participating in an Underwritten Offering will enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such offering.

11.Upon receipt of an Underwritten Offering Notice (which, in the case of an Underwritten Offering that is an underwritten block trade or bought deal, shall be received by the Company not less than two Business Days prior to the day such offering is first anticipated to commence, and in other cases, five Business Days prior to such offering), (A) the Company shall, if such notice relates to a Marketed Underwritten Offering other than an underwritten block trade, promptly deliver to each other Holder written notice thereof and if, within three Business Days after the date of the delivery of such notice, a Holder shall so request in writing, the Company shall include in such Marketed Underwritten Offering all or any part of such Holder’s Registrable Securities as such Holder requests to be registered, subject to Section 1.6(d) and (B) the Company shall, as expeditiously as possible, use its reasonable best efforts to facilitate such Underwritten Offering (which, in the case of an Underwritten Offering that is an underwritten block trade or bought deal, may close as early as two Business Days after the date it commences).

12.The Company will not include in any Underwritten Offering pursuant to this Section 1.6 any securities that are not Registrable Securities without the prior written consent of the Holder(s) of a majority of the Registrable Securities participating in such Underwritten Offering. If the managing underwriter or underwriters advise the Company and such Holder(s) in writing that in its or their good faith opinion the number of Registrable Securities (and, if permitted hereunder, other securities requested to be included in such offering) exceeds the number of securities which can be sold in such offering in light of market conditions or is such so as to adversely affect the success of such offering, the Company will include in such offering only such number of securities that can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority: (1) first, the Registrable Securities of the Holders that have requested to participate in such Underwritten Offering, allocated pro rata among such Holders on the basis of the percentage of the Registrable Securities owned by such Holders, and (2) second, any other securities of the Company held by other parties, who have requested that their securities be so included.

13.No Holder may participate in any Underwritten Offering hereunder unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, including any customary lockup agreements requested by the managing underwriters, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lockup agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

14.Take-Down NoticeSubject to the other applicable provisions of this Agreement, including the limitations and requirements in Section 1.6 regarding Underwritten Offerings, at any time that any Shelf Registration Statement is effective, if a Holder delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect a sale or distribution of all or part of its Registrable Securities included by it on any Shelf

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Registration Statement (a “Shelf Offering”) and stating the number of the Registrable Securities to be included in such Shelf Offering, then the Company shall amend, subject to the other applicable provisions of this Agreement, or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be sold and distributed pursuant to the Shelf Offering.

15.Piggyback Registration

16.Except with respect to a Shelf Registration Statement, if the Company proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock, whether or not for sale for its own account (other than a registration statement for an Excluded Registration), then the Company shall give prompt written notice of such filing, which notice shall be given, to the extent reasonably practicable, no later than ten Business Days prior to the filing date (the “Piggyback Notice”) to the Holders. The Piggyback Notice shall offer such Holders the opportunity to include (or cause to be included) in such registration statement the number of shares of Registrable Securities as each such Holder may request (each, a “Piggyback Registration Statement”). Subject to Section 1.8(b), the Company shall include in each Piggyback Registration Statement all Registrable Securities with respect to which the Company has received written requests for inclusion therein (each, a “Piggyback Request”) within five Business Days after the date of the Piggyback Notice. The Company shall not be required to maintain the effectiveness of a Piggyback Registration Statement beyond the earlier of (x) 180 days after the effective date thereof and (y) consummation of the distribution by the Holders of the Registrable Securities included in such registration statement. The Company may postpone or withdraw a Piggyback Registration Statement at any time prior to effectiveness of such Piggyback Registration Statement without incurring any liability to the Holders.

17.If any of the securities to be registered pursuant to the registration giving rise to the rights under this Section 1.8 are to be sold in an Underwritten Offering, the Company shall use reasonable best efforts to cause the managing underwriter or underwriters of a proposed Underwritten Offering to permit Holders who have timely submitted a Piggyback Request in connection with such offering to include in such offering all Registrable Securities included in each Holder’s Piggyback Request on the same terms and subject to the same conditions as any other shares of capital stock, if any, of the Company included in the offering. Notwithstanding the foregoing, if the managing underwriter or underwriters of such Underwritten Offering advise the Company in writing that in its or their good faith opinion the number of securities exceeds the number of securities which can be sold in such offering in light of market conditions or is such so as to adversely affect the success of such offering, the Company will include in such offering only such number of securities that can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority: (3) first, the securities proposed to be sold by the Company for its own account; (4) second, the Registrable Securities of the Holders that have requested to participate in such Underwritten Offering and any other persons with piggyback registration rights who have the right to participate and that have requested to participate in such offering, allocated pro rata among such selling holders on the basis of the total amount of securities owned by each selling holder and its Affiliates (other than the Company); and (5) third, any other securities of the Company held by other parties, who have been requested that their securities be so included, allocated pro rata among such holders on the basis of the percentage of securities of the Company then held by such holders; provided, that Holders may, prior to the earlier of (a) the effectiveness of the registration statement and (b) the time at which the offering price or underwriter’s discount is determined with the managing underwriter or underwriters, withdraw their request to be included in such registration pursuant to this Section 1.8.

ADDITIONAL PROVISIONS REGARDING REGISTRATION RIGHTS

1.Registration ProceduresSubject to the other applicable provisions of this Agreement, in the case of each registration of Registrable Securities effected by the Company pursuant to Article I, the Company will:

2.prepare and as promptly as reasonably practicable file with the SEC a registration statement with respect to such securities and use reasonable best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby, in accordance with the applicable provisions of this Agreement;

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3.prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective and containing a current prospectus for the period specified in paragraph (a) above and (i) use reasonable efforts to cause such filings not to contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (ii) comply with the provisions of the Securities Act and the rules and regulations of the SEC with respect to the disposition of all securities covered by such registration statement in accordance with the Holders’ intended methods of distribution set forth in such registration statement for such period (without limiting the generality of the foregoing, if the Shelf Registration Statement is on Form S-1, the Company shall file prospectus supplements for all applicable Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K to the Shelf Registration Statement so long as such Shelf Registration Statement is effective and shall promptly file any required post-effective amendments to keep such registration statement when required under the rules and regulations of the SEC);

4.furnish to the Holders and their respective counsel copies of the registration statement and the prospectus included therein (including each preliminary prospectus) proposed to be filed and provide such Holders with a reasonable opportunity to review and comment on such registration statement;

5.if requested by the managing underwriter or underwriters, if any, or the Holder(s), promptly include in any prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters, if any, or the Holder(s) may reasonably request in order to permit the intended method of distribution of such securities, which may include disposition of Registrable Securities by all lawful means, including firm-commitment underwritten public offerings, block trades, agented transactions, sales directly into the market, purchases or sales by brokers, derivative transactions, short sales, stock loan or stock pledge transactions and sales not involving a public offering, and make all required filings of such prospectus supplement or post-effective amendment as soon as reasonably practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 2.1(d) that are not, in the opinion of counsel for the Company, in compliance with applicable law;

6.in the event that the Registrable Securities are being offered in an Underwritten Offering, furnish to the Holder(s) participating in such Underwritten Offering and their respective counsel and to the underwriters of the securities being registered and their respective counsel such reasonable number of copies of the registration statement, preliminary prospectus and final prospectus as such Holder(s) or such underwriters may reasonably request in order to facilitate the public offering or other disposition of such securities;

7.as promptly as reasonably practicable notify the Holder(s) at any time when a prospectus relating thereto is required to be delivered under the Securities Act or upon the Company’s discovery of the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing (which, for the avoidance of doubt, shall commence a Suspension Period (as defined below)), and, subject to Section 2.2, as promptly as is reasonably practicable, prepare and file with the SEC a supplement or post-effective amendment to such registration statement or the related prospectus or any document incorporated therein by reference or file any other required document and at the request of any Holder, furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the Holder of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

8.use reasonable best efforts to register and qualify (or exempt from such registration or qualification) the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions within the United States as shall be reasonably requested in writing by any Holder; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (6) qualify to do business in any jurisdictions where it would not otherwise be required to qualify but for this subsection or (7) take any action that would subject it to general service of process in any such jurisdictions;

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9.in the event that the Registrable Securities are being offered in a public offering, enter into an underwriting agreement, a placement agreement or equivalent agreement customary for a transaction of that nature, in each case in accordance with the applicable provisions of this Agreement, and take all such other actions reasonably requested by the Holders of the Registrable Securities being sold in connection therewith (including any reasonable actions requested by the managing underwriters, if any) to facilitate the disposition of such Registrable Securities, and in such connection, (i) the underwriting agreement shall contain indemnification provisions and procedures substantially to the effect set forth in Article III hereof with respect to all parties to be indemnified pursuant to Article III except as otherwise agreed by the Holders and (ii) deliver such other documents and certificates as may be reasonably requested by the managing underwriters;

10.in connection with an Underwritten Offering, the Company shall cause its officers to use their reasonable best efforts to support the marketing of the Registrable Securities covered by such offering (including participation in “road shows” or other similar marketing efforts) to the extent reasonably necessary, in the view of the managing underwriter(s), to support the proposed sale of Registrable Securities pursuant to such Underwritten Offering;

11.use reasonable best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (8) an opinion dated such date of the legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, (9) a “negative assurances letter”, dated such date of the legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and (10) ”comfort” letters dated the date of pricing of such offering and dated such date from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, such letter to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings;

12.use reasonable best efforts to list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock is then listed;

13.provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

14.in connection with a customary due diligence review, make available for inspection by the Holders, any underwriter participating in any such disposition of Registrable Securities, if any, and any counsel or accountants retained by the Holders or underwriter (collectively, the “Offering Persons”), at the offices where normally kept or, if requested, via virtual platform, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information and participate in customary due diligence sessions in each case reasonably requested by any such representative, underwriter, counsel or accountant in connection with such Registration Statement;

15.cooperate with each Holder and each underwriter or agent participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA, including the use of reasonable best efforts to obtain FINRA’s pre-clearance or pre-approval of the registration statement and applicable prospectus upon filing with the SEC;

16.as promptly as is reasonably practicable notify the Holder(s) (11) when the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (12) of any request by the SEC or other federal or state governmental authority for amendments or supplements to such registration statement or related prospectus or to amend or to supplement such prospectus or for additional information, (13) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of such registration statement or the initiation of any proceedings for such purpose (which, for the avoidance of doubt, shall commence a Suspension Period), (14) if at any time the Company has reason to believe

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that the representations and warranties of the Company contained in any agreement contemplated by Section 2.1(h) relating to any applicable offering cease to be true and correct or (15) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose;

17.promptly furnish counsel for each underwriter, if any, and for the Holder(s) and their respective counsel copies of any correspondence with the SEC or any state securities authority relating to the registration statement or prospectus (for the avoidance of doubt, including, but not limited to, any comment letters received from the SEC or any state securities authority); and

18.shall take all other reasonable steps, at the written request of the Holder(s), necessary to effect the registration and offer and sale of the Registrable Securities as required hereby.

The Holders agree that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.1(f), Section 2.1(o)(ii) or Section 2.1(o)(iii), the Holders shall discontinue disposition of any Registrable Securities covered by such registration statement or the related prospectus until receipt of the copies of the supplemented or amended prospectus, which supplement or amendment shall, subject to the other applicable provisions of this Agreement, be prepared and furnished as soon as reasonably practicable, or until the Holders are advised in writing by the Company that the use of the applicable prospectus may be resumed, and have received copies of any amended or supplemented prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such prospectus (such period during which disposition is discontinued being an “Interruption Period”) and, if requested by the Company, the Holders shall use reasonable best efforts to return, and cause the Holders to return, to the Company all copies then in their possession, of the prospectus covering such Registrable Securities at the time of receipt of such request. As soon as practicable after the Company has determined that the use of the applicable prospectus may be resumed, the Company will notify the Holders thereof. In the event the Company invokes an Interruption Period hereunder and in the reasonable discretion of the Company the need for the Company to continue the Interruption Period ceases for any reason, the Company shall, as soon as reasonably practicable, provide written notice to the Holders that such Interruption Period is no longer applicable.

19.SuspensionThe Company shall be entitled, on two occasions during any 12-month period, for a period of time not to exceed an aggregate of 75 days during any 12-month period (any such period a “Suspension Period”), to xxiv) postpone or defer any registration of Registrable Securities and shall have the right not to file and not to cause the effectiveness of any registration covering any Registrable Securities, xxv) suspend the use of any prospectus and registration statement covering any Registrable Securities and xxvi) require the Holders to suspend any offerings or sales of Registrable Securities pursuant to a registration statement, if the Company delivers to the Holders a certificate signed by an executive officer certifying that the Company has determined, in its good faith judgment, that such registration and offering would (1) require the Company to make an Adverse Disclosure or (2) materially interfere with any bona fide material financing, acquisition, disposition or other similar transaction involving the Company or any of its subsidiaries then under consideration. Such certificate shall contain an approximation of the anticipated length of such suspension but omit any statement of the reasons for such suspension. The Holders shall keep the information contained in such certificate confidential subject to the same terms set forth in Section 2.1(m). If the Company defers any registration of Registrable Securities in response to an Underwritten Offering Notice or requires the Holder(s) to suspend any Underwritten Offering, such Holder(s) shall be entitled to withdraw such Underwritten Offering Notice and if it does so, such request shall not be treated for any purpose as the delivery of an Underwritten Offering Notice pursuant to Section 1.6.

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20.Expenses of RegistrationAll Registration Expenses incurred in connection with any registration or offering pursuant to Article I shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders included in such registration.

21.Information by HoldersThe Holder or Holders included in any registration shall furnish to the Company the number of shares of Common Stock (or convertible exchangeable or exercisable for Common Stock within 60 days of any such filing) owned by such Holder or Holders and their Affiliates, the number of such Registrable Securities proposed to be sold, the name and address of such Holder or Holders proposing to sell and the distribution proposed by such Holder or Holders and their Affiliates as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

21.Rule 14422.With a view to making available the benefits of Rule 144 to the Holders, the Company agrees that, for so long as a Holder owns Registrable Securities, the Company will use its reasonable best efforts to:

•make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the date of this Agreement;

•file with the SEC in a timely manner all reports and other documents required of the Company to be filed under the Securities Act and the Exchange Act;

•furnish to the Holder upon written request a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act; and

•take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or any similar rule or regulation hereafter adopted by the SEC.

23.For as long as a Holder owns Registrable Securities issued or issuable upon conversion thereof, the Company will use reasonable best efforts to take such further necessary action as any holder of Registrable Securities may reasonably request in connection with the removal of any restrictive legend on the Registrable Securities being sold, all to the extent required from time to time to enable such Holder to sell the Registrable Securities to the public without registration under the Securities Act within the limitations of the exemption provided by Rule 144. Without limiting the generality of the foregoing: at any time and from time to time upon the reasonable request of the Holders (i) the Company shall cause its transfer agent and legal counsel to remove any restrictive securities legends on the Registrable Securities promptly upon request when such legends are permitted under applicable law to be removed, including in connection with a sale of such securities by a Holder and (ii) when a Holder’s Registrable Securities are eligible to be resold in a broker’s transaction under Rule 144 without regard to Rule 144’s volume, manner of sale and notice restrictions, the Company shall cause all restrictive legends on the Registrable Securities to be removed. The Company shall pay all such reasonable, documented out-of-pocket expenses in connection with removal of any restrictive legends on the Registrable Securities.

24.Securities Exchange ListingFollowing the later of (i) the 24-month anniversary of the date of this Agreement and (ii) the date the Company meets the initial financial and liquidity requirements of a Qualified Exchange, if the Holders of a majority of the Registrable Securities provide a written request to list on a Qualified Exchange to the Company, then the Company shall use its reasonable best efforts to list the Common Stock on a Qualified Exchange, as soon as reasonably practicable and no later than 60 calendar days after the date of such written request.

25.Market StandoffIf the Company files a registration statement (other than in connection with the registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act) with respect to an Underwritten Offering of Common Stock or securities convertible into, or exchangeable or exercisable for, such securities or otherwise informs the Holders that it intends to conduct such Underwritten Offering utilizing an

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effective registration statement and if the Company provides each Holder the opportunity to participate in such Underwritten Offering in accordance with and to the extent required by the terms of this Agreement, then each Holder shall for so long as such Holder together with its respective Affiliates beneficially owns greater than five percent (5%) of the then-outstanding Common Stock, if requested by the managing underwriter or underwriters, enter into a customary “lock-up” agreement relating to the sale, offering or distribution of Registrable Securities, in the form reasonably requested by the managing underwriter or underwriters, covering the period commencing on the date of the prospectus or prospectus supplement pursuant to which such offering may be made and continuing until the date specified by the Company or the managing underwriters (such period not to exceed ninety (90) days); provided, that the foregoing provision shall be applicable to the Holders only if all named executive officers and directors of the Company and all other stockholders individually owning more than five percent (5%) of the Company’s outstanding Common Stock (on an as-converted basis) are subject to substantially similar restrictions as the Holders; provided, further, that nothing herein will prevent (i) any transfer of any shares to any trust for the direct or indirect benefit of the Holder or an immediate family member of the Holder so long as the shares of Common Stock owned by the trustee of such a trust are aggregated with the Holder’s shares in calculating abiding by the five percent (5%) market standoff provisions of this Section 2.7 or (ii) any Holder that is a partnership, limited liability company, corporation or other business entity from making a transfer to an Affiliate; provided, further, any discretionary waiver or termination of this Section 2.7 by such underwriters with respect to any of the Holders shall apply to the other Holders as well, pro rata, based upon the number of Registrable Securities subject to such obligations unless such waiver or termination is for a bona fide emergency or hardship.

INDEMNIFICATION

1.Indemnification by CompanyTo the extent permitted by applicable law, the Company will, with respect to any Registrable Securities covered by a registration statement or prospectus, or as to which registration, qualification or compliance under applicable “blue sky” laws has been effected pursuant to this Agreement, indemnify and hold harmless each Holder, each Holder’s current and former officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents, employees and Affiliates, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act and such Holder’s current and former officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents, employees and Affiliates, and each underwriter thereof, if any, and each Person who controls any such underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Company Indemnified Parties”), from and against any and all expenses, claims, losses, damages, costs (including costs of preparation and reasonable and documented out-of-pocket attorney’s fees and expenses and any legal or other documented fees or expenses actually incurred by such party in connection with any investigation or proceeding), judgments, fines, penalties, charges, amounts paid in settlement and other liabilities, joint or several, (or actions or proceedings, whether commenced or threatened, in respect thereof) (collectively, “Losses”) to the extent arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular, “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act) or other document, in each case related to such registration statement, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rules or regulations thereunder applicable to the Company in connection with any registration or offering hereunder and (without limiting the preceding portions of this Section 3.1), the Company will reimburse each of the Company Indemnified Parties for any reasonable and documented out-of-pocket legal expenses and any other reasonable and documented out-of-pocket expenses actually incurred in connection with investigating, defending or, subject to the last sentence of this Section 3.1, settling any such Losses or action, as such expenses are incurred; provided, that the Company’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned, denied, or delayed), nor shall the Company be liable to a Holder in any such case for any such Losses or action to the extent that it arises out of or is based upon a violation or alleged violation of any state or federal law (including any claim arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission in the registration statement or prospectus) which occurs in reliance upon and in conformity with

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the Holder Information written regarding such Holder furnished to the Company in writing by such Holder or its authorized representatives expressly for use in connection with such registration by or on behalf of any Holder.

2.Indemnification by HoldersTo the extent permitted by applicable law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which registration or qualification or compliance under applicable “blue sky” laws is being effected, indemnify, severally and not jointly with any other Holders, the Company, each of its representatives, and each Person who controls the Company within the meaning of Section 15 of the Securities Act (collectively, the “Holder Indemnified Parties”), against all Losses (or actions in respect thereof) to the extent arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular, “issuer free writing prospectus” or other document, in each case related to such registration statement, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each of the Holder Indemnified Parties for any reasonable and documented out-of-pocket legal expenses and any other reasonable and documented out-of-pocket expenses actually incurred in connection with investigating, defending or, subject to the last sentence of this Section 3.2, settling any such Losses or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, “issuer free writing prospectus” or other document in reliance upon and in conformity with written information regarding such Holder furnished to the Company by such Holder or its authorized representatives and stated to be specifically for use therein; it being understood and agreed that the only such information furnished by any Holder consists of the number of shares of Common Stock (or other Registrable Securities) owned by such Holder, the number of Registrable Securities proposed to be sold by such Holder, the name and address of such Holder proposing to sell, and the distribution proposed by such Holder and any other information required to be included a registration statement by applicable law and the rules of the SEC (collectively, “Holder Information”); provided, however, that in no event shall any indemnity under this Section 3.2 payable by any Holder exceed an amount equal to the net proceeds (after deducting Selling Expenses) actually received by such Holder in respect of the sale of the Registrable Securities giving rise to such indemnification obligation. The indemnity agreement contained in this Section 3.2 shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the applicable Holder (which consent shall not be unreasonably withheld, conditioned, denied, or delayed).

3.NotificationIf any Person shall be entitled to indemnification under this Article III (each, an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party required to provide indemnification (each, an “Indemnifying Party”) of any claim or of the commencement of any proceeding as to which indemnity is sought. The Indemnifying Party shall have the right, exercisable by giving written notice to the Indemnified Party as promptly as reasonably practicable after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the Indemnifying Party’s expense, the defense of any such claim or litigation, with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such Indemnified Party hereunder for any legal expenses and other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or litigation, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the use of counsel chosen by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest; (ii) such action includes both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Parties that are different from or additional to those available to the Indemnifying Party; (iii) the Indemnifying Party shall have failed within a reasonable period of time to employ counsel reasonably satisfactory to the Indemnified Party and assume such defense and the Indemnified Party is or would reasonably be expected to be materially prejudiced by such delay or (iv) the Indemnifying Party agrees to pay such fees and expenses. The failure of any Indemnified Party to give notice as provided herein shall relieve an Indemnifying Party of its obligations under this Article III only to the extent that the failure to give such notice is materially prejudicial or harmful to such Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld, conditioned,

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denied, or delayed), consent to entry of any judgment or enter into any settlement which (A) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation and (B) does not include any statement as to any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party. The indemnity agreements contained in this Article III shall not apply to amounts paid in settlement of any claim, loss, damage, liability or action if such settlement is effected without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned, denied, or delayed. The indemnification set forth in this Article III shall be in addition to any other indemnification rights or agreements that an Indemnified Party may have. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel (together with one local counsel, if appropriate) for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to such claim.

4.ContributionIf the indemnification provided for in this Article III is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, other than pursuant to its terms, with respect to any Losses or action referred to therein, then, subject to the limitations contained in this Article III, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other, in connection with the actions, statements or omissions that resulted in such Losses or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by such Indemnifying Party or such Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 3.4 was determined solely upon pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence of this Section 3.4. Notwithstanding the foregoing, the amount any Holder will be obligated to contribute pursuant to this Section 3.4 will be limited to an amount equal to the net proceeds actually received by such Holder in respect of the sale of the Registrable Securities giving rise to such obligation to contribute. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

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TRANSFER AND TERMINATION OF REGISTRATION RIGHTS

1.Transfer of Registration RightsAny and all rights hereunder may be transferred or assigned by a Holder to any Person in connection with a transfer of Common Stock; provided, however, that xxiv) written notice of such assignment of rights is given to the Company and xxv) such transferee agrees in writing to be bound by, and subject to, this Agreement as a “Holder” pursuant to a written instrument substantially in the form of Exhibit B to this Agreement.

2.Termination of Registration RightsThe rights of any particular Holder to cause the Company to register securities under Article I shall terminate with respect to such Holder upon the date upon which such Holder no longer holds any Registrable Securities.

MISCELLANEOUS

1.Amendments and WaiversSubject to applicable law and subject to the other provisions of this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by the Company and the Holders of a majority of the then-outstanding Registrable Securities; provided, that an amendment that adversely affects any Holder disproportionately to the others shall not bind such Holder without its consent. For greater clarity, the piggyback rights under Section 1.8 may be waived for all Holders by the Holders of a majority of the then-outstanding Registrable Securities so long as no Holders have securities included in the applicable registration statement.

2.Extension of Time, WaiverThe parties hereto may, to the extent legally allowed and except as otherwise set forth herein: xxvi) extend the time for the performance of any of the obligations or other acts of the other parties, as applicable; and xxvii) subject to the requirements of applicable law, waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such party. Any failure or delay in exercising any right, power or privilege pursuant to this Agreement will not constitute a waiver of such right, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

3.AssignmentExcept as provided in Section 4.1, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other parties hereto; provided, however, that, if the Company consolidates or merges with or into any Person and the Common Stock or any other Registrable Securities are, in whole or in part, converted into or exchanged for securities of a different issuer, and any Holder would, upon completion of such merger or consolidation, hold Registrable Securities of such issuer, then as a condition to such transaction the Company will cause such issuer to assume all of the Company’s rights and obligations under this Agreement in a written instrument delivered to the Holders.

4.CounterpartsThis Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg, DocuSign or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

5.Entire Agreement; No Third Party BeneficiaryThis Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Purchase

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Agreement, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof. This Agreement is not intended to and shall not confer any rights or remedies upon any person other than the parties hereto, their respective successors and permitted assigns and any Indemnified Party hereunder.

6.Governing Law; Jurisdiction

(a)This Agreement, and all actions, proceedings or claims arising out of or relating to this Agreement, shall be governed by, and construed in accordance with, the laws of the State of Nevada applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of laws principles.

(b)Each party hereto irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York or any court of the State of New York located in such district any suit, action or other proceeding arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such suit, action or proceeding may be heard and determined in such court. Each party hereto hereby irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such suit, action or other proceeding. The parties hereto further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any suit, action or other proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

7.Specific EnforcementThe parties acknowledge and agree that xxviii) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to enforce specifically the terms and provisions hereof in the courts described in Section 5.6 without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and xxix) the right of specific enforcement is an integral part of this Agreement and without that right, neither the Company nor the Holders would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 5.7 shall not be required to provide any bond or other security in connection with any such order or injunction.

8.Waiver of Jury TrialEACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTION. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.8.

9.NoticesAll notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder: (a) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (b) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (c) immediately upon delivery by electronic mail or by hand (with a written or electronic confirmation of delivery), in each case to the intended recipient as set forth below:

If to the Company, to it at:

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KeyStar Corp.

8400 W. Sunset Rd., Suite 300

Las Vegas, Nevada 89113

Attn: John Linss, CEO
Email: john.linss@gmail.com

with a copy (which shall not constitute notice) to:

Clark Hill PLC

14850 N. Scottsdale Road, Suite 500

Scottsdale, Arizona 85254

Attn: Daniel A. Schenck

Email: dschenck@clarkhill.com

If to the Holders:

ZenSports, Inc.
78 SW 7th Street, Suite 800
Miami, FL 33130
Attn: Mark Thomas, CEO
Email: mark@zensports.com

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP
520 Broadway, Suite 500
Santa Monica, CA 90401
Attn: Geoffrey M. Ossias
Email: gossias@goodwinlaw.com

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Any notice received at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any party hereto may provide notice to the other parties hereto of a change in its address or e-mail address through a notice given in accordance with this Section 5.9, except that that notice of any change to the address or any of the other details specified in or pursuant to this Section 5.9 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice or (B) that is five Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 5.9.

10.SeverabilityIn the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. Upon such a determination, the parties hereto agree to negotiate in good faith to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision. If any provision of this Agreement is so broad as to be unenforceable, such provision will be interpreted to be only so broad as it is enforceable.

11.ExpensesExcept as provided in Section 2.3 and Article III, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

12.InterpretationThe term “this Agreement” means this Agreement together with its exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof.  The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.  No party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any party.  Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including its exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (b) masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation;” (e) references to “$” or “dollar” or “US$” shall be references to United States dollars; (f) the word “or” is disjunctive but not necessarily exclusive; (g) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (h) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if” and (i) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits of this Agreement.  If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

13.No Inconsistent Agreements

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Other Registration Right Agreements. The Company is not currently a party to any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are on parity with or senior to, or inconsistent with, the registration rights granted to the Holders pursuant to this Agreement. The Company shall not enter into any agreement with respect to its securities (a) that is inconsistent with or violates the rights granted to the Holders by this Agreement, (b) that would allow any holder or prospective holder of any securities of the Company to include such securities in any Underwritten Offering or registration giving rights to the rights under Section 1.8 unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that their inclusion would not reduce the amount of the Registrable Securities of the Holders included therein or (c) on terms otherwise more favorable than this Agreement.

14.  Independent Agreement by the Holders

The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder, and no provision of this Agreement is intended to confer any obligations on any Holder vis-à-vis any other Holder. Nothing contained herein, and no action taken by any Holder pursuant hereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

[Signature pages follow]

16

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

KEYSTAR CORP.

By:________________________

Name: John Linss

Title: Chief Executive Officer

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

ZENSPORTS, INC.

By:________________________

Name: Mark Thomas

Title: Chief Executive Officer

[Signature Page to Registration Rights Agreement]

DEFINED TERMS

The following capitalized terms have the meanings indicated:

“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the Company (after consultation with legal counsel): (i) would be required to be made in any registration statement filed with the SEC by the Company so that such registration statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such registration statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” means, of any particular Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided, that the Company and its subsidiaries shall not be deemed to be Affiliates of any Holder or any of its Affiliates.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined under Rule 405.

“Business Day” means any day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by law to be closed.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Registration” means a registration statement: (i) on Form S-4, Form S-8 or any successor forms thereto or otherwise in connection with a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act, (ii) filed to effectuate an exchange offer or any employee benefit or dividend reinvestment plan, including any Form S-8, (iii) with respect to the issuance or resale of Common Stock or other securities issued upon conversion or exchange of convertible debt or (iv) otherwise does not include any Common Stock and is not in a form appropriate for the issuance or sale of Common Stock.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Legal Proceeding” means any claim, action, charge, lawsuit, litigation, audit, investigation, arbitration or other similar legal proceeding brought by or pending before any governmental authority, arbitrator or other tribunal

“Marketed Underwritten Offering” means any Underwritten Offering that includes a customary “road show” or other marketing efforts by the Company and the underwriters, which, for the avoidance of doubt, shall not include block trades.

“Minimum Liquidity Condition” means the satisfaction of all of the following: (i) a minimum average daily trading volume of 2,000 shares of Common Stock for the immediately preceding 30 consecutive trading days with trading occurring on more than half of those 30 days, (ii) an average closing price of at least $4.00 per share of Common Stock over the immediately preceding 30 consecutive trading days and (iii) at least 1 million unrestricted shares of Common Stock held by Persons other than Affiliates of the Company and with all such unrestricted shares having an average market value of at least $15 million in the aggregate for the immediately preceding 30 consecutive trading days.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a governmental authority.

“Qualified Exchange” means The New York Stock Exchange, The NYSE American, The Nasdaq Global Market, The Nasdaq Global Select Market, The Nasdaq Capital Market or any successor or substantially equivalent national securities exchange.

1

“register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement or the automatic effectiveness of such registration statement, as applicable.

“Registrable Securities” means, as of any date of determination, (x) any shares of Common Stock held by a Holder received in connection with the transactions contemplated by the Purchase Agreement, including any shares of Common Stock hereafter acquired pursuant to any escrow agreement or similar arrangement, and (y) any other securities issued or issuable with respect to any such shares of Common Stock by way of share split, share dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) such securities are sold or otherwise transferred pursuant to an effective registration statement under the Securities Act, (ii) such securities shall have ceased to be outstanding, (iii) such securities have been transferred in a transaction in which the Holder’s rights under this Agreement are not assigned to the transferee of the securities, (iv) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met and the transferee thereof does not receive “restricted securities” or (v) (a) such Registrable Securities are eligible to be resold in a broker’s transaction under Rule 144 without regard to Rule 144’s volume, manner of sale and notice restrictions, (b) any restrictive legends on such Shares have been removed, (c) the Common Stock is either listed on a Qualified Exchange or the Minimum Liquidity Condition has been satisfied as of the date this clause (v) is applied and (d) the Holder of such Registrable Securities (collectively with its Affiliates) owns less than 2.0% of the then-outstanding shares of Common Stock. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities, and the Registrable Securities will be deemed to be in existence, whenever such Person has the right to acquire, directly or indirectly, such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person will be entitled to exercise the rights of a holder of Registrable Securities hereunder.

“Registration Expenses” means all expenses incident to the Company’s performance of or compliance with this Agreement, including all (i) registration, qualification and filing fees; (ii) expenses incurred in connection with the preparation, printing and filing under the Securities Act of any registration statement, prospectus and issuer free writing prospectus and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants (including the expenses of any comfort letters or costs associated with the delivery by the Company’s independent certified public accountants of comfort letters customarily requested by underwriters); (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Common Stock under the state or foreign securities or blue sky laws and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable fees and expenses of counsel); (v) the costs and charges of any transfer agent and any registrar; (vi) all expenses and application fees incurred in connection with any filing with, and clearance of an offering by, FINRA; (vii) printing expenses, messenger, telephone and delivery expenses; (viii) internal expenses of the Company (including all salaries and expenses of employees of the Company performing legal or accounting duties); (ix) fees and expenses of listing any Registrable Securities on any securities exchange on which shares of Common Stock are then listed; (x) the expenses of the Company relating to analyst and investor presentations or any “road show” undertaken in connection with the registration and/or marketing of the Registrable Securities; and (xi) reasonable, documented out-of-pocket fees and expenses of one outside legal counsel to the Holders retained in connection with registrations and offerings contemplated hereby. For the avoidance of doubt, Registration Expenses shall not be deemed to include any Selling Expenses.

“Registration Statement” means any registration statement of the Company filed or to be filed with the SEC under the rules and regulations promulgated under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, and including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.

“Rule 405” means Rule 405 promulgated under the Securities Act and any successor provision.

2

“Rule 462(e)” means Rule 462(e) promulgated under the Securities Act and any successor provision.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and the fees and expenses of any accountants or other persons (except as set forth in the definition of “Registration Expenses”) retained or employed by the Holders.

“Shelf Registration Statement” means the Resale Shelf Registration Statement or a Subsequent Shelf Registration Statement, as applicable.

“Underwritten Offering” means a registered offering in which securities of the Company are sold to one or more underwriters on a firm commitment basis for reoffering to the public, including through a block trade or a bought deal.

“WKSI” means a “well-known seasoned issuer” as defined under Rule 405.

The following terms are defined in the Sections of the Agreement indicated:

INDEX OF TERMS

Term	Section

Agreement	Preamble
Closing	Recital
Common Stock	Recital
Company	Preamble
Company Indemnified Parties	Section 3.1
Effectiveness Period	Section 1.2
Electronic Delivery	Section 5.4
Holder	Preamble
Holder Indemnified Parties	Section 3.2
Holders	Preamble
Indemnified Party	Section 3.3
Indemnifying Party	Section 3.3
Interruption Period	Section 2.1
Losses	Section 3.1
Offering Persons	Section 2.1(m)
Piggyback Notice	Section 1.8(a)
Piggyback Registration Statement	Section 1.8(a)
Piggyback Request	Section 1.8(a)
Purchase Agreement	Recitals
Resale Shelf Registration Statement	Section 1.1
Shelf Offering	Section 1.7
Subsequent Shelf Registration Statement	Section 1.3
Suspension Period	Section 2.2
Take-Down Notice	Section 1.7
Underwritten Offering Notice	Section 1.6(a)

3

EXHIBIT B

JOINDER TO REGISTRATION RIGHTS AGREEMENT

This JOINDER (this “Joinder”) to the Registration Rights Agreement, dated as of  August 26, 2022 (the “Agreement”), by and between KeyStar Corp., a Nevada corporation (the “Company”), and ZenSports, Inc., a Delaware corporation (“ZenSports”), is made and entered into as of ________, 20__ by and between the Company and ________(“Holder”). Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Agreement.

WHEREAS, Holder has acquired __________ shares of Common Stock from ZenSports (or its successor or permitted transferee).

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

1.Agreement to be Bound. Holder hereby (i) acknowledges that Holder has received and reviewed a complete copy of the Agreement and (ii) agrees that upon execution of this Joinder, Holder shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement applicable to ZenSports (or its successor or permitted transferee) or any other Holder thereto.

2.Counterparts; Facsimile Signatures. This Joinder may be executed in one or more counterparts (including by facsimile or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

[Signature Page Follows]

B-1

IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of the date first set forth above.

KEYSTAR CORP.

By: ** / Exhibit – Do Not Sign / **

Name:

Title:

[Signature Page to Joinder to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of the date first set forth above.

____________________

By:** / Exhibit – Do Not Sign / **

Name:

Title:

Asset Purchase Agreement

EXHIBIT C

Bonus Payee; Signing Bonuses

Bonus Payee	Signing Bonus	Underlying Contract

Mark Thomas	$500,000.00	Offer of Employment from KeyStar Corp. to Mark Thomas, dated June 16, 2022

Etan Mizrahi-Shalom	$300,000.00	Offer of Employment from KeyStar Corp. to Etan Mizrahi-Shalom, dated June 16, 2022

Adil Sher	$100,000.00	Statement of Work A-1, dated June 16, 2022, between KeyStar Corp. and Adil Sher pursuant to their Master Services Agreement dated June 16, 2022

John Dulay	$100,000.00	Offer of Employment from KeyStar Corp. to John Dulay, dated June 16, 2022

SCHEDULES

TO

ASSET PURCHASE AGREEMENT

BY AND AMONG

KEYSTAR CORP., ZENSPORTS, INC., MARK THOMAS, ETAN MIZRAHI-SHALOM, ADIL SHER AND JOHN DULAY

August 26, 2022

______________________________________________________________________________

Capitalized terms used in the following disclosure schedules (“Schedules”) but not defined therein shall have the meanings given to them in the Asset Purchase Agreement of even date herewith (the “Agreement”), by and among KeyStar Corp., a Nevada corporation (“Purchaser”), ZenSports, Inc., a Delaware corporation (“Seller”), Mark Thomas (“Mark”), Etan Mizrahi-Shalom (“Etan”), Adil Sher (“Adil”), and John Dulay (“John” and together with Mark, Etan, and Adil, each a “Key Person” and collectively the “Key Persons”). Seller and Key Persons are collectively referred to as the “Seller Parties.”  The following Schedules are deemed to be an integral part of the Agreement and are incorporated by this reference in their entirety into the Agreement.

The inclusion of any information or item in the Schedules is intended only to qualify the representations and warranties of the Seller Parties in Articles 4 and 5 of the Agreement and are not intended to broaden the scope of any representation or warranty of the Seller Parties contained in Articles 4 or 5 of the Agreement.  Information disclosed herein may include information that is not required to be disclosed under the Agreement; such disclosures disclosure will not affect the interpretation of the Agreement or the scope of the disclosure obligations under the Agreement.  Inclusion of information contained in the following Schedules will not, in and of itself, be construed as an admission that such information is material.  No item or information in the Schedules relating to any possible default, breach or violation of any contract or agreement will be deemed by any Seller Party to be an admission or acknowledgement to any third party of liability of such Seller Party.

SCHEDULE 2.1(a)

Specific Acquired Assets

1.ZenSports Bet US iOS App

2.ZenSports Bet US Android App

3.ZenSports Bet Mobile Web App

4.ZenSports Play (Esports) iOS App

5.ZenSports Play (Esports) Android App

6.ZenSports Bet Nevada iOS app

7.ZenSports Bet Nevada Android app

8.ZenSports Payments API

9.All technology software, code, databases, and architecture related to the above ZenSports apps and API’s.

10.ZenSports player/customer database of approximately 25,000 accounts.

11.ZenSports website and code located at zensports.com, and all existing sub-pages within the zensports.com website.

12.All rights to the name and brand “ZenSports”, including all common law and registered trademarks associated with the ZenSports name and DBA (however, this does not include the ZenSports, Inc. entity name).  This includes the “ZENSPORTS” federal trademark (Serial # 87169800, Registration # 5413786).

13.Approximately 1,572,367,601 SPORTS utility tokens held in total across the following company wallet addresses:

a.Reserve:

b.Token Bonus Plan:

c.Marketing:

d.Master Wallet for App Transactions:

e.Goods & Services:

f.SPORTS API Gas:

g.Trading:

h.Test Wallet:

i.Test Wallet:

14.All rights related to the un-minted NFTs listed in the “Items” section at https://opensea.io/collection/zensportsians

15.All sales, marketing, and design materials/assets used by Seller.

16.All podcasts within The ZenSports Podcast Network.

17.The following online and social media accounts:

a.Twitter: https://twitter.com/zensports (@ZenSports)

b.Twitter: https://twitter.com/ZenSportsia (@ZenSportsia)

c.Discord: https://discord.com/invite/gnwAUarJtx

d.Facebook: https://www.facebook.com/thezensports

e.Facebook: https://www.facebook.com/zensportsia

f.LinkedIn: https://www.linkedin.com/company/zensports/

g.LinkedIn: https://www.linkedin.com/showcase/zensportsia/

h.Instagram: https://www.instagram.com/thezensports/

i.Instagram: https://www.instagram.com/zensportsia/

j.YouTube: https://www.youtube.com/channel/UCV1-APHUQe-FKl1-Vs_BD6g

k.Telegram: https://t.me/thezensports

18.Independent Test Lab certification of Nevada apps from BMM.

19.ZenSports Information Services, LLC data provider API.

20.P2PB2B Market Making Wallet: https://p2pb2b.com/trade/SPORTS_USDT/

21.Seller-owned cellular phones and laptops.

22.Marketing swag and conference marketing materials in storage, including booth signs, company-branded clothing, and other company-branded swag.

23.All of Seller’s rights, title and interest, if any, in ZenSports Limited, a Malta private limited liability company, if any

24.All data and information of Seller with its accounts with each of the following:

a.Algolia

b.LSports Data LTD

c.P2PB2B

d.SportsData

e.Network Security Associates

25.All phone numbers assigned to Seller with its account with AT&T.

26.All website domains registered to ZenSports, Inc., except bigwheel.casino and bigwheel.co, including:

zensorts.com	zensports.dev
zenspors.com	zensports.football
zensport.app	zensports.games
zensport.biz	zensports.golf
zensport.club	zensports.guru
zensport.co	zensports.info
zensport.company	zensports.io
zensport.football	zensports.me
zensport.games	zensports.mobi
zensport.golf	zensports.online
zensport.guru	zensports.pro
zensport.me	zensports.shop
zensport.mobi	zensports.tennis
zensport.net	zensports.today
zensport.online	zensports.tv
zensport.org	zensports.us
zensport.pro	zensports.xyz
zensport.shop	zensportsia.biz
zensport.tennis	zensportsia.club
zensport.today	zensportsia.co
zensport.tv	zensportsia.com
zensport.us	zensportsia.info
zensport.xyz	zensportsia.io
zensportia.com	zensportsia.net
zensports.app	zensportsia.org
zensports.club	zensprts.com
zensports.co	znsports.us
zensports.com

SCHEDULE 2.1(b)

Assumed Contracts

1.Adobe	26.LinkedIn
2.Algolia	27.Linktree
3.Amazon Web Services	28.LSports Data LTD
4.Apple developer accounts	29.Mailtrap
5.Asana	30.MongoDB
6.AT&T	31.Network Security Associates
7.Blockcypher	32.New Relic
8.Browerstack	33.P2PB2B
9.Calendly	34.Pagerduty
10.Captivate	35.Papertrail
11.Cloudflare	36.Pinata Cloud
12.Cloudinary	37.Pingboard
13.DocSend	38.Pipedrive
14.Expensify	39.Postman
15.Github	40.Prime Trust LLC
16.GoDaddy	41.RocketReach
17.Google Workspace	42.Sendgrid
18.Google Cloud Platform	43.Shutterstock
19.Grammarly	44.Sidekiq
20.Heroku	45.Slack
21.Intercom	46.SportsData
22.IPInfo	47.Stow Simple
23.iStock	48.Yoast
24.JazzHR	49.Yoti
25.LastPass (GoTo)	50.Zoom

SCHEDULE 2.1(c)

Prepaid Expenses

Expense	Vendor	Last Amount Paid	Date Paid	Remaining Value of Prepaid Asset
Picture / avatar storage	Cloudinary	$1,608.00	2/23/2022	$938.00
Task management	Asana	$3,956.40	3/31/2022	$2,637.60
Intracompany chat	Slack	$1,700.38	11/15/2021	$566.79
Code repositories	Github	$846.38	1/3/2022	$449.32
Lead generation	LinkedIn	$4,500.00	2/22/2022	$2,625.00
Password and access management	LastPass	$816.00	4/1/2022	$612.00
Applicant tracking software	Jazz HR	$617.40	4/8/2022	$463.05
Totals				$8,291.76

SCHEDULE 4.1

Seller Group Jurisdictions

1.Seller is incorporated in Delaware.  It is qualified to do business in Delaware, Nevada, and California.

2.ZIS is incorporated in Nevada.  It is qualified to do business in Nevada.

SCHEDULE 4.4(A)

FINANCIAL STATEMENTS

ZenSports, Inc.

Profit and Loss

January - May, 2022

	JAN 2022	FEB 2022	MAR 2022	APR 2022	MAY 2022	TOTAL
Income						
Bar Sales	456.60	610.28	505.69	589.77	557.38	$2,719.72
Esports & Rec Sports						$0.00
Tournament Prize Money			-35,507.67			$ -35,507.67
Total Esports & Rec Sports			-35,507.67			$ -35,507.67
Esports Tournament Sponsorships		4,500.00	4,500.00	4,500.00	5,000.00	$18,500.00
Floor Comps	7,199.25	9,729.25	11,204.75	10,492.27	10,134.25	$48,759.77
Podcast Sponsorship		0.00	0.00	0.00	0.00	$0.00
Slot Drops						$0.00
Bill Drop	395,502.44	410,359.00	496,916.00	556,266.00	551,686.00	$2,410,729.44
Ticket Drop	238,742.30	234,253.95	278,414.23	293,263.39	290,456.22	$1,335,130.09
Total Slot Drops	634,244.74	644,612.95	775,330.23	849,529.39	842,142.22	$3,745,859.53
Slot Payouts						$0.00
Attendant Payouts	-29,869.60	-37,396.93	-24,265.35	-51,829.01	-45,337.62	$ -188,698.51
Ticket Payouts	-514,314.70	-509,969.20	-603,678.48	-677,401.52	-679,004.12	$ -2,984,368.02
Voucher Liability	117.10	-21.18	325.80	-31.05		$390.67
Total Slot Payouts	-544,067.20	-547,387.31	-627,618.03	-729,261.58	-724,341.74	$ -3,172,675.86
Total Income	$97,833.39	$112,065.17	$128,414.97	$135,849.85	$133,492.11	$607,655.49
Cost of Goods Sold						
Bar Inventory	8,311.32	4,295.37	4,909.32	5,552.93	4,335.16	$27,404.10
Blockchain API as a Service	380.00	380.00	380.00	380.00	380.00	$1,900.00
Database as a Service	855.86	855.52	772.98	856.50	828.17	$4,169.03
Email as a Service	249.00	249.00	249.00	249.00	249.00	$1,245.00
Fiat Payment Processing Fees	1,069.90	1,076.67	35.00	35.00	1,535.00	$3,751.57
Geolocation as a Service	348.00		696.00		696.00	$1,740.00
KYC as a Service	2.17	10.15	7.37	211.22	63.00	$293.91
Photos as a Service	134.00	134.00	134.00	134.00	134.00	$670.00
Search as a Service	6,804.16	6,804.16	6,804.16	6,804.16	6,804.16	$34,020.80
Servers & Hosting	27,154.56	25,271.13	27,015.09	28,583.10	31,575.68	$139,599.56
Sports/Leagues Data	9,360.45	3,335.74	9,292.36	9,151.03	9,167.96	$40,307.54
Total Cost of Goods Sold	$54,669.42	$42,411.74	$50,295.28	$51,956.94	$55,768.13	$255,101.51
GROSS PROFIT	$43,163.97	$69,653.43	$78,119.69	$83,892.91	$77,723.98	$352,553.98
Expenses						
Bad Debts		905.03	-905.03			$0.00
Bar Over/Short Variance			18.00	0.00		$18.00
Benefits						$0.00
Continuous Education	27.91	27.91	72.91	27.91	117.91	$274.55
Healthcare	16,583.98	19,564.08	18,613.63	18,806.44	18,326.55	$91,894.68
Office Food/Drink Supplies	782.67	197.98	839.76	159.48	587.91	$2,567.80
Office Lunches/Dinners	1,692.24	1,045.98	2,328.52	928.27	1,050.66	$7,045.67
Parking/Commuter Reimbursement	257.00					$257.00
Team Building Events	1,106.92	1,845.61	29.25	28.41		$3,010.19
Total Benefits	20,450.72	22,681.56	21,884.07	19,950.51	20,083.03	$105,049.89
Customer Support						$0.00
Customer Support Software	970.00	830.00	1,196.00	1,468.00	1,258.00	$5,722.00
Total Customer Support	970.00	830.00	1,196.00	1,468.00	1,258.00	$5,722.00

Accrual Basis Thursday, June 30, 2022 06:23 PM GMT-04:00

1/4

ZenSports, Inc.

Profit and Loss

January - May, 2022

	JAN 2022	FEB 2022	MAR 2022	APR 2022	MAY 2022	TOTAL
Dues & Subscriptions		165.00	165.00			$330.00
Internal / Admin Software Licenses	3,342.74	3,433.65	3,289.20	4,767.60	4,095.20	$18,928.39
Total Dues & Subscriptions	**3,342.74**	**3,598.65**	**3,454.20**	**4,767.60**	**4,095.20**	**$19,258.39**
Engineering Software Licenses	1,956.98	1,708.33	1,667.36	1,631.39	1,751.03	$8,715.09
Finance						$0.00
Bank Account Fees	260.06	23.49	135.16	133.80	135.00	$687.51
Bar Cash Variance				-5.00	7.95	$2.95
Cryptocurrency Withdrawal Processing Fees	100.81	100.07	100.07	94.53	95.04	$490.52
Electronic Payment Fees	237.00	50.43	175.11	128.45	116.98	$707.97
Foreign Exchange Fees		0.06	5.78	0.09	8.94	$14.87
Market Making Service			5,000.00			$5,000.00
Wire Fees	90.00	150.00	150.00	235.00	60.00	$685.00
Total Finance	**687.87**	**324.05**	**5,566.12**	**586.87**	**423.91**	**$7,588.82**
Human Resources						$0.00
Human Resources Software	128.40	132.75	132.75	123.75	132.75	$650.40
Total Human Resources	**128.40**	**132.75**	**132.75**	**123.75**	**132.75**	**$650.40**
Insurance						$0.00
Workers Comp	150.66	127.30	109.96	110.35	106.62	$604.89
Total Insurance	**150.66**	**127.30**	**109.96**	**110.35**	**106.62**	**$604.89**
Investors Expense						$0.00
Fundraising/Investor Pitches		1,250.00		7,524.44		$8,774.44
Total Investors Expense		**1,250.00**		**7,524.44**		**$8,774.44**
Loyalty & Customer Success						$0.00
Bar Comps	7,199.25	9,729.25	11,204.75	10,492.27	10,134.25	$48,759.77
Customer Gifts			6,706.92	1,009.99	1,009.99	$8,726.90
Total Loyalty & Customer Success	**7,199.25**	**9,729.25**	**17,911.67**	**11,502.26**	**11,144.24**	**$57,486.67**
Marketing						$0.00
Blogging	1,603.00	1,603.00	1,603.00		3,483.00	$8,292.00
Conferences/Trade Shows			6,691.83	7,862.96		$14,554.79
Digital Partners	147.00	147.00	147.00	147.00	147.00	$735.00
Email Campaigns		445.95	973.00	49.90	198.90	$1,667.75
Esports Content	676.00	600.00	2,623.40	1,100.00	492.60	$5,492.00
Esports Tournaments	2,485.00	3,510.00	7,870.55	8,345.06	7,690.00	$29,900.61
Facebook Ads				790.61	46.62	$837.23
Images		199.00	199.00	199.00	199.00	$796.00
Influencer Marketing			399.00	399.00	399.00	$1,197.00
LinkedIn Ads	642.77	57.23	7,414.81	2,240.36		$10,355.17
Marketing Software			5.91	6.06	5.92	$17.89
NFT Marketing		45,000.00	65,840.00	2,500.00		$113,340.00
Podcasts	19.00	19.00	644.00	19.00	19.00	$720.00
Print Collateral & Swag	40.00	172.23	73.00	40.00	1,623.43	$1,948.66
Tournament Sponsorships			200.00			$200.00
Twitter Ads		83.76	196.94			$280.70
Video Marketing		2,500.00		102.09	394.41	$2,996.50
Website	4.99	4.99	4.99	4.99	4.99	$24.95
Total Marketing	**5,617.76**	**54,342.16**	**94,886.43**	**23,806.03**	**14,703.87**	**$193,356.25**

Accrual Basis Thursday, June 30, 2022 06:23 PM GMT-04:00 2/4

ZenSports, Inc.

Profit and Loss

January - May, 2022

	JAN 2022	FEB 2022	MAR 2022	APR 2022	MAY 2022	TOTAL
Media & Entertainment						$0.00
News Subscriptions	8.00	22.99	22.99	8.00	8.00	$69.98
Sports Subscriptions	69.99	153.11	249.68	249.69	249.69	$972.16
Total Media & Entertainment	**77.99**	**176.10**	**272.67**	**257.69**	**257.69**	**$1,042.14**
Office/Admin Expenses						$0.00
Junk Removal			546.39			$546.39
Mailbox & Shipping	122.27	111.56	749.03	423.56	793.30	$2,199.72
Office Supplies	226.77	710.46	530.74	354.33	244.08	$2,066.38
Satellite TV	245.29					$245.29
Storage	109.84	168.84	109.84	227.84	524.77	$1,141.13
WiFi	548.00	149.00	149.00	149.00	149.00	$1,144.00
Total Office/Admin Expenses	**1,252.17**	**1,139.86**	**2,085.00**	**1,154.73**	**1,711.15**	**$7,342.91**
Participation Fees						$0.00
Leased Machine Participation		1,075.86	853.07	1,200.35	1,975.11	$5,104.39
Slot Route Operator Participation	29,269.65	31,605.22	47,900.58	39,097.13	38,285.16	$186,157.74
Total Participation Fees	**29,269.65**	**32,681.08**	**48,753.65**	**40,297.48**	**40,260.27**	**$191,262.13**
Payroll Expenses						$0.00
Taxes	22,908.00	10,618.54	10,960.81	8,738.65	9,627.53	$62,853.53
Wages	242,097.54	114,093.36	135,466.71	110,150.37	108,963.08	$710,771.06
Total Payroll Expenses	**265,005.54**	**124,711.90**	**146,427.52**	**118,889.02**	**118,590.61**	**$773,624.59**
PR	574.00	1,498.00				$2,072.00
Product						$0.00
Phone Data Plans	377.33	447.47	573.11	601.14	553.39	$2,552.44
Total Product	**377.33**	**447.47**	**573.11**	**601.14**	**553.39**	**$2,552.44**
Professional Services	437.50		1,025.01			$1,462.51
Business Development Consulting	4,300.00	2,337.50	6,450.00	3,100.00	2,700.00	$18,887.50
Clothing Rental	20.00					$20.00
Design Services	10,445.00	2,340.00	9,424.91	9,360.00	9,360.00	$40,929.91
Engineering Contractors	68,309.76	53,552.60	82,234.09	47,507.33	37,559.47	$289,163.25
Legal Fees	7,500.00	20,283.45	10,032.30	9,176.64		$46,992.39
Marketing Consultants			1,900.00			$1,900.00
Professional Organization Memberships	219.00					$219.00
Total Professional Services	**91,231.26**	**78,513.55**	**111,066.31**	**69,143.97**	**49,619.47**	**$399,574.56**
Recruiting						$0.00
Recruiting Software	1,315.00	438.00	488.00	51.45	51.45	$2,343.90
Total Recruiting	**1,315.00**	**438.00**	**488.00**	**51.45**	**51.45**	**$2,343.90**
Regulatory & Compliance						$0.00
Business Licenses/Fees			2,295.00	300.00		$2,595.00
Gaming Licenses	9,795.67				4,564.16	$14,359.83
Technology Certifications		3,964.25				$3,964.25
Total Regulatory & Compliance	**9,795.67**	**3,964.25**	**2,295.00**	**300.00**	**4,564.16**	**$20,919.08**
Rent & Office Space	36,197.06	37,070.81	36,117.18	31,655.54	30,497.35	$171,537.94
Sales Expense						$0.00
Sales Software	413.33	375.00	375.00	375.00	375.00	$1,913.33
Total Sales Expense	**413.33**	**375.00**	**375.00**	**375.00**	**375.00**	**$1,913.33**

Accrual Basis Thursday, June 30, 2022 06:23 PM GMT-04:00

3/4

ZenSports, Inc.

Profit and Loss

January - May, 2022

	JAN 2022	FEB 2022	MAR 2022	APR 2022	MAY 2022	TOTAL
Taxes			170.70			$170.70
Gaming Revenue Taxes	13,656.32	1,929.35	1,260.79	3,474.26	4,674.46	$24,995.18
Sales & Use Tax		31.13	283.58		836.71	$1,151.42
State Taxes		922.67		800.00		$1,722.67
Use Tax	255.57	345.39	397.77	372.48	359.77	$1,730.98
Total Taxes	13,911.89	3,228.54	2,112.84	4,646.74	5,870.94	$29,770.95
Travel						$0.00
Airfare	1,773.20			2,053.60	251.99	$4,078.79
Baggage Fees				30.00		$30.00
Ground Transportation	28.77	205.03	200.11	814.90	496.88	$1,745.69
Lodging	403.19		233.44	1,074.72		$1,711.35
Meals/Drinks		284.08		215.05	42.79	$541.92
Parking		9.35				$9.35
Travel Insurance	36.00					$36.00
WiFi during Travel		9.00		34.00	34.00	$77.00
Total Travel	2,241.16	507.46	433.55	4,222.27	825.66	$8,230.10
Vault Cash Variance	209.88	-9.34	-8.72	-0.24		$191.58
Total Expenses	$492,376.31	$380,371.76	$496,912.64	$343,065.99	$306,875.79	$2,019,602.49
NET OPERATING INCOME	$ -449,212.34	$ -310,718.33	$ -418,792.95	$ -259,173.08	$ -229,151.81	$ -1,667,048.51
Other Income						
Bank Interest	16.63	11.52	8.87	4.90	2.89	$44.81
Total Other Income	$16.63	$11.52	$8.87	$4.90	$2.89	$44.81
NET OTHER INCOME	$16.63	$11.52	$8.87	$4.90	$2.89	$44.81
NET INCOME	$ -449,195.71	$ -310,706.81	$ -418,784.08	$ -259,168.18	$ -229,148.92	$ -1,667,003.70

Accrual Basis Thursday, June 30, 2022 06:23 PM GMT-04:00

4/4

ZenSports, Inc.

Profit and Loss

January - December 2021

	JAN 2021	FEB 2021	MAR 2021	APR 2021	MAY 2021	JUN 2021	JUL 2021	AUG 2021	SEP 2021	OCT 2021	NOV 2021	DEC 2021	TOTAL
Income													
Bar Sales										88.47	357.84	409.43	$855.74
Esports & Rec Sports													$0.00
Tournament Prize Money												-34,742.68	$ -34,742.68
Total Esports & Rec Sports												-34,742.68	$ -34,742.68
Floor Comps										1,375.00	7,074.25	6,722.00	$15,171.25
Slot Drops													$0.00
Bill Drop											521,430.08	383,046.48	$904,476.56
Ticket Drop											224,803.04	210,173.63	$434,976.67
Total Slot Drops											746,233.12	593,220.11	$1,339,453.23
Slot Payouts													$0.00
Attendant Payouts											-41,074.65	-13,942.58	$ -55,017.23
Ticket Payouts											-552,869.08	-435,322.81	$ -988,191.89
Voucher Liability										385.49	-40.23	-171.92	$173.34
Total Slot Payouts										385.49	-593,983.96	-449,437.31	$ -1,043,035.78
Sports Betting Revenue													$0.00
Betting Volume	6,511,255.00	7,142,711.00	7,756,149.00	6,212,599.00	4,458,735.00	3,482,937.00	5,002,702.00						$40,567,088.00
Market Making Revenue	3,124.00	3,124.00	2,025.00	1,500.00	2,250.00	1,840.00	1,840.00						$15,703.00
Marketplace Fees	122,471.00	138,302.00	165,505.00	130,746.00	93,404.00	73,519.00	105,516.00						$829,463.00
Pass Through Betting	-6,511,480.00	-7,142,711.00	-7,756,149.00	-6,212,599.00	-4,458,735.00	-3,482,937.00	-5,002,702.00						$ -40,567,313.00
Total Sports Betting Revenue	125,370.00	141,426.00	167,530.00	132,246.00	95,654.00	75,359.00	107,356.00						$844,941.00
Total Income	$125,370.00	$141,426.00	$167,530.00	$132,246.00	$95,654.00	$75,359.00	$107,356.00	$0.00	$0.00	$1,848.96	$159,681.25	$116,171.55	$1,122,642.76
Cost of Goods Sold													
Bar Inventory										1,431.91	610.14	4,064.51	$6,106.56
Blockchain API as a Service	380.00	380.00	380.00	380.00	380.00	380.00	380.00	380.00	380.00	380.00	380.00	380.00	$4,560.00
Database as a Service	856.61	851.96	769.43	851.82	825.08	852.67	825.52	853.60	854.01	826.70	855.15	827.87	$10,050.42
Email as a Service	529.00	529.00	249.00	249.00	249.00	249.00	249.00	249.00	249.00	249.00	249.00	249.00	$3,548.00
Fiat Payment Processing Fees	1,076.67	1,078.92	1,285.23	1,160.27	1,056.67	1,056.67	1,056.67	1,041.67	1,041.67	1,041.67	1,041.67	1,041.67	$12,979.45
Geolocation as a Service		49.00	49.00	49.00	49.00	202.15	348.00	696.00		348.00	348.00	696.00	$2,834.15
KYC as a Service	931.94	1,148.50	11.37	38.32	15.00	17.00	19.44	5.59	4.42	26.24	2.21	4.28	$2,224.31
Photos as a Service	134.00	134.00	134.00	134.00	134.00	134.00	134.00	134.00	134.00	134.00	134.00	134.00	$1,608.00
Search as a Service	3,166.67	3,166.67	3,166.67	6,326.67	1,500.01	3,166.67	3,166.67	3,166.67	3,166.67	3,166.67	3,166.67	3,166.67	$39,493.38
Servers & Hosting	10,778.24	11,223.81	11,476.35	11,974.33	11,281.52	11,327.71	17,377.62	14,874.29	20,921.41	16,373.95	17,296.15	17,454.10	$172,359.48
Sports/Leagues Data	9,564.75	9,674.67	9,674.67	9,674.67	9,674.67	9,541.35	9,541.35	9,538.62	9,538.62	9,479.76	9,389.01	9,412.18	$114,704.32
Total Cost of Goods Sold	$27,417.88	$28,236.53	$27,195.72	$30,838.08	$25,164.95	$26,927.22	$33,098.27	$30,939.44	$36,289.80	$33,457.90	$33,472.00	$37,430.28	$370,468.07
GROSS PROFIT	$97,952.12	$113,189.47	$140,334.28	$101,407.92	$70,489.05	$48,431.78	$74,257.73	$ -30,939.44	$ -36,289.80	$ -31,608.94	$126,209.25	$78,741.27	$752,174.69
Expenses													
Bad Debts											457.38		$457.38
Benefits													$0.00
Continuous Education	58.00	29.00	58.00	29.00	29.00	29.00	29.00	29.00	11.96	54.10	27.91	27.91	$411.88
Healthcare	2,023.33	2,023.33	2,023.44	2,006.70	7,967.02	3,308.24	4,920.24	95.69	7,197.89	3,500.47	7,870.25	34,620.62	$77,557.22
Internal Contests (Contractors)	350.00	750.00	750.00	100.00	100.00	100.00	1,350.00		1,100.00	1,250.00	2,500.00		$8,350.00
Office Food/Drink Supplies	478.21	424.68	1,370.29	736.66	1,289.62	1,122.01	464.07	494.40	507.34	244.49	2,392.21	303.54	$9,827.52
Office Lunches/Dinners	669.73	692.79	942.62	1,262.40	1,005.30	1,365.32	1,147.38	1,173.72	847.77	1,502.74	1,268.20	1,223.97	$13,101.94
Parking/Commuter Reimbursement		245.00	245.00	510.00	245.00	245.00	1,490.00	735.00	735.00	735.00	735.00	735.00	$6,655.00
Relocation Assistance (Contractors)										5,000.00			$5,000.00
Team Building Events		481.97	1,026.83	817.12	1,032.19	10,160.62	310.34	1,023.71	-766.84	2,097.16		113.08	$16,296.18
Total Benefits	3,579.27	4,646.77	6,416.18	5,461.88	11,668.13	16,330.19	9,711.03	3,551.52	9,633.12	14,383.96	14,793.57	37,024.12	$137,199.74
Charitable Contributions									125.00				$125.00
Customer Support													$0.00
Customer Support Software	1,266.00	908.00	1,048.00	1,468.00	1,258.00	1,258.00	1,040.00	1,071.00	1,110.00	830.00	970.00	970.00	$13,197.00
Customer Support Team	7,280.00	5,200.00	8,938.67	2,531.67	2,450.00	2,450.00	1,225.00	2,550.00	2,450.00	2,450.00	1,225.00		$38,750.34
Total Customer Support	8,546.00	6,108.00	9,986.67	3,999.67	3,708.00	3,708.00	2,265.00	3,621.00	3,560.00	3,280.00	2,195.00	970.00	$51,947.34

Accrual Basis Tuesday, April 12, 2022 12:45 AM GMT-04:00

1/4

ZenSports, Inc.

Profit and Loss

January - December 2021

	JAN 2021	FEB 2021	MAR 2021	APR 2021	MAY 2021	JUN 2021	JUL 2021	AUG 2021	SEP 2021	OCT 2021	NOV 2021	DEC 2021	TOTAL
Dues & Subscriptions													$0.00
Internal / Admin Software Licenses	1,613.74	1,613.66	1,802.12	1,857.49	1,841.14	2,448.29	2,672.60	3,079.51	2,538.90	2,220.04	4,266.99	3,966.81	$29,921.29
Total Dues & Subscriptions	1,613.74	1,613.66	1,802.12	1,857.49	1,841.14	2,448.29	2,672.60	3,079.51	2,538.90	2,220.04	4,266.99	3,966.81	$29,921.29
Engineering Software Licenses	1,343.98	671.99	671.99	671.99	1,710.50	696.98	671.99	782.99	672.98	1,032.98	512.99	512.99	$9,954.35
Finance													$0.00
Bank Account Fees	0.11	0.16	10.10	36.16	10.00	10.00	0.00	10.00	10.00	10.00	10.00	10.00	$116.53
Broker Dealer Fees	10,000.00		24,600.00							17,000.00	5,000.00		$56,600.00
Cryptocurrency Withdrawal Processing Fees	2,066.13	6,190.70	393.60	450.00	1,000.00	700.00	750.00	106.16	106.16	104.39	101.67	102.37	$12,071.18
Electronic Payment Fees	17.60		12.75	5.10		3.00	58.39	1.61	0.13	125.00	6.00	40.82	$270.40
Foreign Exchange Fees										0.09	0.06		$0.15
Market Making Service			5,000.00			5,000.00			5,000.00			5,000.00	$20,000.00
Surety Bond Premiums								261.00					$261.00
Wire Fees	300.00	375.00	140.00	150.00	120.00	40.00	75.00	60.00	30.00	90.00	90.00	60.00	$1,530.00
Total Finance	12,383.84	6,565.86	30,156.45	641.26	1,130.00	5,753.00	883.39	438.77	5,146.29	17,329.48	5,207.73	5,213.19	$90,849.26
Gaming Consultants					450.00	300.00	525.00	425.00	375.00	100.00			$2,175.00
Human Resources													$0.00
Human Resources Software		322.75	123.75	591.75	123.75	123.75	123.75	123.75	123.75	123.75	670.75	123.75	$2,575.25
Total Human Resources		322.75	123.75	591.75	123.75	123.75	123.75	123.75	123.75	123.75	670.75	123.75	$2,575.25
Insurance													$0.00
General Liability Insurance								462.00					$462.00
Workers Comp							79.08	63.01	61.81	77.43	1,109.75	177.55	$1,568.63
Total Insurance							79.08	525.01	61.81	77.43	1,109.75	177.55	$2,030.63
Investors Expense													$0.00
Fundraising/Investor Pitches									5,674.41	5,000.00		218.48	$10,892.89
Total Investors Expense									5,674.41	5,000.00		218.48	$10,892.89
Loyalty & Customer Success													$0.00
Bar Comps										1,375.00	7,074.25	6,722.00	$15,171.25
SPORTS Rewards Program	130,225.10	142,854.22	155,263.98	333,480.45	111,374.30	41,788.20	51,095.38						$966,081.63
Television & Entertainment												496.83	$496.83
Total Loyalty & Customer Success	130,225.10	142,854.22	155,263.98	333,480.45	111,374.30	41,788.20	51,095.38			1,375.00	7,074.25	7,218.83	$981,749.71
Marketing													$0.00
Affiliate Marketing	437.50												$437.50
Blogging	1,110.00			1,600.00	900.00		165.00		1,603.00	1,603.00	1,603.00	1,603.00	$10,187.00
Branded Clothing				936.97	797.84								$1,734.81
Conferences/Trade Shows									12,120.00		21,000.00	627.40	$33,747.40
Digital Partners	147.00	147.00	147.00	147.00	147.00	147.00	147.00	147.00	147.00	147.00	147.00	147.00	$1,764.00
Email Campaigns	182.89	214.94	240.84	227.89	214.94	240.84	240.84	214.94				299.00	$2,077.12
Esports Content						100.00				950.00	3,325.00		$4,375.00
Esports Tournaments	1,824.43	325.00	1,350.00	650.00	700.00	1,825.00	1,254.99	1,999.99	3,005.00	1,210.00	5,685.00	710.00	$20,539.41
Facebook Ads	25.00	72.51	52.49										$150.00
Images	40.00		113.00	40.00	114.59	109.00	104.80					19.00	$540.39
LinkedIn Ads	20.13	586.31	1,114.31	302.52	125.00	512.50	142.47	896.66	200.00	79.89	320.11		$4,299.90
Marketing Software		6.00	390.00	195.00	189.00	201.00	189.00	201.00					$1,371.00
Podcasts	19.00	19.00	19.00	19.00	19.00	219.00	319.00	644.00					$1,277.00
Print Collateral & Swag								69.00	1,085.66	1,274.33	927.71	40.00	$3,396.70
Promotional Bonuses													$0.00
Deposit Bonuses	76,500.00	86,500.00											$163,000.00
Welcome Bonuses					54,824.95	103,278.14	56,194.28						$214,297.37
Total Promotional Bonuses	76,500.00	86,500.00			54,824.95	103,278.14	56,194.28						$377,297.37
SEO	99.00	99.00	99.00	99.00	99.00	188.00	99.00	99.00		1,719.00			$2,600.00
Tournament Sponsorships										180.00	295.00		$475.00
Website	4.99	4.99	4.99	4.99	4.99	4.99	4.99	4.99	4.99	4.99	4.99	4.99	$59.88
Total Marketing	80,409.94	87,974.75	3,530.63	4,222.37	58,136.31	106,825.47	58,861.37	4,276.58	18,165.65	7,168.21	33,307.81	3,450.39	$466,329.48

Accrual Basis Tuesday, April 12, 2022 12:45 AM GMT-04:00

2/4

ZenSports, Inc.

Profit and Loss

January - December 2021

	JAN 2021	FEB 2021	MAR 2021	APR 2021	MAY 2021	JUN 2021	JUL 2021	AUG 2021	SEP 2021	OCT 2021	NOV 2021	DEC 2021	TOTAL
Media & Entertainment													$0.00
News Subscriptions								12.00	12.00		16.00		$40.00
Sports Subscriptions		29.43	14.14	14.14	14.14	79.13	76.95	84.94	72.98	64.99	64.99	64.99	$580.82
Total Media & Entertainment		29.43	14.14	14.14	14.14	79.13	76.95	96.94	84.98	64.99	80.99	64.99	$620.82
Office/Admin Expenses													$0.00
Mailbox & Shipping	81.59	52.17	30.00	59.55	94.65	75.00	158.28	390.48	30.00	489.90	456.64	187.75	$2,106.01
Office Supplies	19.00	84.46	501.69	717.86	65.62	49.60		73.50			625.33	349.39	$2,486.45
Printing								127.15					$127.15
Storage	32.00	32.00	32.00	32.00	35.84	35.84	35.84	35.84	50.84	50.84	129.84	188.84	$691.72
Total Office/Admin Expenses	132.59	168.63	563.69	809.41	196.11	160.44	194.12	626.97	80.84	540.74	1,211.81	725.98	$5,411.33
Participation Fees													$0.00
Leased Machine Participation												1,538.29	$1,538.29
Slot Route Operator Participation											49,494.05	46,785.28	$96,279.33
Total Participation Fees											49,494.05	48,323.57	$97,817.62
Payroll Expenses													$0.00
Taxes	3,965.45	2,665.54	3,014.41	4,262.38	3,253.80	3,588.28	3,700.50	3,633.76	3,557.24	6,647.79	7,755.21	10,146.17	$56,190.53
Wages	31,083.32	33,358.33	35,344.28	41,426.92	40,750.00	47,500.00	48,000.00	47,500.00	46,500.00	67,931.13	89,721.26	119,460.62	$648,575.86
Total Payroll Expenses	35,048.77	36,023.87	38,358.69	45,689.30	44,003.80	51,088.28	51,700.50	51,133.76	50,057.24	74,578.92	97,476.47	129,606.79	$704,766.39
PR	800.00		425.00	425.00				724.00					$2,374.00
Product													$0.00
Customer Usability	32.00	32.00											$64.00
Phone Data Plans	773.29	330.07	255.64	255.64	360.42	443.36	475.13	479.55	370.08	386.08	377.33	377.33	$4,883.92
Test Credit Card Charges			-35.00										$ -35.00
Total Product	805.29	362.07	220.64	255.64	360.42	443.36	475.13	479.55	370.08	386.08	377.33	377.33	$4,912.92
Professional Services												8,057.88	$8,057.88
Business Development Consulting	2,000.00	4,000.00	4,500.00	4,200.00	4,200.00	7,525.00	2,100.00	4,200.00	4,200.00	4,200.00	4,200.00	6,300.00	$51,625.00
Clothing Rental							20.00	712.67					$732.67
CPA										5,994.00			$5,994.00
Design Services	3,025.00	3,124.00	10,005.60	6,200.00	6,200.00	8,680.00	6,200.00	6,200.00	6,200.00	9,300.00	6,200.00	6,686.99	$78,021.59
Engineering Contractors	32,604.96	36,819.99	44,793.74	33,979.40	32,804.54	45,045.16	43,553.73	47,822.65	48,227.87	43,579.95	52,030.99	44,139.04	$505,402.02
Legal Fees	39,778.89	23,061.66	34,691.13	29,883.45	50,535.20	37,049.50	32,570.10	24,169.90	2,853.90	7,045.20	58,495.29	18,402.73	$358,536.95
Marketing Consultants	3,500.00	7,000.00	3,750.00	3,300.00	3,300.00	1,650.00	750.00	700.00			1,150.00		$25,100.00
Notary								15.00					$15.00
Partner Gifts								2,141.38	20.61		860.20		$3,022.19
Trade Associations						562.50							$562.50
Website Development		1,008.00			560.00		2,520.00	1,624.00					$5,712.00
Total Professional Services	80,908.85	75,013.65	97,740.47	77,562.85	97,599.74	100,512.16	87,713.83	87,585.60	61,502.38	70,119.15	122,936.48	83,586.64	$1,042,781.80
Progressive Direct Expense										-1,033.39			$ -1,033.39
Recruiting													$0.00
Recruiting Software	39.00	39.00	39.00	39.00	39.00	39.00	39.00	39.00	39.00	39.00	39.00	39.00	$468.00
Total Recruiting	39.00	39.00	39.00	39.00	39.00	39.00	39.00	39.00	39.00	39.00	39.00	39.00	$468.00
Regulatory & Compliance													$0.00
Background Checks & Investigations	225,000.00			2.04					77,000.00				$302,002.04
Business Licenses/Fees				2,060.00	2,650.00		425.00	6,260.02				2,402.15	$13,797.17
Compliance Documents						175.00							$175.00
Gaming Licenses							1,000.00			17,460.00			$18,460.00
Technology Certifications					32,058.50	12,342.10	10,785.25	4,447.00		22,468.00	11,038.50		$93,139.35
Total Regulatory & Compliance	225,000.00			2,062.04	34,708.50	12,517.10	12,210.25	10,707.02	77,000.00	39,928.00	11,038.50	2,402.15	$427,573.56
Reimbursements	1,150.00		610.50	214.50		602.41	4,372.88	559.25	25,249.20	3,825.45	16,305.34	3,828.91	$56,718.44
Rent & Office Space	4,800.00	4,800.00	4,320.00	5,926.77	6,014.27	5,999.39	6,999.39	5,899.39	14,196.89	21,386.68	32,989.18	32,989.18	$146,321.14
Sales Expense													$0.00
Client Meals/Drinks	91.06												$91.06
Sales Software	168.32	168.32	335.68	314.14	242.10	4,958.72	168.32	168.32	168.32	168.32	168.32	485.40	$7,514.28
Total Sales Expense	259.38	168.32	335.68	314.14	242.10	4,958.72	168.32	168.32	168.32	168.32	168.32	485.40	$7,605.34

Accrual Basis Tuesday, April 12, 2022 12:45 AM GMT-04:00

3/4

ZenSports, Inc.

Profit and Loss

January - December 2021

	JAN 2021	FEB 2021	MAR 2021	APR 2021	MAY 2021	JUN 2021	JUL 2021	AUG 2021	SEP 2021	OCT 2021	NOV 2021	DEC 2021	TOTAL
Taxes													$0.00
Gaming Revenue Taxes												25,977.48	$25,977.48
Sales & Use Tax								45.00				269.12	$314.12
Use Tax										47.38	251.14	238.63	$537.15
Total Taxes								45.00		47.38	251.14	26,485.23	$26,828.75
Travel												50.00	$50.00
Airfare	366.75		149.80		1,425.93	266.67	604.88	519.09	1,719.25	2,164.52	2,794.22		$10,011.11
Baggage Fees									96.80	80.00			$176.80
Ground Transportation	417.51	357.88	589.25	574.45	510.08	824.57	752.81	1,005.94	504.63	559.01	807.98	445.75	$7,349.86
Lodging	238.80	32.82	123.58			8,008.08	1,308.89	736.91	5,701.56	0.00	2,639.83	208.83	$18,999.30
Meals/Drinks	79.43		157.10				243.74	618.32	540.98	760.41		363.96	$2,763.94
Mileage							100.80	201.60					$302.40
Parking	57.00		65.00			7.00	94.00	219.00	207.00	169.00			$818.00
Travel Insurance								51.00					$51.00
Travel Supplies							21.41						$21.41
WiFi during Travel	24.00		16.00	19.00		58.00	64.00	12.00		36.00	51.00	134.00	$414.00
Total Travel	1,183.49	390.70	1,100.73	593.45	1,936.01	9,164.32	3,190.53	3,363.86	8,770.22	3,768.94	6,293.03	1,202.54	$40,957.82
Unrealized Gains/Losses												97,266.30	$97,266.30
Vault Cash Variance											278.53	217.87	$496.40
Total Expenses	$588,229.24	$367,753.67	$351,680.31	$484,833.10	$375,256.22	$363,538.19	$294,029.49	$178,252.79	$283,596.06	$265,911.11	$408,536.39	$486,477.99	$4,448,094.56
NET OPERATING INCOME	$ -490,277.12	$ -254,564.20	$ -211,346.03	$ -383,425.18	$ -304,767.17	$ -315,106.41	$ -219,771.76	$ -209,192.23	$ -319,885.86	$ -297,520.05	$ -282,327.14	$ -407,736.72	$ -3,695,919.87
Other Income													
Bank Interest	4.10	3.48	13.34	10.90	8.45	9.23	8.15	6.19	5.93	9.19	12.68	17.18	$108.82
Total Other Income	$4.10	$3.48	$13.34	$10.90	$8.45	$9.23	$8.15	$6.19	$5.93	$9.19	$12.68	$17.18	$108.82
Other Expenses													
Miscellaneous									250.00		-250.00		$0.00
Total Other Expenses	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$250.00	$0.00	$ -250.00	$0.00	$0.00
NET OTHER INCOME	$4.10	$3.48	$13.34	$10.90	$8.45	$9.23	$8.15	$6.19	$ -244.07	$9.19	$262.68	$17.18	$108.82
NET INCOME	$ -490,273.02	$ -254,560.72	$ -211,332.69	$ -383,414.28	$ -304,758.72	$ -315,097.18	$ -219,763.61	$ -209,186.04	$ -320,129.93	$ -297,510.86	$ -282,064.46	$ -407,719.54	$ -3,695,811.05

Accrual Basis Tuesday, April 12, 2022 12:45 AM GMT-04:00

4/4

ZenSports, Inc.

Profit and Loss

January - December 2020

	JAN 2020	FEB 2020	MAR 2020	APR 2020	MAY 2020	JUN 2020	JUL 2020	AUG 2020	SEP 2020	OCT 2020	NOV 2020	DEC 2020	TOTAL
Income													
Sports Betting Revenue													$0.00
Betting Volume	1,245,685.00	2,504,223.00	686,752.00	123,846.00	1,298,155.00	471,426.00	411,103.00	2,320,578.00	2,731,968.00	3,355,601.00	3,546,858.00	5,367,897.00	$24,064,092.00
Market Making Revenue	34,195.00	13,893.00	25,774.00	16,573.00	4,826.00	33,374.00	36,453.00	3,269.00	10,954.00	2,131.00	3,514.55	2,001.00	$186,957.55
Marketplace Fees	16,499.00	52,630.00	13,441.00	2,393.00	24,918.00	8,694.00	7,471.00	44,197.00	49,900.00	63,931.00	67,617.00	94,121.00	$445,812.00
Pass Through Betting	-1,245,685.00	-2,504,223.00	-686,752.00	-123,846.00	-1,298,155.00	-471,426.00	-411,103.00	-2,320,837.18	-2,731,968.00	-3,355,601.00	-3,546,858.00	-5,367,897.00	$ -24,064,351.18
Total Sports Betting Revenue	50,694.00	66,523.00	39,215.00	18,966.00	29,744.00	42,068.00	43,924.00	47,206.82	60,854.00	66,062.00	71,131.55	96,122.00	$632,510.37
Trading Exchange Revenue	22.00	80.00	142.00	12.00	32.00	78.00	21.00	22.00	57.00	68.00	90.00	451.00	$1,075.00
Total Income	$50,716.00	$66,603.00	$39,357.00	$18,978.00	$29,776.00	$42,146.00	$43,945.00	$47,228.82	$60,911.00	$66,130.00	$71,221.55	$96,573.00	$633,585.37
Cost of Goods Sold													
Blockchain API as a Service										625.16		380.00	$1,005.16
Chat as a Service	599.00	599.00	599.00	599.00	599.00	599.00	599.00	599.00	599.00	599.00	599.00		$6,589.00
Database as a Service									406.03	824.34	851.86	824.35	$2,906.58
Email as a Service	279.00	249.00	249.00	249.00	258.68	374.34	418.08	529.00	529.00	529.00	529.00	529.00	$4,722.10
Exchange Rate Data as a Service	95.00	95.00	95.00	0.00									$285.00
Fiat Payment Processing Fees			2,041.67	2,041.67	2,041.67	2,041.67	2,541.67	2,555.17	1,041.67	2,541.67	1,041.67	1,146.67	$19,035.20
Geolocation as a Service												98.00	$98.00
Job Scheduler as a Service	179.00	179.00	179.00	179.00	179.00	179.00	179.00	179.00	179.00	179.00	179.00	179.00	$2,148.00
KYC as a Service	106.08	108.93	263.47	115.23		3.67		27.00	1,524.32	162.84	114.28	442.00	$2,867.82
Live Streaming as a Service	335.00	335.00	335.00	335.00	335.00	335.00	335.00	335.00	335.00	335.00			$3,350.00
Photos as a Service	134.00	134.00	134.00	134.00	134.00	134.00	134.00	134.00	134.00	134.00	134.00	134.00	$1,608.00
Search as a Service	3,926.67	3,956.67	4,131.67	4,041.67	4,271.67	4,016.67	3,971.67	3,166.67	3,166.67	3,166.67	4,101.67	4,501.67	$46,420.04
Servers & Hosting	5,889.55	6,420.57	6,636.22	8,203.76	7,976.42	8,564.38	8,529.03	8,844.88	9,623.16	10,231.37	10,284.53	10,275.23	$101,479.10
Sports/Leagues Data	15,004.99	5,004.99	5,004.99	5,004.99	5,004.99	5,004.99	8,435.50	8,576.94	6,004.99	9,547.80	9,674.67	6,000.00	$88,269.84
Total Cost of Goods Sold	$26,548.29	$17,082.16	$19,669.02	$20,903.32	$20,800.43	$21,252.72	$25,142.95	$24,946.66	$23,542.84	$28,875.85	$27,509.68	$24,509.92	$280,783.84
GROSS PROFIT	$24,167.71	$49,520.84	$19,687.98	$ -1,925.32	$8,975.57	$20,893.28	$18,802.05	$22,282.16	$37,368.16	$37,254.15	$43,711.87	$72,063.08	$352,801.53
Expenses													
Bad Debts	40,777.73											22.43	$40,800.16
Benefits													$0.00
Continuous Education								299.00	16.32			58.00	$373.32
Corporate Housing									9,351.00				$9,351.00
Healthcare	1,107.39	2,419.52		2,419.52		2,419.52	989.78		4,604.04	1,747.24		2,006.70	$17,713.71
Internal Contests (Contractors)											100.00	500.00	$600.00
Office Food/Drink Supplies			536.62	199.00	206.75	199.00	444.60	389.09	370.40	199.00	358.41	189.28	$3,092.15
Office Lunches/Dinners	1,312.66	939.95	1,360.24	1,298.12	1,305.10	1,233.62	1,887.05	1,186.18	1,237.81	789.33	418.91	541.90	$13,510.87
Parking/Commuter Reimbursement	699.00	670.00	335.00	335.00	335.00	335.00	335.00	335.00	335.00	368.00	303.50	479.00	$4,864.50
SPORTS Utility Token Bonuses						2,500.00							$2,500.00
Team Building Events	715.36	444.98	178.74	50.00	316.08	246.91		394.96	172.41	933.28	710.56		$4,163.28
Total Benefits	3,834.41	4,474.45	2,410.60	4,301.64	2,162.93	6,934.05	3,656.43	2,604.23	16,086.98	4,036.85	1,891.38	3,774.88	$56,168.83
Charitable Contributions	10.42	10.38											$20.80
Customer Support													$0.00
Customer Support Software	588.00	588.00	1,040.00	814.00	814.00	1,568.00	1,191.00	1,347.00	795.00	1,110.00	1,071.00	1,149.00	$12,075.00
Customer Support Team	500.00	950.00	11,920.00	8,280.00	7,280.00	7,280.00	7,280.00	10,920.00	7,280.00	7,280.00	7,280.00	7,280.00	$83,530.00
Total Customer Support	1,088.00	1,538.00	12,960.00	9,094.00	8,094.00	8,848.00	8,471.00	12,267.00	8,075.00	8,390.00	8,351.00	8,429.00	$95,605.00
Dues & Subscriptions													$0.00
Internal / Admin Software Licenses	1,180.25	1,247.36	1,301.27	1,274.14	1,493.86	1,426.06	1,530.64	1,642.72	1,512.56	1,580.83	1,572.66	1,534.91	$17,297.26
Total Dues & Subscriptions	1,180.25	1,247.36	1,301.27	1,274.14	1,493.86	1,426.06	1,530.64	1,642.72	1,512.56	1,580.83	1,572.66	1,534.91	$17,297.26
Engineering Software Licenses	400.79	406.69	419.79	421.26	373.79	988.66	347.31	665.22	429.99	554.46	423.87	514.98	$5,946.81
Escrow Fees									6,742.80				$6,742.80

Accrual Basis Tuesday, April 12, 2022 12:51 AM GMT-04:00

1/3

ZenSports, Inc.

Profit and Loss

January - December 2020

	JAN 2020	FEB 2020	MAR 2020	APR 2020	MAY 2020	JUN 2020	JUL 2020	AUG 2020	SEP 2020	OCT 2020	NOV 2020	DEC 2020	TOTAL
Finance													$0.00
Bank Account Fees	0.05	150.14	50.27	155.00			75.00	55.91	100.00	175.00	195.00	270.00	$1,226.37
Broker Dealer Fees												10,000.00	$10,000.00
Cryptocurrency Trading Fees		15.00											$15.00
Cryptocurrency Withdrawal Processing Fees			7.50	5.00	5.00	2.50	5.00	7.50	5.00	5.00	5.00	5.00	$52.50
Exchange Listing Fees			12.50		10,000.00								$10,012.50
Foreign Exchange Fees					27.80								$27.80
Market Making Service						2,000.00	2,000.00	2,000.00	2,000.00	2,000.00	2,000.00	1,955.33	$13,955.33
Wire Fees												80.00	$80.00
Total Finance	0.05	165.14	70.27	160.00	10,032.80	2,002.50	2,080.00	2,063.41	2,105.00	2,180.00	2,200.00	12,310.33	$35,369.50
Investors Expense													$0.00
Fundraising/Investor Pitches	250.00				125.00								$375.00
Total Investors Expense	250.00				125.00								$375.00
Loyalty & Customer Success													$0.00
SPORTS Rewards Program	24,913.70	50,084.46	13,735.04	2,476.92	25,963.10	9,428.52	8,222.06	46,411.56	54,639.36	67,112.02	70,937.16		$373,923.90
Total Loyalty & Customer Success	24,913.70	50,084.46	13,735.04	2,476.92	25,963.10	9,428.52	8,222.06	46,411.56	54,639.36	67,112.02	70,937.16		$373,923.90
Marketing													$0.00
Affiliate Marketing		437.50	437.50	437.50	437.50	437.50	437.50	437.50	437.50	437.50	437.50	437.50	$4,812.50
Blogging	45.00	45.00	45.00	45.00	94.00	5.00		1,480.00	1,480.00	1,480.00		1,480.00	$6,199.00
Branded Clothing	-310.18												$ -310.18
Digital Partners		148.00	647.00	147.00	1,073.78	7,425.00	2,647.00	6,561.50	2,147.00	147.00	147.00	147.00	$21,237.28
Email Campaigns	164.80	39.90	1,420.30	164.90	164.90	164.90	39.90	39.90	39.90	39.90	39.90	338.94	$2,658.14
Esports Content										100.00			$100.00
Esports Tournaments											2,191.13	2,915.79	$5,106.92
Facebook Ads		900.00	3,088.51	378.03				3.63	85.00		25.00		$4,480.17
Images											40.00	40.00	$80.00
Instagram Ads		9.00	259.00		250.00								$518.00
LinkedIn Ads		660.97	131.40	1,187.45	617.19	804.88	550.11	1,552.83	1,071.83	221.50		187.50	$6,985.66
Marketing Software						1,000.00	1,000.00	1,000.00	1,000.00	1,000.00	1,012.00	1,006.00	$7,018.00
Podcasts			108.99		399.00				20.00	39.00	39.00	349.00	$954.99
Print Collateral & Swag					40.00	40.00	40.00	73.00	40.00	40.00			$273.00
Promotional Bonuses													$0.00
Deposit Bonuses										40,000.00	12,500.00	86,500.00	$139,000.00
Total Promotional Bonuses										40,000.00	12,500.00	86,500.00	$139,000.00
SEO	948.00	948.00	948.00	948.00	948.00	948.00	948.00	948.00	948.00	1,127.00	963.47	1,047.00	$11,669.47
Video Marketing		1,000.00	2,500.00										$3,500.00
Website	203.99	4.99	27.99	4.99	4.99								$246.95
Total Marketing	1,051.61	4,193.36	9,613.69	3,312.87	4,029.36	10,825.28	5,662.51	12,096.36	7,269.23	44,631.90	17,395.00	94,448.73	$214,529.90
Office/Admin Expenses													$0.00
Mailbox & Shipping	31.10	30.00	30.00	30.00	30.00	105.02	30.00	30.00	72.64	762.08	30.00	480.12	$1,660.96
Office Supplies		366.70	146.41			44.46	21.65		3.24	4.55	82.39	13.79	$683.19
Printing	2.83					11.03			43.07	7.48	15.62	623.60	$703.63
Storage							231.00	32.00	32.00	32.00	32.00	32.00	$391.00
Total Office/Admin Expenses	33.93	396.70	176.41	30.00	30.00	160.51	282.65	62.00	150.95	806.11	160.01	1,149.51	$3,438.78
Payroll Expenses													$0.00
Taxes	2,035.75	2,184.97	1,529.06	1,300.50	1,300.50	1,300.50	2,126.56	3,210.18	2,591.82	1,899.74	1,861.52	2,831.91	$24,173.01
Wages	15,500.00	17,000.00	17,000.00	17,000.00	17,000.00	17,000.00	23,285.25	34,031.68	33,880.18	24,833.32	24,333.32	30,583.32	$271,447.07
Total Payroll Expenses	17,535.75	19,184.97	18,529.06	18,300.50	18,300.50	18,300.50	25,411.81	37,241.86	36,472.00	26,733.06	26,194.84	33,415.23	$295,620.08
PR		749.00		6,097.00	4,000.00	4,524.00	8,225.00	4,625.00	4,575.00	4,225.00	4,000.00	4,000.00	$45,020.00
Product													$0.00
Customer Usability			32.00	32.00	32.00	32.00	32.00	32.00	32.00	32.00	32.00	32.00	$320.00
Phone Data Plans	266.86	311.29	267.89	267.72	252.29	252.29	252.29	253.59	253.62	253.59			$2,631.43
Test Credit Card Charges				-100.00			-10.00						$ -110.00
Total Product	266.86	311.29	299.89	199.72	284.29	284.29	274.29	285.59	285.62	285.59	32.00	32.00	$2,841.43

Accrual Basis Tuesday, April 12, 2022 12:51 AM GMT-04:00

2/3

ZenSports, Inc.

Profit and Loss

January - December 2020

	JAN 2020	FEB 2020	MAR 2020	APR 2020	MAY 2020	JUN 2020	JUL 2020	AUG 2020	SEP 2020	OCT 2020	NOV 2020	DEC 2020	TOTAL
Professional Services													$0.00
Business Development Consulting							2,333.33	2,500.00	3,650.00	6,000.00	2,000.00	6,000.00	$22,483.33
CPA								-7,000.00		3,000.00			$-4,000.00
Design Services	2,134.99	2,634.99	1,484.99	2,864.99	2,254.98	2,984.99	2,634.99	34.99	774.98	3,034.99	3,025.00	12,025.00	$35,889.88
Engineering Contractors	12,009.99	12,764.98	14,959.99	12,964.98	12,809.99	17,370.16	20,604.58	23,923.31	32,480.06	27,888.73	33,617.36	43,409.11	$264,803.24
Legal Fees	7,913.50	85.00	2,636.40		3,063.50	11,790.00	4,838.50	38,137.80	5,879.50	11,880.00	84,171.55	24,248.20	$194,643.95
Marketing Consultants		3,750.00	7,500.00	7,500.00	7,500.00	8,550.00	5,450.00	2,550.00	11,766.67	15,500.00	3,500.00	10,500.00	$84,066.67
Notary											255.00	370.00	$625.00
Website Development	1,120.00	3,415.00		1,630.00	6,235.00	1,770.00			784.00	448.00			$15,402.00
Total Professional Services	23,178.48	22,649.97	26,581.38	24,959.97	31,863.47	42,465.15	35,861.40	60,146.10	55,335.21	67,751.72	126,568.91	96,552.31	$613,914.07
Property Inspections								1,205.10					$1,205.10
Recruiting													$0.00
Job Postings						299.00							$299.00
Recruiting Software				39.00	39.00	39.00	39.00	39.00	39.00	39.00	39.00	39.00	$351.00
Total Recruiting				39.00	39.00	338.00	39.00	39.00	39.00	39.00	39.00	39.00	$650.00
Regulatory & Compliance													$0.00
Background Checks & Investigations										14,006.12			$14,006.12
Business Licenses/Fees		460.00				160.00	358.40			30.00		2,991.00	$3,999.40
Gaming Licenses	4,715.00			4,734.32			4,971.92		3,356.52	5,187.36		50,000.00	$72,965.12
Total Regulatory & Compliance	4,715.00	460.00		4,734.32		160.00	5,330.32		3,356.52	19,223.48		52,991.00	$90,970.64
Rent & Office Space	4,660.63	4,508.50	6,597.00	6,159.50	6,159.50	6,159.50	6,159.50	6,375.08	6,375.08	6,375.08	5,500.00	4,859.24	$69,888.61
Sales Expense													$0.00
Client Meals/Drinks									313.22		167.45	23.21	$503.88
Sales Software	64.99	168.32	168.32	345.32	345.32	1,967.63	168.32	168.32	1,124.70	168.32	168.32	168.32	$5,026.20
Total Sales Expense	64.99	168.32	168.32	345.32	345.32	1,967.63	168.32	168.32	1,437.92	168.32	335.77	191.53	$5,530.08
Taxes													$0.00
Federal Taxes												5,217.58	$5,217.58
State Taxes								800.00		2,962.00			$3,762.00
Total Taxes								800.00		2,962.00		5,217.58	$8,979.58
Travel													$0.00
Airfare		383.80	193.96						355.39				$933.15
Ground Transportation	150.66	329.90	316.10			379.82	508.77	568.64	466.31	581.82	356.67	462.15	$4,120.84
Lodging	315.28	226.63	379.00						566.34				$1,487.25
Meals/Drinks	10.12	111.85					5.22		266.76		10.23		$404.18
Parking	168.00	72.00				0.25		0.75	94.00	5.38		0.75	$341.13
WiFi during Travel		22.00			12.00		8.00		47.20		52.00	24.00	$165.20
Total Travel	644.06	1,146.18	889.06		12.00	380.07	521.99	569.39	1,796.00	587.20	418.90	486.90	$7,451.75
Unrealized Gains/Losses												198,104.44	$198,104.44
Total Expenses	$124,606.66	$111,694.77	$93,751.78	$81,906.16	$113,308.92	$115,192.72	$112,244.23	$189,267.94	$206,684.22	$257,642.62	$266,020.50	$518,074.00	$2,190,394.52
NET OPERATING INCOME	$-100,438.95	$-62,173.93	$-74,063.80	$-83,831.48	$-104,333.35	$-94,299.44	$-93,442.18	$-166,985.78	$-169,316.06	$-220,388.47	$-222,308.63	$-446,010.92	$-1,837,592.99
Other Income													
Bank Interest										0.03	2.56	4.02	$6.61
Total Other Income	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.03	$2.56	$4.02	$6.61
Other Expenses													
Miscellaneous										0.00		8,232.88	$8,232.88
Total Other Expenses	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$8,232.88	$8,232.88
NET OTHER INCOME	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.03	$2.56	$-8,228.86	$-8,226.27
NET INCOME	$-100,438.95	$-62,173.93	$-74,063.80	$-83,831.48	$-104,333.35	$-94,299.44	$-93,442.18	$-166,985.78	$-169,316.06	$-220,388.44	$-222,306.07	$-454,239.78	$-1,845,819.26

Accrual Basis Tuesday, April 12, 2022 12:51 AM GMT-04:00

3/3

ZenSports, Inc.

Profit and Loss

January - December 2019

	JAN 2019	FEB 2019	MAR 2019	APR 2019	MAY 2019	JUN 2019	JUL 2019	AUG 2019	SEP 2019	OCT 2019	NOV 2019	DEC 2019	TOTAL
Income													
Sports Betting Revenue													$0.00
Betting Volume	1,136.00	30,754.00	52,262.00	60,511.27	127,532.30	88,198.83	160,695.17	198,388.23	370,524.00	922,106.00	1,682,881.00	1,010,343.00	$4,705,331.80
Market Making Revenue								7,489.85	1,453.00	2,280.00	2,667.00	29,366.00	$43,255.85
Pass Through Betting	-1,101.78	-29,832.85	-50,712.34	-58,695.88	-123,786.60	-85,546.86	-157,764.31	-196,442.08	-366,630.00	-912,731.00	-1,665,143.00	-999,520.00	$ -4,647,906.70
Total Sports Betting Revenue	34.22	921.15	1,549.66	1,815.39	3,745.70	2,651.97	2,930.86	9,436.00	5,347.00	11,655.00	20,405.00	40,189.00	$100,680.95
Trading Exchange Revenue								750.00	1,425.00	37.00	223.00	13.00	$2,448.00
Total Income	$34.22	$921.15	$1,549.66	$1,815.39	$3,745.70	$2,651.97	$2,930.86	$10,186.00	$6,772.00	$11,692.00	$20,628.00	$40,202.00	$103,128.95
Cost of Goods Sold													
Chat as a Service				1,063.00	599.00	599.00	599.00	599.00	599.00	599.00	599.00	599.00	$5,855.00
Email as a Service	399.95	399.95	399.95	399.95	399.95	399.95	399.95	399.95	399.95		399.95	199.95	$4,199.45
Exchange Rate Data as a Service									95.00	95.00	95.00	95.00	$380.00
Fiat Payment Processing Fees	7.03	-0.73	-3.63						1.13				$3.80
KYC as a Service					598.77	104.17	104.17	704.17	104.17	104.17	104.17	107.28	$1,931.07
Live Streaming as a Service	335.00	385.14	385.14	385.00	385.14	335.00	335.00	335.00	335.00	335.00	335.00	335.00	$4,220.42
Photos as a Service	134.00	134.00	134.00	134.00	134.00	134.00	134.00	134.00	134.00	134.00	134.00	134.00	$1,608.00
Search as a Service	1,460.00	1,535.00	1,435.00	1,330.00	1,275.00	1,370.00	1,460.00	1,625.00	1,700.00	2,265.00	2,650.00	3,197.78	$21,302.78
Servers & Hosting	819.60	1,008.73	1,065.20	1,728.10	1,643.12	1,676.41	1,697.08	1,874.42	1,910.55	1,915.68	5,645.70	3,652.15	$24,636.74
Sports/Leagues Data	2,004.99	2,004.99	2,004.99	2,004.99	12,668.99	4,670.99	4,670.99	5,004.99	5,004.99	4.99	4.99	5,004.99	$45,055.88
Total Cost of Goods Sold	$5,160.57	$5,467.08	$5,420.65	$7,045.04	$17,703.97	$9,289.52	$9,400.19	$10,676.53	$10,283.79	$5,452.84	$9,967.81	$13,325.15	$109,193.14
GROSS PROFIT	$ -5,126.35	$ -4,545.93	$ -3,870.99	$ -5,229.65	$ -13,958.27	$ -6,637.55	$ -6,469.33	$ -490.53	$ -3,511.79	$6,239.16	$10,660.19	$26,876.85	$ -6,064.19
Expenses													
Benefits													$0.00
Employee Meals/Entertainment	31.00		151.76		24.09	36.29	40.74	4.06					$287.94
Healthcare		2,196.84	1,098.42	1,098.42	1,098.42	1,098.42	1,098.42	1,209.76		2,419.52	1,209.76	204.00	$12,731.98
Office Food/Drink Supplies	20.71	6.19	2.72	5.11	12.55	12.04		6.16					$65.48
Office Lunches/Dinners	577.78	603.92	625.23	483.36	731.24	400.87	667.22	728.80	666.87	793.40	487.73	881.58	$7,648.00
Other Business Expenses			255.95	54.95							63.62		$374.52
Parking/Commuter Reimbursement	399.00	335.00	335.00	372.50	335.00	360.00	455.00	335.00	335.00	335.00	335.00	670.00	$4,601.50
SPORTS Utility Token Bonuses									110,000.00				$110,000.00
Team Building Events	103.02	424.58		58.01	92.58	279.64	186.30	213.17	308.23	1,092.99	510.17	2,938.71	$6,207.40
Total Benefits	1,131.51	3,566.53	2,469.08	2,072.35	2,293.88	2,187.26	2,447.68	2,496.95	111,310.10	4,640.91	2,606.28	4,694.29	$141,916.82
Charitable Contributions	12.50		10.42	10.42	10.42	10.42	10.42	10.42	10.42	10.42	10.42	10.42	$116.70
Customer Support													$0.00
Customer Support Software	49.00	49.00	49.00	49.00	49.00	49.00	689.00	627.00	658.00	658.00	518.00	588.00	$4,032.00
Customer Support Team	50.00	500.00	500.00	500.00	500.00	500.00	500.00	500.00	500.00	500.00	500.00	500.00	$5,550.00
Total Customer Support	99.00	549.00	549.00	549.00	549.00	549.00	1,189.00	1,127.00	1,158.00	1,158.00	1,018.00	1,088.00	$9,582.00
Dues & Subscriptions													$0.00
Internal / Admin Software Licenses	588.37	605.91	620.91	651.05	807.07	636.73	755.76	1,042.20	631.45	1,092.01	1,287.29	1,261.54	$9,980.29
Total Dues & Subscriptions	588.37	605.91	620.91	651.05	807.07	636.73	755.76	1,042.20	631.45	1,092.01	1,287.29	1,261.54	$9,980.29
Engineering Software Licenses	63.99	83.99	83.99	83.99	102.49	78.99	107.79	107.79	107.79	107.79	288.89	442.12	$1,659.61
Finance													$0.00
Bank Account Fees	95.00	95.00	95.00		120.20	163.60	104.26	95.00	95.00	95.00		0.09	$958.15
Exchange Listing Fees									21,000.00				$21,000.00
Market Making - SPORTS Token										57,338.31			$57,338.31
Wire Fees				95.00									$95.00
Total Finance	95.00	95.00	95.00	95.00	120.20	163.60	104.26	95.00	21,095.00	57,433.31		0.09	$79,391.46
Insurance													$0.00
General Liability Insurance				102.50									$102.50
Total Insurance				102.50									$102.50
Investors Expense													$0.00
Fundraising/Investor Pitches	66.30		171.89	10,209.99	840.23	137.39	864.05	2,092.89	319.89		1,365.17		$16,067.80
Total Investors Expense	66.30		171.89	10,209.99	840.23	137.39	864.05	2,092.89	319.89		1,365.17		$16,067.80

Accrual Basis Tuesday, April 12, 2022 12:52 AM GMT-04:00

1/3

ZenSports, Inc.

Profit and Loss

January - December 2019

	JAN 2019	FEB 2019	MAR 2019	APR 2019	MAY 2019	JUN 2019	JUL 2019	AUG 2019	SEP 2019	OCT 2019	NOV 2019	DEC 2019	TOTAL
Loyalty & Customer Success													$0.00
SPORTS Rewards Program	3,945.35	4,195.35	4,195.35	13,945.35	13,945.35	13,945.35	13,945.35	14,266.41	41,911.01	61,090.14	93,291.11	29,076.10	$307,752.22
Total Loyalty & Customer Success	3,945.35	4,195.35	4,195.35	13,945.35	13,945.35	13,945.35	13,945.35	14,266.41	41,911.01	61,090.14	93,291.11	29,076.10	$307,752.22
Marketing													$0.00
Betting Tips/Calls						820.00	670.00	520.00	125.00				$2,135.00
Blogging	40.00	40.00	40.00	40.00	40.00	40.00	78.00	45.00	45.00	45.00	45.00	45.00	$543.00
Branded Clothing				753.56								1,164.79	$1,918.35
Conferences/Trade Shows				5,430.54						2,500.00	12,500.00		$20,430.54
Digital Partners	18.00												$18.00
Email Campaigns	217.24	119.95	289.90	236.96	311.90	161.85	411.85	286.85	286.85	686.80	286.85	387.42	$3,684.42
Facebook Ads	506.90	560.06	750.00	1,920.36	1,308.68	900.00	722.39	779.52	76.14	142.31	-118.60		$7,547.76
LinkedIn Ads			174.50	19.98									$194.48
Print Collateral & Swag				956.52	-494.16								$462.36
Promotional Market Making Bets	1,000.00	1,867.48	1,867.47										$4,734.95
Referral Bonuses	49.00	49.00	49.00	49.00	49.00	49.00	49.00			49.00			$392.00
Tournament Sponsorships	100.00	100.00	100.00	100.00									$400.00
Total Marketing	1,931.14	2,736.49	3,270.87	9,506.92	1,215.42	1,970.85	1,931.24	1,631.37	532.99	3,423.11	12,713.25	1,597.21	$42,460.86
Office/Admin Expenses													$0.00
Mailbox & Shipping	120.83	30.00	30.00	116.82	30.00	34.05	30.00	30.00	30.00	30.00	30.00	30.00	$541.70
Office Supplies			11.92	7.43	38.97				24.94		327.05	22.99	$433.30
Printing	9.38		1.96	4.96		1.82							$18.12
Total Office/Admin Expenses	130.21	30.00	43.88	129.21	68.97	35.87	30.00	30.00	54.94	30.00	357.05	52.99	$993.12
Payroll Expenses													$0.00
Taxes	433.50	433.50	297.50	229.50	259.72	306.00	966.72	1,338.22	1,109.25	1,109.25	1,128.38	1,147.50	$8,759.04
Wages	3,000.00	3,000.00	3,000.00	3,000.00	3,395.00	4,000.00	8,807.69	15,100.00	14,500.00	14,500.00	14,750.00	15,000.00	$102,052.69
Total Payroll Expenses	3,433.50	3,433.50	3,297.50	3,229.50	3,654.72	4,306.00	9,774.41	16,438.22	15,609.25	15,609.25	15,878.38	16,147.50	$110,811.73
PR			323.10				534.00	458.00	823.00	1,049.00			$3,187.10
Product													$0.00
Customer Usability	5,000.00												$5,000.00
Phone Data Plans	312.31	281.67	281.67	281.67	281.23	271.26	337.90	366.73	280.23	266.35	267.31	266.86	$3,495.19
Total Product	5,312.31	281.67	281.67	281.67	281.23	271.26	337.90	366.73	280.23	266.35	267.31	266.86	$8,495.19
Professional Services													$0.00
CPA							375.00						$375.00
Design Services	19.90	77.00	138.22	760.19	257.68	33.99	141.79	258.22	33.99	4,457.99	4,815.22	4,034.99	$15,029.18
Engineering Contractors	7,045.00	6,823.33	8,194.99	8,525.00	6,825.00	12,275.00	9,625.00	14,950.00	7,749.99	11,889.99	11,714.99	9,514.99	$115,133.28
Legal Fees		528.68	17,177.33	200.00	594.00	9,557.90	38,750.00				5,615.00	10,658.00	$83,080.91
Website Development	695.00	440.00	1,380.00	1,460.00	185.00	185.00	815.00			965.00			$6,125.00
Total Professional Services	7,759.90	7,869.01	26,890.54	10,945.19	7,861.68	22,051.89	49,706.79	15,208.22	7,783.98	17,312.98	22,145.21	24,207.98	$219,743.37
Recruiting													$0.00
Job Postings										413.00			$413.00
Total Recruiting										413.00			$413.00
Regulatory & Compliance													$0.00
Background Checks & Investigations			156.00										$156.00
Business Licenses/Fees			380.00		1,144.06		165.00			18.23	25.00	191.24	$1,923.53
Gaming Licenses							6,415.37			4,680.04			$11,095.41
Total Regulatory & Compliance			536.00		1,144.06		6,580.37			4,698.27	25.00	191.24	$13,174.94
Rent & Office Space	1,362.50	1,250.00	1,375.00	3,840.32	2,050.00	2,050.00	2,362.50	4,608.50	4,658.50	4,408.50	5,546.00	4,346.00	$37,857.82
Sales Expense													$0.00
Client Meals/Drinks								156.40		226.09			$382.49
Sales Software	64.99	64.99	64.99	64.99	64.99	64.99	64.99	64.99	64.99	64.99	64.99	64.99	$779.88
Total Sales Expense	64.99	64.99	64.99	64.99	64.99	64.99	64.99	221.39	64.99	291.08	64.99	64.99	$1,162.37

Accrual Basis Tuesday, April 12, 2022 12:52 AM GMT-04:00

2/3

ZenSports, Inc.

Profit and Loss

January - December 2019

	JAN 2019	FEB 2019	MAR 2019	APR 2019	MAY 2019	JUN 2019	JUL 2019	AUG 2019	SEP 2019	OCT 2019	NOV 2019	DEC 2019	TOTAL
Travel													$0.00
Airfare				789.20		3,067.06		367.96	377.52		1,032.66		$5,634.40
Baggage Fees				279.99						60.00			$339.99
Ground Transportation				432.32	25.74	128.91	199.58	256.97	69.72	336.51	559.30	150.32	$2,159.37
Lodging		109.00		2,416.30	462.53	1,214.45		930.83	755.03		613.59		$6,501.73
Meals/Drinks	25.01	17.85	21.60	574.57	34.11	147.57	418.94	456.50	4.25	335.89	370.87	38.00	$2,445.16
Mileage							221.10	84.06					$305.16
Parking	7.82	19.00	23.77	270.00	17.50	172.00	96.00	313.00	2.50	117.49	158.00		$1,197.08
WiFi during Travel				48.99		18.86		8.00	8.00	47.95		8.00	$139.80
Total Travel	32.83	145.85	45.37	4,811.37	539.88	4,748.85	935.62	2,417.32	1,217.02	897.84	2,734.42	196.32	$18,722.69
Uncategorized Expense						18.20							$18.20
Unrealized Gains/Losses												11,553,202.09	$11,553,202.09
Total Expenses	$26,029.40	$24,907.29	$44,324.56	$60,528.82	$35,549.59	$53,226.65	$91,682.13	$62,618.41	$207,568.56	$173,931.96	$159,598.77	$11,636,845.74	$12,576,811.88
NET OPERATING INCOME	$ -31,155.75	$ -29,453.22	$ -48,195.55	$ -65,758.47	$ -49,507.86	$ -59,864.20	$ -98,151.46	$ -63,108.94	$ -211,080.35	$ -167,692.80	$ -148,938.58	$ -11,609,968.89	$ -12,582,876.07
Other Income													
Cryptocurrency Appreciation				100.00									$100.00
Total Other Income	$0.00	$0.00	$0.00	$100.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$100.00
Other Expenses													
Miscellaneous						0.00						8.53	$8.53
Total Other Expenses	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$8.53	$8.53
NET OTHER INCOME	$0.00	$0.00	$0.00	$100.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$ -8.53	$91.47
NET INCOME	$ -31,155.75	$ -29,453.22	$ -48,195.55	$ -65,658.47	$ -49,507.86	$ -59,864.20	$ -98,151.46	$ -63,108.94	$ -211,080.35	$ -167,692.80	$ -148,938.58	$ -11,609,977.42	$ -12,582,784.60

Accrual Basis Tuesday, April 12, 2022 12:52 AM GMT-04:00

3/3

SCHEDULE 4.5

Gambling Handle Calculation & Policy

Per the Seller’s accounting policy for virtual currency that the Company’s CPA composed, the value of SPORTS tokens reported should reflect the fair market value (“FMV”)  of such Tokens at the end of the reporting period. Seller determined the FMV by following reasonable approaches such as considering market conditions, supply and demand, and other qualitative factors. As a privately held entity, Seller has had full purview over this FMV determination process. In addition, Seller separates out the FMV for revenue/expense purposes and balance sheet purposes because it determined that the value attributed to growth should reflect what customers are willing to transact with it vs assets held on the Seller’s balance sheet and what it could get in the open market from liquidating all of its SPORTS token holdings.

The Seller used the following FMV in the calculation of revenues and expenses:

1.The original minting of SPORTS tokens in July 2019 was done based on an FMV of $0.0025/token. When minting a brand new token that never previously existed, it’s difficult to come up with a quantitative approach for determining the FMV of a new token. As such, the FMV at the time of minting of the new token was determined using as many reasonable assumptions as could be afforded. During July 2019, the Seller raised a SAFE round of funding from investors at a $4.75M pre-money Valuation Cap (approx. $6M post-money Valuation Cap). It was determined to make the initial SPORTS token total valuation represent approximately double the Valuation Cap of the SAFE because of the immense popularity and demand for tokens at the time. A $12M SPORTS token total valuation divided by approximately 5B SPORTS tokens in circulation = $0.0024/token. This was rounded this up to $0.0025/token for marketing and ease of use purposes.

2.The $0.0025/token minting FMV was kept for revenue and expense calculation purposes from the minting in July 2019 through December 2020. Despite the fact that the actual token price traded lower than this on exchanges such as Dcoin, P2PB2B, and the Seller’s own exchange, these exchanges all had extremely low liquidity and order book volume, and one small trade could easily send the token price skyrocketing or tanking, thus making the actual trading price of the token a poor use of FMV determination. The Seller continued rapid customer growth and raising additional rounds of funding at significantly higher valuations, and so the determination was made to continue using the original minting price of $0.0025/token for the FMV through December 2020.

3.In January 2021, in an effort to decentralize and preserve cash flow, the Seller made the determination to not actively spend money to vigorously support the token price in its own trading exchange. Thus, the Seller determined that it would be best to lower the FMV used in its revenue and expense calculation from $0.0025/token to $0.00105 per token. This new FMV was used through July 31, 2021, at which time, the Seller discontinued its international operations and no longer needed to calculate the exchange rate for revenue or expense purposes.

SCHEDULE 4.6

Ordinary Course of Business Exceptions

1.Purchaser hired several employees and independent contractors of Seller on June 16, 2022.

SCHEDULE 4.7(b)

Business Contracts

Vendor	In Effect?	MSA/SOW Start Date	Termination Date	Frequency	Amount	Notes
Acceleprise	No	1/15/2018	5/18/2018	Monthly	$800.00	Sublease for Acceleprise accelerator.
Ace Lim	No	4/19/2022	7/25/2022	Invoice; 15th and Last	Varies; $1000	Esports contractor.
Aguila Media	No	2/14/2022	3/31/2022	Invoice	$70,000.00	$45k Base Pay + $25K Marketing budget.
Algolia	Yes	9/27/2021	N/A	Monthly Subscription	$6,804.16	Search as a Service.
Amalgam	No	9/2/2020	12/1/2020	Monthly	$5,000.00	Marketing vendor.
AMB Crypto	No	5/20/2020	5/31/2020	One time	$1,800.00	Crypto marketing.
Bad Crypto Podcast	No	12/13/2018	12/15/2018	One time	$6,000.00	STO podcast marketing.
Between The Lines Animations	No	3/2/2020	2/28/2022	Two Payments	$4,000.00	Animation video.
Billiard Palacade	No	12/15/2017	12/15/2017	One time	$2,500.00	Rec sports product launch.
block42	No	4/7/2020	4/30/2020	One time	$480.00	Crypto marketing.
Blockchain Badlands	No	11/4/2021	7/25/2022	N/A	Varies	Esports marketing.
BMM	Yes	4/16/2019	N/A	Invoice	Varies	Independent Test Lab tech certification.
Bookwise	No	8/19/2020	9/19/2020	N/A	N/A	Potential Colorado casino property purchase deal that never materialized.
Boulter Developments, LLC	No	1/27/2021	3/12/2021	N/A	N/A	Potential Colorado sports betting skin deal that never materializedl.
CertiK	No	8/13/2020	3/22/2022	Invoice	$29,000.00	$6,000 for SPORTS token smart contract audit; $23,000 for NFT smart contract audit.
Chris Beddie	No	3/28/2019	8/31/2019	Monthly	$200.00	Sports betting tips
Christine Love	No	9/3/2021	7/25/2022	Invoice	Varies	$150/tournament
Christopher Felix	No	12/31/2021	7/25/2022	Invoice	Varies	$100/tournament
CMX Cinemas	No	3/12/2022	N/A	Invoice	$1,737.50	NFT event.
Coingape	No	5/14/2020	5/31/2020	One time	$960.00	Digital marketing
Cointelligence	No	6/1/2020	7/15/2020	One time	$4,250.00	Digital marketing
DevTeamSpace	No	3/2/2017	3/31/2017	One time	$360.00	Development work as needed.
Djordje Simonovic	No	7/9/2021	7/25/2022	Invoice	Varies	$350/Video
DocuSign	Yes	10/12/2020	N/A	Annual Subscription	$1,920.01	E-signatures.
eBrandz	No	1/2/2020	12/31/2020	Monthly	$948.00	SEO marketing

Elite Marketing Group LLC	No	12/3/2021	12/1/2021	Invoice	$10,000.00	DCentral
Epiphany Peters	No	1/25/2022	7/25/2022	Invoice	$75/month	No invoices sent
Eric Tansley	No	11/10/2021	7/25/2022	Invoice	Varies	$150/tournament
Eric Thies	No	11/4/2018	12/4/2018	Six Payments	$1,500.00	STO marketing
Esports Insider	No	5/20/2020	6/30/2020	One time	$900.00	Digital marketing.
ESTNN	No	7/28/2020	7/26/2022	Invoice	$1,000.00
F50	No	9/11/2017	9/21/2017	One time	$10,000.00	Tech conference exhibitor
Gamblers Post	No	5/11/2020	6/30/2020	One time	$500.00	Digital marketing
Genesis Exhibits	No	11/16/2021	12/2/2021	Invoice	$5,085.00	Exhibit booth design and preparation.
Genius Sports Media	No	5/13/2020	5/20/2020	Invoice	$1,000.00	Digital marketing.
Hatch Today	No	10/17/2016	1/31/2017	Monthly	$1,200.00	Co-working desk
Hosho	No	11/20/2018	11/28/2018	One time	$22,500.00	STO smart contract audit.
iBriz	No	6/11/2019	1/27/2020	Four Payments	$2,000.00	SPORTS token dividend distributions
ICONist G3 Partners	No	3/5/2020	4/5/2020	One time	$1,500.00	Token press.
iGaming Next	No	4/27/2022	5/13/2022	Invoice	$7,862.96	Invoice not paid.
In The Keep	No	9/29/2021	09/30/2022	Invoice	Variable	Esports marketing.
Income Access	Yes	3/5/2020	N/A	Invoice	$500.00	Never implemented
Iris (Bambuser)	No	8/23/2017	11/27/2020	Invoice	Variable	Streaming as a Service.
Jared Grubbs	No	9/4/2021	7/25/2022	Invoice	Varies	Esports marketing.
Jess Udy	Yes	6/4/2021	N/A	Invoice	Varies	$125/episode
JFR Content	No	7/3/2020	6/21/2022	Invoice	Varies	JFR Content, LLC
Jonathan Mui	Yes	11/8/2017	N/A	Hourly	$80.00	Development work as needed.
Jordan Terry	Yes	11/11/2019	N/A	Hourly	$125.00	Design work as needed.
Josh Principe	Yes	10/16/2017	N/A	Hourly	$150.00	Design work as needed.
KABN	No	10/18/2018	10/18/2019	Variable	Variable	STO white listing and KYC verifications.
Katie Mox	No	10/13/2020	7/25/2022	Invoice	$250.00	Ask Jacob
Koosha Jaferian	No	1/24/2022	7/25/2022	Invoice	$75/month	Esports marketing.
Lefong Hua	No	5/3/2022	7/25/2022	Invoice	$320/month	Esports marketing.
LSports	Yes	6/9/2021	N/A	Invoice	3000 EUR/month + fees	Sports data as a Service.
Luis Dominguez	No	6/1/2022	7/25/2022	Invoice; 15th and Last	$2,500.00	Esports marketing.
Luke Jech	No	11/16/2021	7/25/2022	Invoice	Varies	$35/video, $8/stream
Marketo	No	3/2/2020	3/1/2021	Quarterly	$4,722.50	Marketing automation.

Media Strike	Yes	6/1/2020	7/1/2020	One time	$2,500.00	Digital marketing.
MicroVentures	No	7/18/2018	8/26/2021	Two Payments	Commission only

MicroVentures is a licensed broker-dealer platform and investor. They received a commission on the 2018 SAFTE and Series A funding that were raised by the Seller. Agreement also signed for Series B, but we chose not to raise through their platform.

MLG Blockchain	No	8/27/2018	8/18/2020	Invoice	$20,000 + Expenses	STO marketing.
Namig Guliyev		1/17/2022	1/23/2022	Invoice	$250.00	Esports marketing.
Network Security Associates	Yes	1/4/2022	N/A	Monthly Subscription	$12,400.00	Nevada hosting.
NewsWatch	No	11/1/2018	11/30/2018	One time	$3,200.00	STO marketing.
No Rest Labs	No	7/23/2018	12/15/2018	Hourly	Variable	Development work as needed (only used for SPORT security token smart contract).
NuCO2	Yes	2/1/2022	N/A	Invoice	Variable	Carbonation for Finish Line Bar at Big Wheel Casino.
Ocean Communications LTD	Yes	04/23/2019	N/A	Quarterly	$450/quarter	ISP in Curacao.
Omar Gonzalez	No	8/20/2020	7/26/2022	Invoice	Varies	Development work as needed.
Onyx	No	11/8/2016	1/3/2017	Two Payments	$19,875.00	Rec sports website and product design
Pedram Malakian	No	7/27/2020	7/26/2022		$1,000.00	Esports marketing.
Peter Smrcak	No	7/12/2021	7/25/2022	Invoice	Varies	$150/tournament, $80/server
Platinum Crypto Academy	No	7/3/2020	07/31/2020	One time	0.5 BTC	Crypto marketing.
Prime Trust	Yes	9/15/2021		Monthly Subscription	$2,500.00	Fiat payment processing.
Quicksilver	Yes	11/29/2020	N/A	One time	Commission only

Quicksilver is a licensed broker-dealer and has a right to receive a commission on any M&A or financing transactions that they explicitly introduce us to. Doesn't apply (obviously) to KeyStar acquisition.

R.L. Bryer	No	3/11/2020	3/31/20220	One time	$600.00	Crypto marketing.
Reed Exhibitions	No	9/14/2021	10/7/2021	Invoice	$12,120.00	Exhibit booth design and preparation.
RoundlyX	No	3/8/2022	3/31/2022	Invoice	$5,000.00	NFT marketing.
SBC	No	1/1/2021	12/2/2021	Invoice	$11,000.00	Sport Global USA Inc.
Schalk Henrik de Klerk	No	3/2/2022	7/25/2022	Invoice	1 ZenSportsian	Esports marketing.
Sebastian Bala	No	3/1/2022	3/28/2022	Invoice	$1,500.00	Esports marketing.

Sendbird	No	6/6/2017	2/28/2022	Monthly Subscription	$599.00	Chat as a Service.
Shufti Pro	No	5/14/2019	5/30/2020	Monthly Subscription	Variable	KYC/AML verifications.
SMG Exposition Services	No	12/1/2021	12/2/2021	Invoice	$213.73	Exhibit booth design and preparation.
SnackNation	No	3/7/2020	12/21/2020	Monthly Subscription	$199.00	Office snacks.
Solutions at Work	Yes	9/23/2021	N/A	Invoice	Varies	Never implemented
Speakeasy Marketing	No	12/10/2018	12/31/2018	One time	$70.00	Digital marketing.
Sports Business Journal	No	3/22/2022	4/13/2022	One time	$4,000.00	SportTechie conference.
SportsData	Yes	8/1/2020	07/31/2022	Monthly Subscription	$6,000.00	Sports data as a Service.
SPROCKIT	No	9/26/2019	9/26/2020	Invoice	$15,000.00	B2B partner marketing.
SuperWhale Inc	No	2/18/2022	3/5/2022	Invoice	$3,000.00	Esports marketing.
The Blue Moon Dolphin Cruises	No	6/23/2021	6/25/2021	One time	$700.00	Team building event.
The Crypto Consultants	Yes	3/7/2020	N/A	Project	Variable	Crypto marketing.
The Mandalay Group	No	8/13/2019	8/21/2019	One time	$2,000.00	#PAY Symposium (conference).
Tiago Guerra Oliveira	No	2/9/2022	3/5/2022	N/A	N/A	No monetary compensation from either the Consultant or the Company will be required.
Tyrone Carey	No	10/4/2021	7/25/2022	Invoice	Variable	Esports marketing.
Umergence	Yes	9/21/2021	9/21/2022	One time	Commission only	Umergence is a licensed broker-dealer and has a right to receive a commission on any financing transactions that they explicitly introduce us to. Doesn't apply (obviously) to KeyStar acquisition.
Vanista Marketing	No	3/3/2020	4/3/2020	Monthly Subscription	$250.00	Social media marketing.
Victor Schuster	No	5/29/2019	06/30/2019	One time	Commission only	Finder Fee Agreement (international).
WDS Media	No	3/12/2020	3/31/2020	One time	$1,000.00	Digital marketing.
WeWork	Yes	Miami - 10/1/2021 Las Vegas - 11/1/2021	Vegas only - 10/31/2022	Monthly Subscription	$8,800.00	Las Vegas WeWork office terminating on 10/31/2022. Miami WeWork office being renewed through 09/30/2023.

SCHEDULE 4.8(a)

Tangible Acquired Assets with Leasehold Interest

1.Leased server space with Network Security Associates

SCHEDULE 4.9

Inventory

1.Approximately 1,572,367,601 SPORTS utility tokens held in total across the following Seller wallet addresses:

a.Reserve:

b.Token Bonus Plan:

c.Marketing:

d.Master Wallet for App Transactions:

e.Goods & Services:

f.SPORTS API Gas:

g.Trading:

h.Test Wallet:

i.Test Wallet:

2.All rights related to the un-minted NFTs listed in the “Items” section at https://opensea.io/collection/zensportsians

3.P2PB2B Market Making Wallet: https://p2pb2b.com/trade/SPORTS_USDT/

4.Marketing swag and conference marketing materials in storage, including booth signs, company-branded clothing, and other company-branded swag.

SCHEDULE 4.12(a)

Business Intellectual Property Exceptions

NONE

SCHEDULE 4.12(b)

IP Agreements

Vendor Name	Approximate Annual Cost	Current Contract Start Date	Purpose
Heroku	$190,000	N/A - SaaS	Hosting
Network Security Associates	$150,000	July 27, 2021	Hosting
Algolia	$82,000	September 27, 2021	Search as a Service
SportsData	$72,000	August 1, 2020	Sports Data Provider

SCHEDULE 4.13(a)

SPORTS Utility Token Benefits

1.The Seller’s customers can wager on sports within the ZenSports app using SPORTS utility tokens.

2.The Seller’s customers can earn discounts, cash back, bonuses, and other rewards when betting with SPORTS tokens.

3.The Seller’s customers can trade SPORTS utility tokens within the ZenSports trading exchange or the P2PB2B trading exchange (additional exchanges to launch in the future).

4.Other benefits and rewards may be offered in the future.

SCHEDULE 4.13(d)

Disruptions to Trading of SPORTS Tokens

1.The Seller initially listed its SPORTS tokens for trading on a Singapore-based cryptocurrency exchange called DCoin on September 12, 2019. In January 2020, DCoin had a security breach and technical bug that led to a disruption in the trading of SPORTS tokens and subsequently, a significant drop in the price of SPORTS. On January 20, 2020, the Seller formally submitted a letter to DCoin, requesting immediate removal of the SPORTS token listing from its exchange. As a replacement for our Dcoin listing, the Seller built out its own cryptocurrency trading exchange within ZenSports, where customers can trade SPORTS tokens directly in the ZenSports app. This gives the Seller full control over the customer experience. The Seller also later in 2020 listed its SPORTS token on cryptocurrency trading exchange P2PB2B, and there have been no issues or interruptions with its listing there.

SCHEDULE 4.14

Insurance Policies

1.Business Owner’s Policy:

•Broker: Embroker

•Coverage Provided By: CONTINENTAL CASUALTY COMPANY

•Effective Dates: 07/15/2022 – 07/15/2023

PROPERTY COVERAGE LIMIT OF INSURANCE

The following deductible applies unless a separate deductible is shown on the Schedule of

Locations and Coverage.

Deductible: $500

Business Income and Extra Expense Coverage

Business Income and Extra Expense 12 Months Actual Loss Sustained

Business Income and Extra Expense - Dependent Properties $10,000

Employee Dishonesty $25,000

Forgery and Alteration $25,000

LIABILITY COVERAGE LIMIT OF INSURANCE

Liability and Medical Expense Limit - Each Occurrence $1,000,000

Medical Expense Limit -- Per Person $10,000

Personal and Advertising Injury $1,000,000

Products/Completed Operations Aggregate $2,000,000

General Aggregate $2,000,000

Damage To Premises Rented To You $1,000,000

Employment Practices/Fiduciary Liability Retroactive Date: 07/15/2021 $10,000

EPLI Deductible: $0

Hired Auto Liability $1,000,000

Nonowned Auto Liability $1,000,000

POLICY NUMBER INSURED NAME AND ADDRESS

B 7012856323 ZenSports, Inc.

750 N SAN VICENTE BLVD

WEST HOLLYWOOD, CA 90069

SCHEDULE OF LOCATIONS AND COVERAGE

LOCATION 1 BUILDING 1

750 N San Vicente Blvd

West Hollywood, CA 90069

Construction: Fire Resistive

Class Description: PRE-PACKAGED SOFTWARE - DEVELOPMENT & DESIGN

Inflation Guard 3%

Windstorm or Hail Deductible: $25,000

PROPERTY COVERAGE LIMIT OF INSURANCE

Accounts Receivable $25,000

Building Not Covered

Business Personal Property $510

Electronic Data Processing $50,000

Equipment Breakdown $510

Fine Arts $25,000

Ordinance or Law - Demolition Cost, Increased Cost of Construction $25,000

Seasonal Increase: 25%

Sewer or Drain Back Up $25,000

Valuable Papers & Records $25,000

SCHEDULE 4.15

Litigation Matters

1.The Associated Press represented by Higbee & Associates – Our marketing team accidentally wrote a blog post that included an image of baseballs that were taken by the Associated Press. The Associated Press requested a settlement in the amount of $1,250 for violating their trademarked image, which we paid and subsequently took the image down from the blog post.

SCHEDULE 4.19(e)

Employment Law Exceptions

1.Mark Thomas Retroactive Compensation and Release of Wage Claims – Between August 2016 and November 2020, Mark Thomas took $0 salary, which could have technically been viewed as a potential wage claim. Mark Thomas was retroactively paid minimum wages for that time period in January 2022 and signed the a Release of Wage Claims Agreement with the Seller, which has been made available to Purchaser.

SCHEDULE 4.20

Tax Exceptions

1.The Seller received an extension on filing its 2021 tax return, which it intends to file in September 2022.

2.The Seller has approximately $55,000 in payroll taxes from FY 2022 Q2 that will be paid in September 2022.

SCHEDULE 4.21

Related Party Property

1.Mark Thomas is the sole owner of ZenSports Limited, a Malta private limited liability company.

SCHEDULE 6.6(c)

Post-Closing Capitalization of Purchaser